     As filed with the Securities and Exchange Commission on May 30, 1996
                                                   REGISTRATION NO. 333-[  ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                           CONTINENTAL AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                            4512                                 74-2099724
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)



                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        ------------------------------
                            JEFFERY A. SMISEK, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CONTINENTAL AIRLINES, INC.
                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019
                                (713) 834-2950
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         COPIES OF CORRESPONDENCE TO:

                             MICHAEL L. RYAN, ESQ.
                      CLEARY, GOTTLIEB, STEEN & HAMILTON
                               ONE LIBERTY PLAZA
                           NEW YORK, NEW YORK  10006

                        ------------------------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                       OF THE SECURITIES TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        ------------------------------
                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                           PROPOSED          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE    MAXIMUM OFFERING     AGGREGATE OFFERING      AMOUNT OF
    TO BE REGISTERED                     REGISTERED      PRICE PER UNIT          PRICE (1)        REGISTRATION FEE(2)
- ----------------------------------------------------------------------------------------------------------------------
1996-A Pass Through Certificates       $269,518,000          100%              $269,518,000          $ 92,937
- --------------------------------------------------------------------------------------------------------------------
1996-B Pass Through Certificates       $ 94,332,000          100%              $ 94,332,000          $ 32,528
- --------------------------------------------------------------------------------------------------------------------
1996-C Pass Through Certificates       $ 74,117,000          100%              $ 74,117,000          $ 28,558
- --------------------------------------------------------------------------------------------------------------------
1996-D Pass Through Certificates       $ 51,300,000          100%              $ 51,300,000          $ 17,690
- --------------------------------------------------------------------------------------------------------------------
Total                                  $489,267,000          100%              $489,267,000          $168,713
====================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.
(2)  Fee was previously paid with the Registration Statement on Form S-3
     (File No. 33-79688).
                             --------------------
     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUSES INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATE TO $510,733,000 IN AGGREGATE PRINCIPAL AMOUNT OF PASS THROUGH CERTIFICATES AND DEBT SECURITIES PREVIOUSLY REGISTERED UNDER A REGISTRATION STATEMENT ON FORM S-3
(FILE NO. 33-79688).
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================


                          CONTINENTAL AIRLINES, INC.
                             CROSS-REFERENCE SHEET

      PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN THE PROSPECTUS
                       OF INFORMATION REQUIRED BY ITEMS IN FORM S-4

                 ITEM
                 ----
  1.  Forepart of the
      Registration Statement and
      Outside Front Cover Page
      of Prospectus....................     Facing Page of the Registration Statement; Cross Reference
                                             Sheet; Outside Front Cover Page of Prospectus
  2.  Inside Front and Outside
      Back Cover Pages of
      Prospectus.......................     Available Information; Outside Back Cover Page of Prospectus

  3.  Risk Factors, Ratio of
      Earnings to Fixed Charges
      and Other Information............     Prospectus Summary; Risk Factors; The Company; Selected Financial Data

  4.  Terms of the Transaction.........     Prospectus Summary; Risk Factors; The Exchange Offer;
                                             Description of New Certificates; Plan of
                                             Distribution; Certain Federal Income Tax Considerations
  5.  Pro Forma Financial
      Information......................      Not Applicable

  6.  Material Contracts With the
      Company Being Acquired...........      Not Applicable

  7.  Additional Information
      Required for Reoffering by
      Persons and Parties Deemed
      to be Underwriters...............      Not Applicable

  8.  Interests of Named Experts
      and Counsel......................     Not Applicable

  9.  Disclosure of Commission
      Position on
      Indemnification for
      Securities Act Liabilities.......     Not Applicable

 10.  Information with Respect
      to S-3 Registrants...............     Prospectus Summary; The Company; Recent Developments

 11.  Incorporation of Certain
      Information by Reference.........     Available Information; Incorporation of Certain Documents
                                             by Reference
 12.  Information with Respect
      to S-2 or S-3 Registrants........     Not Applicable

 13.  Incorporation of Certain
      Information by Reference.........     Not Applicable

 14.  Information with Respect
      to Registrants Other Than
      S-3 or S-2 Registrants...........     Not Applicable

 15.  Information with Respect
      to S-3 Companies.................     Not Applicable


 16.  Information with Respect
      or S-2 to S-3 Companies..........     Not Applicable

 17.  Information with Respect
      to Companies Other Than
      S-3 or S-2 Companies.............     Not Applicable

 18.  Information if Proxies,
      Consents or Authorizations
      Are to be Solicited..............     Not Applicable

 19.  Information if Proxies,
      Consents or Authorizations
      Are Not to be Solicited or
      in an Exchange Offer.............     Prospectus Summary; The Exchange Offer; Description of
                                             New Certificates


                               INTRODUCTORY NOTE

     This Registration Statement contains three forms of prospectus: (i) a prospectus relating to the offer to exchange Pass Through Certificates, Series 1996, (ii) a prospectus relating to the Offering of Pass Through Certificates and (iii) a prospectus relating to the Offering of Debt Securities. The Prospectuses described in (ii) and (iii) were previously included in Registration Statement (File No. 33-79688).

                   SUBJECT TO COMPLETION--DATED MAY 30, 1996
PROSPECTUS
                          Continental Airlines, Inc.
           Offer to Exchange Pass Through Certificates, Series 1996, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding Pass Through Certificates, Series 1996

      The Exchange Offer will expire at 5:00 p.m., New York City time, on
                    [_____________], 1996, unless extended.

     Pass Through Certificates, Series 1996 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding Pass Through Certificates, Series 1996 (the "Old Certificates"), of which $489,267,000 aggregate principal amount is outstanding as of the date hereof. The New Certificates and the Old Certificates are collectively referred to herein as the "Certificates."

     Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be [_________], 1996 (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company and to the terms of the Registration Rights Agreement (as defined herein). Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

     The New Certificates will be entitled to the benefits of the same Pass-Through Trust Agreements (as defined herein) which govern the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not contain terms with respect to the interest rate step-up provisions and the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of New Certificates."

                                                      (continued on next page)
                             --------------------
     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 28 OF THIS PROSPECTUS.
                             --------------------



                                                                    Final Expected
  Pass Through Certificates    Principal Amount    Interest Rate   Distribution Date
  -------------------------    ----------------    -------------   -----------------
  1996-A...................      $269,518,000          6.94%        October 15, 2013
  1996-B...................      $ 94,332,000          7.82%        October 15, 2013
  1996-C...................      $ 74,117,000          9.50%        October 15, 2013
  1996-D...................      $ 51,300,000         12.48%        October 15, 2013
                                 ------------
TOTAL                            $489,267,000
                             --------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 1996

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+ OF ANY SUCH STATE.                                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     Each Certificate represents a fractional undivided interest in one of the four Continental Airlines 1996 Pass Through Trusts (the "Class A Trust", the "Class B Trust", the "Class C Trust" and the "Class D Trust" and, collectively, the "Trusts") formed pursuant to four separate pass through trust agreements (the "Pass Through Trust Agreements") between Continental and Wilmington Trust Company (the "Trustee"), as trustee under each Trust. Pursuant to an Intercreditor Agreement (as defined herein), (i) the Certificates of the Class B Trust are subordinated in right of payment to the Certificates of the Class A Trust, (ii) the Certificates of the Class C Trust are subordinated in right of payment to the Certificates of the Class B Trust and (iii) the Certificates of the Class D Trust are subordinated in right of payment to the Certificates of the Class C Trust. Payments of interest on the Certificates issued by each Trust (other than the Class D Trust) are supported by separate liquidity facilities for the benefit of the holders of such Certificates, each such facility provided initially by Credit Suisse, acting through its New York branch, in an amount sufficient to pay interest thereon at the applicable interest rate for such Trust on six successive quarterly distribution dates. The Certificates issued by the Class D Trust were acquired by the Owner Participant (as defined herein) or its affiliate.

     The property of the Trusts includes, among other things, equipment notes (the "Equipment Notes") issued on a nonrecourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with 18 separate leveraged lease transactions that refinanced the indebtedness of such Owner Trustees, originally incurred to finance the purchase of nine Boeing 737-524 aircraft and nine Boeing 757-224 aircraft (collectively, the "Aircraft") which have been leased to Continental. The Equipment Notes in respect of each Aircraft were issued in four series. Each Trust has purchased one series of the Equipment Notes issued with respect to each of the Aircraft such that all of the Equipment Notes held in each Trust will have an interest rate corresponding to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Aircraft are secured by a security interest in such Aircraft and an assignment of the lease relating thereto, including the right to receive rentals payable with respect to such Aircraft by Continental. Although neither the Certificates nor the Equipment Notes are direct obligations of, or guaranteed by, Continental, the amounts unconditionally payable by Continental for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes held in the Trusts.

     All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on January 15, April 15, July 15 and October 15 of each year commencing on April 15, 1996. Such interest will be passed through to Certificateholders (as defined herein) of such Trust on each such date, in each case subject to the Intercreditor Agreement. See "Description of New Certificates--General" and "--Payments and Distributions." The New Certificates will accrue interest at the applicable per annum rate for such Trust, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. See "The Exchange Offer--Interest on New Certificates."

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 15, April 15, July 15 and October 15 in certain years, commencing on January 15, 1997, in the case of each of the Class A Trust, the Class B Trust and the Class C Trust and January 15, 1999, in the case of the Class D Trust, in accordance with the principal repayment schedule set forth below under "Description of New Certificates--Pool Factors" and "Description of the Equipment Notes--Principal and Interest Payments," in each case subject to the Intercreditor Agreement.

     Under each Pass Through Trust Agreement, an Event of Default will occur if the Trustee fails to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance (as defined herein) of the applicable Class of Certificates on the Final Maturity Date (as defined herein) for such Class or
(ii) interest due on such Certificates on any distribution date (unless the Subordination Agent (as defined herein) shall have made an Interest Drawing (as defined herein) in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Series A Notes is engaged in or intends to engage in a distribution of the Series B Notes or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

     Prior to this Exchange Offer, there has been no public market for the Old Certificates or New Certificates. If such a market were to develop, the New Certificates could trade at prices that may be higher or lower than their principal amount. Neither Continental nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or for quotation of the New Certificates through the National Association of Securities Dealers Automated Quotation System. One or more of CS First Boston Corporation, Morgan Stanley & Co. Incorporated, Lehman Brothers, Merrill Lynch & Co. and FIELDSTONE FPCG SERVICES, L.P. (the "Initial Purchasers") have previously made a market in the Old Certificates and Continental has been advised by the Initial Purchasers that one or more of them intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the pubic market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the New Certificates may be adversely affected. See "Risk Factors-- Absence of a Public Market for the New Certificates."

                             AVAILABLE INFORMATION

     Continental is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993.
Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

                  REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

     Wilmington Trust Company, in its capacity as Pass Through Trustee under each of the Trusts, will provide the certificateholders of each Trust certain periodic reports concerning the distributions made from such Trust. See "Description of New Certificates -- Reports to Certificateholders."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8, 1996 and April 10, 1996, respectively),
(ii) Continental's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (iii) Continental's Current Reports on Form 8-K, filed on January 31, 1996, March 26, 1996 and May 7, 1996.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM CONTINENTAL AIRLINES, INC., 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019, ATTENTION: SECRETARY, TELEPHONE (713) 834-2950. IN ORDER TO ENSURE TIMELY DELIVER OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
                  , 1996.

                              PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors should consider carefully the matters discussed under the caption "Risk Factors." Unless otherwise stated or unless the context otherwise requires, references to "Continental" or the "Company" include Continental Airlines, Inc. and its predecessors and subsidiaries. All route, fleet, traffic and similar information appearing in this Prospectus is as of or for the period ended March 31, 1996, unless otherwise stated herein.

                                  THE COMPANY

     Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first three months of 1996) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 175 airports worldwide.

     The Company operates its route system primarily through domestic hubs at Newark, Houston Intercontinental and Cleveland, and a Pacific hub on Guam and Saipan. Each of Continental's three U.S. hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam/Saipan hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 51%, 78%, 54% and 58% of all daily jet departures, respectively.

     Continental directly serves 118 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 57 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 52 weekly departures to five European cities and markets service to four other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations in Mexico than any other United States airline. In addition, Continental flies to four cities in South America and plans to commence service between Newark and Bogota, Colombia, with service on to Quito, Ecuador, in June 1996. Through its Guam/Saipan hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and its telephone number is (713) 834-2950.

                              THE EXCHANGE OFFER

Registration Rights Agreement

The Old Certificates were issued on January 31, 1996 to the Initial Purchasers and the Owner Participant. The Initial Purchasers placed the Old Certificates with institutional investors. In connection therewith, the Company, the Trustee, as trustee under each of the Trusts, and the Initial Purchasers entered into the Registration Rights Agreement providing, among other things, for the Exchange Offer. See "The Exchange Offer."

The Exchange Offer

New Certificates are being offered in exchange for an equal principal amount of Old Certificates. As of the date hereof, $489,267,000 aggregate principal amount of Old Certificates are outstanding. Old Certificates may be tendered only in integral multiples of $1000.

Resale of New Certificates

Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Series A Notes is engaged in or intends to engage in a distribution of the Series B Notes or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Certificates prior to offering or selling such New Certificates. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Certificates for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Certificates to trade the New Certificates without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to Exchange Old Certificates

Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors-- Consequences of Failure to Exchange" and "The Exchange Offer--Terms of the Exchange Offer."

Expiration Date

5:00 p.m., New York City time, on                , 1996 (30 calendar days
following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New Certificates

The New Certificates will accrue interest at the applicable per annum for such Trust set forth on the cover page of this Prospectus, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. Interest on the New Certificates is payable on January 15, April 15, July 15 and October 15 of each year commencing April 15, 1996, subject to the terms of the Intercreditor Agreement.

Conditions to the Exchange Offer

The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company.
See "The Exchange Offer--Conditions." Except for the requirements of applicable Federal and state securities laws, there are no Federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering Old

Certificates

Each holder of Old Certificates wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Certificates to be exchanged and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein or effect a tender of Old Certificates pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer--Procedures for Tendering" and "--Book Entry Transfer."

Guaranteed Delivery Procedures

Holders of Old Certificates who wish to tender their Old Certificates and whose Old Certificates are not immediately available or who cannot deliver their Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights

Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Certificates and Delivery of New Certificates

Subject to certain conditions, any and all Old Certificates which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Tax Considerations

The exchange of New Certificates for Old Certificates should not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. See "Certain Federal Income Tax Considerations."

Exchange Agent

Wilmington Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer

Fees and Expenses

All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer--Fees and Expenses."

Use of Proceeds

There will be no cash proceeds payable to Continental from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Class A, B and C Certificates were used to purchase the Series A, B and C Equipment Notes issued by the related Owner Trustees in connection with the refinancing of the indebtedness incurred by the Owner Trustees to finance the purchase of each Aircraft. Such Equipment Notes, together with the Series D Equipment Notes contributed to the Class D Trust by the Owner Participant, represent in the aggregate the entire debt portion currently outstanding of the leveraged lease transactions relating to all of the Aircraft. Continental did not receive any of the proceeds from the original sale of the Old Certificates. See "Use of Proceeds."

                     SUMMARY OF TERMS OF NEW CERTIFICATES

        The Exchange Offer relates to the exchange of up to $489,267,000 aggregate principal amount of Old Certificates for up to an equal aggregate principal amount of New Certificates. The New Certificates will be entitled to the benefits of the same Indenture which governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not contain terms with respect to the interest rate step-up provisions and the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of New Certificates."

For additional information concerning the New Certificates, see "Description of New Certificates."

Trusts

Each of the Continental Airlines 1996-A Pass Through Trust, the Continental Airlines 1996-B Pass Through Trust, the Continental Airlines 1996-C Pass Through Trust and the Continental Airlines 1996-D Pass Through Trust was formed pursuant to one of the four separate Pass Through Trust Agreements entered into between the Company and Wilmington Trust Company, as trustee under each Trust. Each Trust is a separate entity.

Certificates Offered

Pass Through Certificates issued by each Trust, representing fractional undivided interests in such Trust. The Certificates issued by the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust are referred to herein as "Class A Certificates", "Class B Certificates", "Class C Certificates:, and "Class D Certificates, respectively.

Subordination Agent

Wilmington Trust Company, as subordination agent under the Intercreditor Agreement (the "Subordination Agent").

Liquidity Provider

Initially, Credit Suisse, a bank organized under the laws of Switzerland, acting through its New York branch ("Credit Suisse"). Credit Suisse has provided three separate liquidity facilities for the benefit of the holders of Class A Certificates, Class B Certificates and Class C Certificates, respectively.

Trust Property

The property of each Trust (the "Trust Property") consists of (i) Equipment Notes issued on a nonrecourse basis by each of the Owner Trustees in 18 separate leveraged lease transactions that refinanced the indebtedness of the related Owner Trustee, originally incurred to finance the purchase of each of nine Boeing 737-524 Aircraft and nine Boeing 757-224 Aircraft leased by the related Owner Trustee to Continental, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The Equipment Notes with respect to each Aircraft were issued in four series under an Indenture (each, an "Indenture") between the applicable Owner Trustee and the indenture trustee thereunder (the "Loan Trustee"). Each Trust has acquired, pursuant to certain Refunding Agreements (each, a "Refunding Agreement"), those Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected Regular Distribution Date applicable to the Certificates to be issued by such Trust. The aggregate original principal amount of the Equipment Notes held in each Trust is the same as the aggregate original face amount of the Certificates issued by such Trust.

                       SUMMARY OF TERMS OF CERTIFICATES

                                        CLASS A                 CLASS B                  CLASS C               CLASS D
                                      CERTIFICATES            CERTIFICATES            CERTIFICATES          CERTIFICATES
                                      ------------            ------------            ------------          ------------
Aggregate Face Amount                 $269,518,000            $94,332,000             $74,117,000           $51,300,000
Initial Loan to Aircraft Value
   (cumulative)(1)                        39.9%                  53.9%                   64.8%                  72.4%
Expected Principal Distribution
   Window (in years)                    1.0-17.7                1.0-17.7                1.0-17.7               3.0-17.7
Initial Average Life (in years)           10.0                    10.0                    10.0                   11.4
Regular Distribution Dates       January 15, April 15,    January 15, April 15     January 15, April 15   January 15, April 15
                                       July 15 &                July 15 &                July 15 &              July 15 &
                                       October 15               October 15               October 15             October 15

Final Expected Regular
   Distribution Date               October 15, 2013         October 15, 2013           October 15, 2013      October 15, 2013
Final Maturity Date                 April 15, 2015           April 15, 2015             April 15, 2015        April 15, 2015
Minimum Denomination                   $100,000                 $100,000                   $100,000              $100,000
(S) 1110 Protection (2)                  Yes                      Yes                        Yes                   Yes
Liquidity Facility Coverage          6 quarterly              6 quarterly                6 quarterly              None
                                   interest payments        interest payments          interest payments
Initial Liquidity Facility
 Amount (3)                         $30,078,208.80           $11,772,633.60             $11,117,550.00            None

- -------------------
(1)  Assumes an aggregate appraised Aircraft Value of $675,428,333.
(2) The benefits of Section 1110 of the Bankruptcy Code are available to the Loan Trustees.
(3) For each Class of Certificates (other than the Class D Certificates), the initial amount of the Liquidity Facility covers the first six quarterly interest payments (without regard to any future payments of principal on such Certificates). In aggregate for Class A, B and C Certificates, the initial amount of Liquidity Facilities is $52,968,392.40.

                       EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes held in the Trusts and the Aircraft securing such Equipment Notes:



                                                                               OUTSTANDING
 AIRCRAFT                                                                  PRINCIPAL AMOUNT OF
REGISTRATION                                 AIRCRAFT          MATURITY         EQUIPMENT             APPRAISED
  NUMBER               AIRCRAFT TYPE       DELIVERY DATE         DATE             NOTES                 VALUE
- -----------            -------------       -------------       --------     ------------------        ---------
  N17104              Boeing 757-224     July 1994           October 2013   $   34,831,833        $   48,690,000
  N17105              Boeing 757-224     August 1994         October 2013       34,950,567            48,839,333
  N14106              Boeing 757-224     September 1994      October 2013       35,069,083            48,988,333
  N14107              Boeing 757-224     October 1994        October 2013       35,185,433            49,134,000
  N21108              Boeing 757-224     November 1994       October 2013       35,303,950            49,283,000
  N12109              Boeing 757-224     December 1994       October 2013       35,422,683            49,432,333
  N13110              Boeing 757-224     December 1994       October 2013       35,422,683            49,432,333
  N18112              Boeing 757-224     February 1995       October 2013       35,670,768            49,730,668
  N13113              Boeing 757-224     April 1995          October 2013       35,915,850            50,025,333
  N17620              Boeing 737-524     February 1995       October 2012       18,910,750            25,555,000
  N19623              Boeing 737-524     January 1995        October 2012       18,875,000            25,441,000
  N13624              Boeing 737-524     February 1995       October 2012       18,910,750            25,555,000
  N46625              Boeing 737-524     January 1995        October 2012       18,875,000            25,441,000
  N32626              Boeing 737-524     April 1995          April 2013         19,058,950            25,783,000
  N17627              Boeing 737-524     April 1995          April 2013         19,058,950            25,783,000
  N62631              Boeing 737-524     June 1995           July 2013          19,207,150            26,011,000
  N16632              Boeing 737-524     July 1995           July 2013          19,281,250            26,125,000
  N24633              Boeing 737-524     August 1995         July 2013          19,316,350            26,179,000
                                                                              ------------          ------------
                                                                             $ 489,267,000         $ 675,428,333


- ----------------

     The appraised value of each Aircraft set forth above is based upon the lesser of the average or median fair market value of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI"), BK Associates, Inc. ("BK") and Morten Beyer and Associates, Inc. ("MBA") (collectively, the "Appraisers") as of January 3, 1996. See "Risk Factors--Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the Regular Distribution Dates specified therein. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

     The table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite January 1996 depreciates by 2% per year until the fifteenth year after the year of delivery of such Aircraft and 4% per year thereafter. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Although the table is compiled on an aggregate basis, it should be noted that, since the Equipment Notes are not cross-collateralized with respect to the Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes-- Security" for additional information regarding LTVs for the Equipment Notes issued in respect of each Aircraft which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.


                Assumed       Class A                    Class B                   Class C                    Class D
  Regular      Aggregate    Certificates    Class A    Certificates   Class B    Certificates   Class C    Certificates    Class D
Distribution   Aircraft        Pool       Certificates    Pool      Certificates    Pool      Certificates     Pool     Certificates
   Date        Value (1)      Balance         LTV       Balance        LTV         Balance       LTV          Balance        LTV
   ----        ---------      -------         ---       -------        ---         -------       ---          -------        ---
January 1996   $675,428,333   $269,518,000   39.90%    $94,332,000    53.87%     $74,117,000    64.84%     $51,300,000      72.44%
January 1997    661,919,767    264,233,332   39.92      92,482,354    53.89       72,663,725    64.87       51,300,000      72.62
January 1998    648,411,200    259,032,772   39.95      90,662,145    53.93       71,233,578    64.92       51,300,000      72.83
January 1999    634,902,633    250,794,034   39.50      87,778,554    53.33       68,967,944    64.19       47,793,051      71.72
January 2000    621,394,067    239,121,593   38.48      83,693,163    51.95       65,758,043    62.53       46,536,115      70.02
January 2001    607,885,500    225,745,475   37.14      79,011,491    50.13       62,079,627    60.35       46,536,115      68.00
January 2002    594,376,933    206,221,031   34.70      72,177,883    46.84       56,710,436    56.38       46,536,115      64.21
January 2003    580,868,367    185,903,625   32.00      65,066,737    43.21       51,123,181    52.01       46,536,115      60.02
January 2004    567,359,800    169,515,666   29.88      59,330,915    40.34       46,616,514    48.55       46,536,115      56.75
January 2005    553,851,233    152,042,236   27.45      53,215,176    37.06       41,811,345    44.61       45,865,832      52.89
January 2006    540,342,667    135,415,490   25.06      47,395,782    33.83       37,239,014    40.72       35,083,602      47.22
January 2007    526,834,100    118,271,350   22.45      41,395,298    30.31       32,524,401    36.48       22,943,184      40.84
January 2008    513,325,533     91,294,275   17.78      31,953,260    24.01       25,105,747    28.90       17,160,335      32.24
January 2009    499,816,967     69,099,185   13.82      24,184,899    18.66       19,002,151    22.47       13,255,258      25.12
January 2010    479,432,413     56,341,836   11.75      19,719,786    15.86       15,493,909    19.10       11,198,303      21.43
January 2011    452,415,280     39,790,496    8.80      13,926,766    11.87       10,942,324    14.29        9,210,679      16.33
January 2012    426,420,347     20,863,519    4.89       7,302,266     6.61        5,737,445     7.95        7,471,052       9.70
January 2013    337,185,813      2,189,921    0.65         766,473     0.88          602,228     1.06        3,284,825       2.03


- ------------------
(1) The Assumed Aggregate Aircraft Value set forth opposite January 1996 (but not the Assumed Aggregate Aircraft Values for subsequent periods) was determined based upon the lesser of the average or median fair market value of all Aircraft as appraised by the Appraisers as of January 1996 (see "Description of the Aircraft and the Appraisals"). No assuance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors--Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.


                             [Chart appears here]




* Each Aircraft is subject to a separate Lease and the related Indenture.

Certificates; Denominations

The new Certificates of each Trust will be issued in a minimum denomination of $1000 and in integral multiples thereof. See "Description of New Certificates-- General".

Regular Distribution Dates

January 15, April 15, July 15 and October 15, commencing April 15, 1996.

Special Distribution Dates

Any Business Day on which Special Payment is to be distributed.

Record Dates

The fifteenth day preceding a Regular Distribution Date or a Special Distribution Date.

Distributions

All payments of principal, premium (if any) and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the Certificates (the "Certificateholders") of such Trust on the Regular Distribution Dates referred to above, subject to the provisions of the Intercreditor Agreement. Payments on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust on January 15, April 15, July 15 and October 15, commencing on April 15, 1996, and to be distributed to the Certificateholders of such Trust on the corresponding Regular Distribution Date, subject to the provisions of the Intercreditor Agreement. Payments of principal, premium (if any) and interest resulting from the early redemption or purchase (if any) of the Equipment Notes held in any Trust will be distributed on a Special Distribution Date after not less than 20 days' notice from the Trustee to the Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions upon an Indenture Default, see "Description of New Certificates-- Indenture Defaults and Certain Rights Upon an Indenture Default".

Events of Default

Events of Default under each Pass Through Trust Agreement (each, a "PTC Event of Default") are the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any distribution date (unless in the case of the Class A, B or C Certificates the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). The Final Maturity Dates for each of the Class A, B, C and D Certificates is April 15, 2015. Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity
Date) will not constitute a PTC Event of Default with respect to such Certificates.

Purchase Rights of
Certificateholders

Upon the occurrence and during the continuation of a Triggering Event (as defined below), (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes.

"Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving Continental.

Equipment Notes
    (a) Interest

The Equipment Notes held in each Trust accrue interest at the applicable rate per annum for such Trust, payable on January 15, April 15, July 15 and October 15 of each year commencing on April 15, 1996, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final distribution date for such Certificates, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of New Certificates-- General" and "--Payments and Distributions". The interest rates for the Equipment Notes are subject to increases under certain circumstances described in "The Exchange Offer--Terms of the Exchange Offer" to the same extent as the interest rates for the Old Certificates. The New Certificates do not contain terms with respect to interest rate step-up provisions of the Old Certificates.

(b)  Principal

Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 15, April 15, July 15 and October 15 in certain years, commencing on January 15, 1997, in the case of each of the Class A Trust, the Class B Trust and the Class C Trust and January 15, 1999, in the case of the Class D Trust, in accordance with the principal repayment schedule set forth below under "Description of New Certificates--Pool Factors" and "Description of the Equipment Notes--Principal and Interest Payments", in each case, subject to the Intercreditor Agreement.

(c)  Redemption and Purchase

  (i) The Equipment Notes issued with respect to an Aircraft will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by Continental under the related Lease, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, but without any premium.

  (ii) All of the Equipment Notes issued with respect to any Aircraft may be redeemed prior to maturity at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium (as defined herein). See "Description of the Equipment Notes--Redemption" for a description of the manner of computing such Make-Whole Premium and the circumstances under which the Equipment Notes may be so redeemed.

  (iii) If, with respect to an Aircraft, (x) one or more Lease Events of Default shall have occurred and be continuing, (y) the Loan Trustee with respect to such Equipment Notes shall take action or notify the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease or (z) the Equipment Notes with respect to such Aircraft shall have been accelerated, then in each case the Equipment Notes issued with respect to such Aircraft may be purchased by the Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the purchase date, but without any premium (provided that a premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) above when (A) a Lease Event of Default shall have occurred and be continuing for less than 120 days or (B) the only Lease Event of Default under the related Lease arises from the cross-default provisions of such Lease).

(d)  Security

The Equipment Notes issued with respect to each Aircraft are secured by a security interest in such Aircraft and an assignment to the related Loan Trustee of certain of the related Owner Trustee's rights under the Lease with respect to such Aircraft, including the right to receive payments of rent thereunder, with certain exceptions. The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or the Leases related thereto. There are no cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. However, a Lease Event of Default under any particular Lease will constitute a Lease Event of Default under all Leases due to the cross-default provisions in the Leases, and will consequently result in an Indenture Default under all Indentures. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft. See "Description of the Equipment Notes--Security" and "--Indenture Defaults, Notice and Waiver".

Although the Equipment Notes are not obligations of, or guaranteed by, Continental, the amounts unconditionally payable by Continental for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes--General".

(e)  Section 1110 Protection

Cleary, Gottlieb, Steen & Hamilton, counsel to Continental, has advised the Loan Trustees that the Owner Trustee, as lessor under the Lease relating to each Aircraft, and the related Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Indenture, are entitled to the benefits of 11 U.S.C. (S)1110 with respect to the airframe and engines comprising the related Aircraft. See "Description of the Equipment Notes-- Remedies" for a description of that opinion and certain assumptions contained therein.

The Bankruptcy Reform Act of 1994 (the "Act") amended Section 1110 by, among other things, providing that the lessor under a lease of aircraft first placed in service prior to the date of the enactment of the Act will be entitled to the benefits of Section 1110 if the lessor and the lessee have expressed in the applicable agreement or in a substantially contemporaneous writing that the applicable agreement is to be treated as a lease for Federal income tax purposes. Each of the Leases relating to the four Aircraft placed in service prior to the enactment of the Act contains such a written statement.

(f)  Ranking

Series B Equipment Notes issued in respect of any Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series B Equipment Notes; and Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

(g)  Owner Participant

General Electric Company is currently the owner participant ("Owner Participant") with respect to all of the eighteen leveraged leases for the Aircraft. The Owner Participant or its affiliate acquired all of the Class D Certificates at the time of their issuance. The Owner Participant and certain of its affiliates have various business relationships with Continental, including as a secured lender and a supplier of certain equipment and services to Continental. Due to such relationships and GE's capacities as both the Owner Participant and the Class D Certificateholder, interests of GE may not be consistent with, or may conflict with, interests of other Certificateholders. General Electric Company has the right to sell, assign or otherwise transfer its interests as Owner Participant in any or all of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents, and the Class D Certificateholder will have the right to sell any or all Class D Certificates, subject to the terms and conditions of the Pass Through Trust Agreement for the Class D Trust.

Liquidity Facilities

The Subordination Agent and the Liquidity Provider have entered into a revolving credit agreement (each, a "Liquidity Facility") with respect to each Trust (other than the Class D Trust). Under each of the Liquidity Facilities, the Liquidity Provider will, if necessary, make advances ("Interest Drawings") in an aggregate amount sufficient to pay interest on the Class A, B or C Certificates, as the case may be, on up to six successive quarterly Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates (without any penalty or default margin but after giving pro forma effect to adjustments arising from Registration Defaults, provided that such adjustments shall cease to apply at such time as the interest rate borne by such Certificates is no longer subject to increase pursuant to the terms of the Registration Rights Agreement) on such Certificates (the "Stated Interest Rates"). The initial amount available under the Liquidity Facilities for the Class A Certificates, the Class B Certificates and the Class C Certificates will be $30,078,208.80, $11,772,633.60 and $11,117,550.00, respectively. An Interest Drawing under the relevant Liquidity Facility will be made promptly after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A, B or C Certificates; provided, however, that on any date the maximum amount available under such Liquidity Facility to fund any shortfall in interest due on such Certificates will not exceed an amount equal to the then stated amount of such Liquidity Facility. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or principal of or interest or premium on the Certificates of any other Class.

Upon each Interest Drawing under any Liquidity Facility, the Subordination Agent will be obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the

Liquidity Provider for the amount of such drawing. Such reimbursement obligation and any other amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements (the "Liquidity Obligations") will rank pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and will rank senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings (but not other Drawings), together with any accrued interest thereon, under any Liquidity Facility, the amount available under such Liquidity Facility will be reinstated to the then stated amount of such Liquidity Facility; provided that the amount will not be so reinstated if (i) a Triggering Event shall have occurred and be continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

If at any time the short-term unsecured debt rating of any Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating, the Liquidity Facility for the related Class of Certificates will be required to be replaced by another similar facility to be provided by a financial institution having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. If such Liquidity Facility is not replaced within 10 days after notice of the downgrading, such Liquidity Facility will be drawn in full (the "Downgrade Drawing") and the proceeds will be deposited into the Cash Collateral Account for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. In addition, the Intercreditor Agreement will provide for the replacement or extension of the Liquidity Facility for any Class of Certificates which is scheduled to expire prior to the date that is fifteen days after the Final Maturity Date for such Class. If such Liquidity Facility cannot be so replaced or extended by the date that is 25 days prior to the then scheduled expiration date of such Liquidity Facility, such Liquidity Facility will be drawn in full (the "Non-Extension Drawing") and the proceeds will be deposited in the Cash Collateral Account for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. Each initial Liquidity Facility is scheduled to expire on January 29, 1997, subject to annual extensions by mutual agreement.

Continental, in consultation with the Subordination Agent, may direct the Owner Participants (which shall follow such direction unless they have a bona fide, good faith reason not to) to arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, the funds on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced.

Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Certificates to be issued by each Trust (other than the Class D Trust) will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

Intercreditor Agreement
   (a) Subordination

The Trusts, the Liquidity Providers and the Subordination Agent have entered into an agreement (the "Intercreditor Agreement") which provides as follows:

  (i) All payments made in respect of the Equipment Notes and certain other payments will be made to the Subordination Agent which will distribute such payments in accordance with the provisions of paragraphs (ii) through (iv) below.

  (ii) On any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (1) payment of the Liquidity Obligations; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

        "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date") the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates.

  (iii) Upon the occurrence of a Triggering Event and at all times thereafter, subject to the provisions of paragraph (iv) below, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (1) to the Liquidity Provider in payment of the Liquidity Obligations and certain other parties in payment of the Administration Expenses (as defined herein); (2) to the holders of Class A Certificates in payment of Final Distributions; (3) to the holders of Class B Certificates in payment of Final Distributions; (4) to the holders of Class C Certificates in payment of Final Distributions; and (5) to the holders of Class D Certificates in payment of Final Distributions.

        "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date.

  (iv) Notwithstanding the foregoing paragraph, after the occurrence of a Triggering Event (whether or not continuing), so long as no PTC Event of Default shall have occurred and be continuing with respect to the most senior Class of Certificates outstanding, any regularly scheduled payment received on any Equipment Notes (the "Performing Equipment Notes") with respect to which there is no payment default (without giving effect to any acceleration thereof) shall be distributed as follows:

       (x) interest paid on all of the Performing Equipment Notes (the "Performing Equipment Notes Interest Payment") will be distributed in the following order: (1) to the Liquidity Providers in payment of the Liquidity Obligations and certain other parties in payment of the Administration Expenses (as defined herein); (2) to the holders of Class A Certificates in payment of accrued and unpaid interest on the Class A Certificates; (3) to the holders of Class B Certificates in payment of accrued and unpaid interest on the Class B Certificates;
           (4) to the holders of Class C Certificates in payment of accrued and unpaid interest on the Class C Certificates; and (5) to the holders of Class D Certificates; provided that the provisions of this paragraph (x) will be given effect before distribution of any funds received in respect of any Equipment Notes other than the Performing Equipment Notes (the "Non-Performing Equipment Notes");

       (y) principal paid in respect of the Performing Equipment Notes (after paying in full the Liquidity Obligations and the Administration Expenses) (the "Performing Equipment Notes Principal Payment") will be distributed in the following order: (1) to the holders of Class A Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such

           Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; (2) to the holders of Class B Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; (3) to the holders of Class C Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; and (4) to the holders of Class D Certificates; provided that the provisions of this paragraph (y) will be given effect after distributing any funds received in respect of any Non-Performing Equipment Notes;

provided that if the aggregate amount of future scheduled payments in respect of the Performing Equipment Notes, together with the Performing Equipment Notes Principal Payment as of such Distribution Date, will be (assuming the distribution of such amount as contemplated by paragraphs (x) and (y) and that no further payment will be received at any time from the Non-Performing Equipment Notes) insufficient to pay interest on any Class of Certificates and reduce the Pool Balance of such Class of Certificates to zero before the Final Maturity Date thereof, the amount of distributions to be made to the holders of such Class of Certificates on such Distribution Date will be increased by the amount necessary to eliminate such insufficiency prior to making any distributions to the holders of any Class of Certificates junior to such Class of Certificates and such increase shall be taken into account for the purpose of applying this proviso to the holders of any such junior Class of Certificates.

"Adjusted Expected Distribution" for the Certificates of any Trust means, with respect to any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (after taking into account the distribution of the Performing Equipment Notes Interest Payment and any funds received in respect of Non-Performing Equipment Notes on such Distribution Date) plus (y) the amount (which shall not be less than zero) equal to (A) the Adjusted Pool Balance of such Trust as of such Distribution Date minus (B) the Pool Balance of such Trust as of such Distribution Date, calculated on the basis that all payments on the Equipment Notes held in such Trust have been paid when due (but without giving effect to any acceleration of Performing Equipment Notes held in such Trust) and such payments have been distributed to the holders of such Certificates.

"Adjusted Pool Balance" of any Trust means, with respect to any Current Distribution Date, the Pool Balance of such Trust as of the immediately preceding Distribution Date minus any amounts received in respect of any Non-Performing Equipment Notes distributed to the holders of the Certificates of such Trust on the Current Distribution Date other than in respect of interest or premium thereon.

(b)  Intercreditor Rights

Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) by the Controlling Party insofar as an Indenture Default thereunder has occurred and is continuing.

"Controlling Party" with respect to any Indenture means: (w) the Class A Trustee; (x) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; (y) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and (z) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee. See "Description of New Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to direct such Loan Trustee at any time after 18 months from the acceleration of the Equipment Notes under such Indenture, if at the time of such election the Liquidity Obligations have not been paid in full; provided that if there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have such right. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party.

  (i) Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph (ii) below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

  (ii) So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

        "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the appraised value of such Aircraft based upon the most recent appraisal and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Certificates; Book-Entry Registration

Each New Certificate to be issued will be represented by one or more permanent global Certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). See "Description of New Certificates-- Book Entry; Delivery and Form".

Method of Distribution

The persons in whose names the Certificates are registered will be treated as the owners of such Certificates for the purpose of receiving payments of principal of and interest on such Certificates and for all other purposes whatsoever. Therefore, none of the Trustee, Continental, the Loan Trustee, the Owner Participant or the Owner Trustee has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Certificates (the "Certificate Owners"). Distributions by the Trustee in respect of Certificates registered in the name of Cede, as nominee of DTC, including the final distribution of principal with respect to such Certificates of any Trust, will be made in same-day funds to DTC. DTC will in turn make distributions in same-day funds to those participants in DTC who are credited with ownership of such Certificates ("DTC Participants") in amounts proportionate to the amount of each such DTC Participant's respective holdings of beneficial interests in such Certificates. Corresponding payments by the DTC Participants to beneficial owners of such Certificates will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Distributions by the Trustee to Certificateholders in respect of Certificates issued in definitive form, other than the final distribution, will be made by check mailed to each such Certificateholder of record on the applicable record date at its address appearing on the register. The final distribution with respect to the Certificates of any Trust will be made only upon surrender and presentation thereof to the Trustee. See "Description of New Certificates--Book-Entry; Delivery and Form".

Absence of a Public Market for the Certificates

Prior to this Exchange Offer, there has been no public market for the Old Certificates or the New Certificates. Neither Continental nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or for quotation of the New Certificates through the National Association of Securities Dealers Automated Quotation System. [Describe market making by Initial Purchasers in the Old Certificates, and Continental has been advised by the Initial Purchasers that one or more of them intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.]

Trustee

Wilmington Trust Company will act as Trustee and as paying agent and registrar for the Certificates of each Trust. Wilmington Trust Company will also act as Loan Trustee, as paying agent and registrar for each Series of Equipment Notes and as Subordination Agent under the Intercreditor Agreement.

Federal Income Tax Consequences

The exchange of New Certificates for Old Certificates should not be a sale or exchange or otherwise a taxable event for Federal income tax purposes.

ERISA Considerations

A fiduciary of any employee benefit plan which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or of any governmental plan which is subject to any federal, state or local law which is substantially similar to the foregoing provisions of ERISA or the Code which proposes to hold any Class A Certificates should consult with its own legal counsel with respect to the applicability of ERISA and the Code to such investment and the transactions contemplated by the Exchange Offer, including the availability of any statutory or administrative prohibited transaction exemption. See "ERISA Considerations".

The Class B Certificates, Class C Certificates and Class D Certificates may not be held by any Plan or any entity that is using the assets of a Plan to hold its interest in a Class B Certificate, a Class C Certificate or a Class D Certificate, and holders of Class B Certificates, Class C Certificates and Class D Certificates that tender such Old Certificates in exchange for a New Certificates will be required to make certain representations to that effect. Notwithstanding the foregoing, the Class B Certificates, the Class C Certificates and the Class D Certificates may be held with the assets of an insurance company general account, provided that the conditions of Prohibited Transaction Class Exemption ("PTCE") 95-60 have been satisfied. Any insurance company that uses general account assets to hold Class B Certificates, Class C Certificates or Class D Certificates that tenders such Old Certificates in exchange for New Certificates will be required to represent that PTCE 95-60 applies to its tender and the holding of such Class B Certificates, Class C Certificates or Class D Certificates. See "ERISA Considerations".

                                 RISK FACTORS

     Holders of New Certificates should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their New Certificates in the Exchange Offer. The risk factors set forth below (other than "--Risk Factors Relating to the Certificates-- Consequences of Failure to Exchange") are generally applicable to the Old Certificates as well as the New Certificates.

Risk Factors Relating to the Company

Continental's History of Operating Losses

     Although Continental recorded net income of $224 million in 1995 and $88 million in the three months ended March 31, 1996, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

Leverage and Liquidity

     Continental has successfully negotiated a variety of agreements to increase its liquidity during 1995 and 1996. Nevertheless, Continental remains more leveraged and has significantly less liquidity than certain of its competitors, several of whom have available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry.

     As of March 31, 1996, Continental and its consolidated subsidiaries had approximately $1.7 billion (including current maturities) of long-term indebtedness and capital lease obligations and had approximately $702 million of minority interest, preferred securities of trust, redeemable preferred stock and common stockholders' equity. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with fresh start reporting.

     During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental has cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.

     As of March 31, 1996, Continental had approximately $657 million of cash and cash equivalents, including restricted cash and cash equivalents of $124 million. Continental does not have general lines of credit and has no significant unencumbered assets.

     Continental has firm commitments with The Boeing Company ("Boeing") to take delivery of 43 new jet aircraft during the years 1998 through 2002. The estimated aggregate cost of these aircraft is $2.6 billion. In addition, six Beech 1900-D aircraft are scheduled to be delivered later in 1996. The Company currently anticipates that the firm financing commitments available to it with respect to its acquisition of new aircraft from Beech Acceptance Corporation ("Beech") will be sufficient to fund all deliveries scheduled during 1996, and that it will have remaining financing commitments from aircraft manufacturers of $676 million for jet aircraft deliveries beyond 1996. However, the Company believes that further financing will be needed to satisfy the remaining amount of such capital commitments. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments.

     For 1996, Continental expects to incur cash expenditures under operating leases of approximately $586 million, compared with $521 million for 1995, relating to aircraft and approximately $229 million relating to facilities and other rentals, the same amount as for 1995. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "--Regulatory Matters."

     Continental and CMI have secured borrowings from certain affiliates of General Electric Company (General Electric Company and affiliates, collectively, "GE") which aggregated $373 million as of March 31, 1996. CMI's secured loans contain significant financial covenants, including requirements to maintain a minimum cash balance and consolidated net worth, restrictions on unsecured borrowings and mandatory prepayments on the sale of most assets. These financial covenants limit the ability of CMI to pay dividends to Continental. In addition, Continental's secured loans require Continental to, among other things, maintain a minimum cumulative operating cash flow, a minimum monthly cash balance and a minimum ratio of operating cash flow to fixed charges. Continental also is prohibited generally from paying cash dividends on its capital stock, from purchasing or prepaying indebtedness and from incurring certain additional secured indebtedness.

Aircraft Fuel

     Since fuel costs constitute a significant portion of Continental's operating costs (approximately 12.5% for the year ended December 31, 1995 and 12.9% for the three months ended March 31, 1996), significant changes in fuel costs would materially affect the Company's operating results. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company has entered into petroleum option contracts to provide some short-term protection (currently approximately seven months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

Certain Tax Matters

     The Company's United States federal income tax return reflects net operating loss carryforwards ("NOLs") of $2.5 billion, subject to audit by the Internal Revenue Service, of which $1.2 billion are not subject to the limitations of Section 382 of the Internal Revenue Code ("Section 382"). As a result, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.2 billion of taxable income following December 31, 1995. For financial reporting purposes, Continental will be required to begin accruing tax expense on its income statement once it has realized an additional $122 million of taxable income following March 31, 1996. Section 382 imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. The sale of the Company's common stock in the Secondary Offering (as defined herein) as described under "Recent Developments" will give rise to an increase in percentage ownership by certain stockholders for this purpose. Based upon the advice of counsel, the Company believes that such percentage increase will not give rise to an ownership change under Section 382 as a result of the Secondary Offering. However, no assurance can be given that future transactions, whether within or outside the control of the Company, will not cause a change in ownership, thereby substantially limiting the potential utilization of the NOLs in a given future year. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382. This Section 382 limitation for any post-change year would be determined by multiplying the value of the Company's stock (including both common and preferred stock) of the time of the ownership change by the applicable long-term tax exempt rate (which is 5.31% for April 1996). Unused annual limitation may be carried over to later years, and the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's NOL utilization would be limited to a minimum of approximately $90 million.

     In connection with the Company's 1993 reorganization under Chapter 11 of the U.S. bankruptcy code effective April 27, 1993 (the "Reorganization") and the recording of assets and liabilities at fair market value under the American Institute of Certified Public Accountants' Statement of Position 90-7-- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), the Company recorded a deferred tax liability at April 27, 1993, net of the amount of the Company's estimated realizable net operating loss carryforwards as required by Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes." Realization of a substantial portion of the Company's net operating loss carryforwards will require the completion during the five-year period following the Reorganization of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company has consummated one such transaction, which had the effect of realizing approximately 40% of the built-in gains required to be realized over the five-year period, and currently intends to consummate one or more additional transactions. If the Company were to determine in the future that not all such transactions will be completed, an adjustment to the net deferred tax liability of up to $116 million would be charged to income in the period such determination was made.

CMI

     CMI's operating profit margins have consistently been greater than the Company's margins overall. In addition to its non-stop service between Honolulu and Tokyo, CMI's operations focus on the neighboring islands of Guam and Saipan, resort destinations that cater primarily to Japanese travelers. Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1993 and 1994 increased CMI's profitability and a decline of the yen against the dollar may be expected to decrease it. To reduce the potential negative impact on CMI's dollar earnings, CMI from time to time purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Any significant and sustained decrease in traffic or yields to and from Japan could materially adversely affect Continental's consolidated profitability.

Principal Stockholders

     After the Secondary Offering (as defined herein), which was completed on May 14, 1996 and the conversion by Air Canada of its Class A common stock into Class B common stock, Air Canada holds approximately 10.1% of the common equity interests and 4.0% of the general voting power of the Company, and Air Partners holds approximately 9.9% of the common equity interests and 39.4% of the general voting power of the Company. In addition, assuming exercise of all of the warrants held by Air Partners, approximately 23.4% of the common equity interests and 52.2% of the general voting power would be held by Air Partners. See "Recent Developments."

     Various provisions in the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company's bylaws (the "Bylaws") and the Subscription and Stockholders' Agreement among the Company, Air Partners and Air Canada dated as of April 27, 1993 (the "Stockholders' Agreement") currently provide Air Partners and Air Canada with a variety of special rights to elect directors and otherwise affect the corporate governance of the Company; a number of these provisions could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has proposed to eliminate a number of these provisions and will propose for approval by its stockholders the related amendments to the Certificate of Incorporation at its annual meeting of stockholders on June 26, 1996 (the "Annual Meeting"). Air Canada and Air Partners (unless otherwise directed by its investors) have agreed to vote in favor of these amendments at the Annual Meeting. See "Recent Developments."

Industry Conditions and Competition

     The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources, as well as smaller carriers with lower cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been adversely affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased recently, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

     The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Although management believes that Continental is better able than some of its major competitors to compete with fares offered by start-up carriers because of its lower cost structure, competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

Regulatory Matters

     In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise and aging aircraft regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, U.S. Department of Transportation regulations and judicial decisions.

     Management believes that the Company benefited from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995, although the amount of any such benefit resulting directly from the expiration of the ticket tax cannot be determined. Reinstatement of the ticket tax will result in higher costs to consumers, which may have an adverse effect on passenger traffic, revenue and margins. The Company is unable to predict when or in what form the ticket tax may be reenacted.

     Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently enacted or enacted in the future will not adversely affect the Company.

RISK FACTORS RELATING TO THE CERTIFICATES

Consequences of Failure to Exchange

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

Appraisals and Realizable Value of Aircraft

     Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AISI, BK and MBA. According to the appraisals of the three firms, the Aircraft had an aggregate appraised value of $711,760,000, $652,500,000, and $687,989,000, respectively, in each case as of January 3, 1996. See "Description of the Aircraft and the Appraisals". However, an appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

Priority of Distributions; Subordination

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Providers shall be parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order: (1) payment of the Liquidity Obligations to the Liquidity Providers; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, subject to the provisions of the next paragraph, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Liquidity Providers in payment of the Liquidity Obligations and certain other parties in payment of the Administration Expenses;
(2) to the holders of Class A Certificates in payment of Final Distributions;
(3) to the holders of Class B Certificates in payment of Final Distributions;
(4) to the holders of Class C Certificates in payment of Final Distributions; and (5) to the holders of Class D Certificates in payment of Final Distributions.

     Notwithstanding the provisions of the foregoing paragraph, after the occurrence of a Triggering Event but so long as no PTC Event of Default shall have occurred and be continuing with respect to the most senior Class of Certificates outstanding, any regularly scheduled payment received on the Performing Equipment Notes shall be distributed as follows:

     (x) the Performing Equipment Notes Interest Payment will be distributed in the following order: (1) to the Liquidity Providers in payment of the Liquidity Obligations and certain other parties in payment of the Administration Expenses; (2) to the holders of Class A Certificates in payment of accrued and unpaid interest on the Class A Certificates; (3) to the holders of Class B Certificates in payment of accrued and unpaid interest on the Class B Certificates; (4) to the holders of Class C Certificates in payment of accrued and unpaid interest on the Class C Certificates; and (5) to the holders of Class D Certificates; provided that the provisions of this paragraph (x) will be given effect before distribution of any funds received in respect of any Non-Performing Equipment Notes;

     (y) the Performing Equipment Notes Principal Payment will be distributed in the following order: (1) to the holders of Class A Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; (2) to the holders of Class B Certificates in payment of the greater of
  (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; (3) to the holders of Class C Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; and (4) to the holders of Class D Certificates; provided that the provisions of this paragraph (y) will be given effect after distributing any funds received in respect of any Non-Performing Equipment Notes;

provided that if the aggregate amount of future scheduled payments in respect of the Performing Equipment Notes, together with the Performing Equipment Notes Principal Payment as of such Distribution Date, will be (assuming the distribution of such amount as contemplated by paragraphs (x) and (y) and that no further payment will be received at any time from the Non-Performing Equipment Notes) insufficient to pay interest on any Class of Certificates and reduce the Pool Balance of such Class of Certificates to zero before the Final Maturity Date thereof, the amount of distributions to be made to the holders of such Class of Certificates on such Distribution Date will be increased by the amount necessary to eliminate such insufficiency prior to making any distributions to the holders of any Class of Certificates junior to such Class of Certificates and such increase shall be taken into account for the purpose of applying this proviso to the holders of any such junior Class of Certificates.

Control over Collateral; Sale of Collateral

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider shall agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing by the Controlling Party. See "Description of New Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to direct such Loan Trustee at any time after 18 months from the acceleration of the Equipment Notes under such Indenture, if at the time of such election the Liquidity Obligations have not been paid in full. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party.

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

Potential Conflict of Interest

General Electric Company is currently the Owner Participant with respect to all of the eighteen leveraged leases for the Aircraft. The Owner Participant or its affiliate will also acquire all of the Class D Certificates contemporaneously with the consummation of the Offering. The Owner Participant and certain of its affiliates have various business relationships with Continental, including as a lender and a supplier of certain equipment and services to Continental. Certain of the obligations of Continental to the Owner Participant with respect to the Aircraft are currently secured by a pledge of unrelated assets, most of which assets are also pledged to GE to secure unrelated obligations. Due to such relationships and GE's capacities as both the Owner Participant and the Class D Certificateholder, interests of GE may not be consistent with, or may conflict with, interests of other Certificateholders. General Electric Company has the right to sell, assign or otherwise transfer its interests as Owner Participant in any or all of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents, and the Class D Certificateholder will have the right to sell any or all Class D Certificates, subject to the terms and conditions of the Pass Through Trust Agreement for the Class D Trust.

Absence of a Public Market for the Certificates

Prior to the Exchange Offer, there has been no public market for the Old Certificates or tne New Certificates. Neither Continental nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or for quotation of the New Certificates through the National Association of Securities Dealers Automated Quotation System. Certain of the Initial Purchasers have previously make a market in the Old Certificates, and Continental has been advised by the Initial Purchasers that one or more of them presently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected.

                              RECENT DEVELOPMENTS

     On April 19, 1996, the Company's Board of Directors approved certain agreements (the "Agreements") with its two major stockholders, Air Canada and Air Partners. The Agreements contain a variety of arrangements intended generally to reflect the intention that Air Canada has expressed to the Company of divesting its investment in Continental by early 1997, subject to market conditions. Air Canada has indicated to the Company that its original investment in Continental has become less central to Air Canada in light of other initiatives it has undertaken -- particularly expansion within Canada and exploitation of the 1995 Open Skies agreement to expand Air Canada's own flights into the U.S. Because of these initiatives Air Canada has determined it appropriate to redeploy the funds invested in the Company into other uses in Air Canada's business. The Agreements also reflect the recent distribution by Air Partners, effective March 29, 1996, to its investors (the "AP Investors") of all of the shares of the Class B common stock held by Air Partners and the desire of some of the AP Investors to realize the increase in value of their investment in in the Company by selling all or a portion of their shares of Class B common stock.

     Among other things, the Agreements required the Company to file a registration statement under the Securities Act to permit the sale by Air Canada of 2,200,000 shares of Class B common stock held by it and by certain of the AP Investors of an aggregate of 1,730,240 such shares pursuant to an underwritten public offering arranged by the Company (the "Secondary Offering"). The Secondary Offering was completed on May 14, 1996. The Agreements provide for the following additional steps to be taken in connection with the completion of this offering:

   . in light of its then-reduced equity stake in the Company, Air Canada will no longer be entitled to designate nominees to the Board of Directors of the Company, will cause the four present or former members of the Air Canada board who currently serve as directors of Continental to decline nomination for reelection as directors (except in limited circumstances), and will convert all of its Class A common stock to Class B common stock;

   . Air Canada and Air Partners have entered into a number of agreements restricting, prior to December 16, 1996, further disposition of the common stock of the Company held by either of them; and

   . each of the existing Stockholders' Agreement and the registration rights agreement (the ("Original Registration Rights Agreement") among the parties will be modified in a number of respects to reflect, among other matters, the changing composition of the respective equity interests of the parties.

     After such sale and the conversion by Air Canada of its Class A common stock into Class B common stock, Air Canada holds approximately 10.1% of the common equity interests and 4.0% of the general voting power of the Company, and Air Partners holds approximately 9.9% of the common equity interests and 39.4% of the general voting power of the Company. In addition, assuming exercise of all of the warrants held by Air Partners, approximately 23.4% of the common equity interests and 52.2% of the general voting power would be held by Air Partners.

     Reflecting the reduction of Air Canada's interest and the decision of the current directors designated by Air Canada not to stand for reelection (except under certain limited circumstances), along with the expiration of various provisions specifically included at the time of the Company's reorganization, Continental's Board of Directors has also approved changes to the Company's Certificate of Incorporation and Bylaws (the "Proposed Amendments") generally eliminating special classes of directors (except for Air Partners' right to elect directors in certain circumstances) and supermajority provisions, and making a variety of other modifications aimed at streamlining the Company's corporate governance structure.

     The Proposed Amendments also provide that, at any time after January 1, 1997, shares of Class A common stock would become freely convertible into an equal number of Class B common stock. Under agreements put in place at the time of the Company's reorganization in 1993, and designed in part to ensure compliance with the foreign ownership limitations applicable to United States air carriers in light of the substantial stake in the Company then held by Air Canada, holders of Class A common stock (other than Air Canada) are not currently permitted under the Company's Certificate of Incorporation to convert their shares to Class B common stock. In recent periods, the market price of Class A common stock has generally been below the price of Class B common stock, which the Company believes is attributable in part to the reduced liquidity present in the trading market for Class A common stock. A number of Class A stockholders have requested that the Company provide for free convertibility of Class A common stock into Class B common stock, and in light of the reduction of Air Canada's equity stake, the Company has determined that the restriction is no longer necessary. Any such conversion would effectively increase the relative voting power of those Class B stockholders who do not convert.

     The Company and Air Canada also expect to enter into discussions regarding modifications to the Company's existing "synergy" agreements with Air Canada, covering items such as maintenance and ground facilities, with a view to resolving certain outstanding commercial issues under the agreements and otherwise modifying the agreements to reflect Continental's and Air Canada's current needs. The Company has entered into an agreement with Air Partners for the sale by Air Partners to the Company from time to time at Air Partners' election for the one-year period beginning August 15, 1996, of up to an aggregate of $50 million in intrinsic value (then-current Class B common stock price minus exercise price) of Air Partners' Class B common stock warrants. The purchase price would be payable in cash. The Board of Directors has authorized the Company to publicly issue up to $50 million of Class B common stock in connection with any such purchase. In connection with this agreement, the Company will reclassify $50 million from common equity to redeemable warrants.

     Because certain aspects of the Agreements raised issues under the change in control provisions of certain of the Company's employment agreements and employee benefit plans, these agreements and plans are being modified to provide a revised change of control definition that the Company believes is appropriate in light of the prospective changes to its equity ownership structure. In connection with the modifications, payments are being made to certain employees, benefits are being granted to certain employees and options equal to 10% of the amount of the options previously granted to each optionee are being granted (subject to certain conditions) to substantially all employees holding outstanding options.

     Certain of the Proposed Amendments and employee benefit actions are subject to stockholder approval at the Annual Meeting. Air Canada has delivered an irrevocable proxy in favor of Air Partners, authorizing Air Partners to vote, in its sole discretion, all the shares of common stock beneficially owned, directly or indirectly, by Air Canada as of the record date, April 30, 1996, (approximately 23.6% of the voting power of all voting securities outstanding as of such record date) with respect to the Proposed Amendments and employee benefit actions, among other matters to be voted on by the Company's stockholders. Air Partners has indicated to the Company that it intends to vote all such shares in favor of all such matters and, unless otherwise directed by its investors with respect to the shares of the Company held by Air Partners that are attributable to such investors' respective limited partnership interests, to vote the shares of common stock held by it as of the record date (approximately 35.7% of the voting power of all voting securities outstanding as of such date) in favor of all such matters. A majority vote of shareholders is required to approve the employee benefit matters; a two-thirds vote is required to approve the Proposed Amendments.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to Continental from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates were used to purchase the Series A, B and C Equipment Notes issued by the related Owner Trustees in connection with the refinancing of the indebtedness incurred by the Owner Trustees to finance the purchase of each of the Aircraft. Such Equipment Notes, together with the Series D Equipment Notes contributed to the Class D Trust by the Owner Participant, represent in the aggregate the entire debt portion currently outstanding of the leveraged lease transactions relating to all of the Aircraft. Continental did not receive any of the proceeds from the sale of the Old Certificates.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993, for the two years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with SOP 90-7.

     For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993, for the year ended December 31, 1994 and for the three months ended March 31, 1995, earnings were not sufficient to cover fixed charges. Additional earnings of $316 million, $131 million, $979 million, $60 million, $667 million and $28 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.53. The ratio of earnings to fixed charges for the three months ended March 31, 1996 was 1.70. For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense deemed representative of the interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                            SELECTED FINANCIAL DATA

     The following tables set forth selected financial data of (i) the Company for the three months ended March 31, 1996 and 1995, the two years ended December 31, 1995 and 1994 and for the period from April 28, 1993 through December 31, 1993 and (ii) Holdings for the period from January 1, 1993 through April 27, 1993. The consolidated financial data of both the Company, for the two years ended December 31, 1995 and 1994 and for the period from April 28, 1993 through December 31, 1993, and Holdings, for the period from January 1, 1993 through April 27, 1993, are derived from their respective audited consolidated financial statements. On April 27, 1993, in connection with the Reorganization, the Company adopted fresh start reporting in accordance with SOP 90-7. A vertical black line is shown in the table below to separate Continental's post-reorganized consolidated financial data from the pre-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting. The consolidated financial data of the Company for the three months ended March 31, 1996 and 1995 are derived from its unaudited consolidated financial statements, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto, incorporated by reference herein.

                                                                                                   PERIOD FROM      PERIOD FROM
                                                                                                  REORGANIZATION      JANUARY 1,
                                                      THREE MONTHS             YEAR ENDED         (APRIL 28,1993)       1993
                                                    ENDED MARCH 31,           DECEMBER 31,           THROUGH          THROUGH
                                                 ---------------------    -------------------      DECEMBER 31,       APRIL 27,
                                                    1996        1995        1995       1994           1993              1993
                                                 ---------    --------    --------   --------     ------------     ------------
STATEMENT OF OPERATIONS DATA:                                        (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
                                                     (unaudited)
Operating Revenue:
  Passenger...................................     $1,375      $1,240      $5,302     $5,036          $3,493           $1,622
  Cargo, mail and other.......................        114         169         523        634             417              235
                                                   ------      ------      ------     ------          ------           ------
                                                    1,489       1,409       5,825      5,670           3,910            1,857
                                                   ------      ------      ------     ------          ------           ------
Operating Expenses:
  Wages, salaries and related costs...........        364         366       1,432(1)   1,532           1,000              502
  Aircraft fuel...............................        177         169         681        741             540              272
  Aircraft rentals............................        124         123         497        433             261              154
  Commissions.................................        126         119         489        439             378              175
  Maintenance, materials and repairs..........        112          97         429        495             363              184
  Other rentals and landing fees..............         84          92         356        392             258              120
  Depreciation and amortization...............         65          64         253        258             162               77
  Other.......................................        317         351       1,303      1,391             853              487
                                                   ------      ------      ------     ------          ------           ------
                                                    1,369       1,381       5,440      5,681           3,815            1,971
                                                   ------      ------      ------     ------          ------           ------
Operating Income (Loss).......................        120          28         385        (11)             95             (114)
                                                   ------      ------      ------     ------          ------           ------
Nonoperating Income (Expense):
  Interest expense............................        (47)        (53)       (213)      (241)           (165)             (52)
  Interest capitalized........................          1           1           6         17               8                2
  Interest income.............................          9           6          31         23              14                -
  Gain on System One transactions.............          -           -         108          -               -                -
  Reorganization items, net...................          -           -           -          -               -             (818)
  Other, net..................................         12         (10)         (7)      (439)(2)          (4)               5
                                                   ------      ------      ------     ------          ------           ------
                                                      (25)        (56)        (75)      (640)           (147)            (863)
                                                   ------      ------      ------     ------          ------           ------

Income (Loss) before Income Taxes, Minority
 Interest and Extraordinary Gain..............         95         (28)        310       (651)            (52)            (977)
Net Income (Loss).............................     $   88      $  (30)     $  224     $ (613)         $  (39)          $2,640(3)
Earnings (Loss) per Common and Common
 Equivalent Share.............................     $ 2.70      $(1.21)     $ 7.20    $(23.76)         $(2.33)            N.M.(4)
                                                   ======      ======      ======    =======          ======           ======
Earnings (Loss) per Common
 Share Assuming Full Dilution.................     $ 2.36      $(1.21)     $ 6.29    $(23.76)         $(2.33)            N.M.(4)
                                                   ======      ======      ======    =======          ======           ======



                                                            AS OF             AS OF
                                                          MARCH 31,       DECEMBER 31,
                                                       -------------     --------------
                                                            1996             1995
                                                       -------------     --------------
BALANCE SHEET DATA:                                        (In millions of dollars)
                                                        (unaudited)
Cash and Cash Equivalents, including restricted
 Cash and Cash Equivalents of $124 and $144,
 respectively(5)...................................       $  657             $  747
Other Current Assets...............................          655                568
Total Property and Equipment, Net..................        1,410              1,461
Routes, Gates and Slots, Net.......................        1,517              1,531
Other Assets, Net..................................          507                514
                                                          ------             ------
    Total Assets...................................       $4,746             $4,821
                                                          ======             ======
Current Liabilities................................       $2,040             $1,984
Long-term Debt and Capital Leases..................        1,462              1,658
Deferred Credits and Other Long-term Liabilities...          542                564
Minority Interest..................................           28                 27
Continental-Obligated Mandatorily Redeemable
 Preferred Securities of Trust(6)..................          242                242
Redeemable Preferred Stock.........................           42                 41
Common Stockholders' Equity........................          390                305
                                                          ------             ------
    Total Liabilities and Stockholders' Equity.....       $4,746             $4,821
                                                          ======             ======



(1) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.
(2) Includes a provision of $447 million recorded in the fourth quarter of 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.
(3)  Reflects a $3.6 billion extraordinary gain from extinguishment of debt.
(4) Historical per share data for Holdings is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of April 27, 1993.
(5) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements. In addition, CMI is required by its loan agreement with GE to maintain certain minimum cash balances and net worth levels, which effectively restrict the amount of cash available to Continental from CMI.
(6) The sole assets of the Trust are convertible debentures which are expected to be repaid by 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Trust will be mandatorily redeemed.

                              THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available upon request to the Trustee.

TERMS OF THE EXCHANGE OFFER

General

     In connection with the issuance of the Old Certificates pursuant to a Purchase Agreement dated as of January 28, 1996, between the Company and the Initial Purchasers, the Initial Purchasers and the Owner Participant and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, the Company is obligated to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates within 120 calendar days after January 31, 1996, the date the Old Certificates were issued (the "Issue Date"),
(ii) use its best efforts to cause the Registration Statement to become effective within 60 days after filing of the Registration Statement and (iii) to consummate the Exchange Offer within 30 calendar days after the date the Registration Statement is declared effective by the Commission. The Company will keep the Exchange Offer open for a period of not less than 30 calendar days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. As of the date of this Prospectus, $489,267,000 aggregate principal amount of Old Certificates is outstanding. Old Certificates may be tendered only in integral multiples of $1000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of , 1996. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions."

     Old Certificates shall be deemed to have been accepted validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. However, the staff of the Commission has not considered the Exchange

Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Series A Notes is engaged in or intends to engage in a distribution of the Series B Notes or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit Continental to effect the Exchange Offer, (ii) for any reason the Registration Statement is not declared effective within 60 calendar days after the filing thereof with the Commission or the Exchange Offer is not consummated within 30 days after the Registration Statement is declared effective, (iii) any holder of Old Certificates (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or (iv) an Initial Purchaser (with respect to Old Certificates which it acquired directly from the Company), following consummation of the Exchange Offer, is not permitted, in the opinion of counsel to such Initial Purchaser, to participate in the Exchange Offer (and upon request of such Initial Purchaser), Continental will, at its cost, (a) as promptly as practicable, file with the Commission a shelf registration statement covering resales of the Old Certificates (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 210th calendar day after the Issue Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of three years after the Issue Date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that either (i) (x) the Registration Statement was not filed with the Commission on or prior to the 120th calendar day following the Issue Date, or (y) the Registration Statement has not been declared effective on or prior to the 60th calendar day following the filing thereof with the Commission or (z) the Exchange Offer is not consummated on or prior to the 30th calendar day following the effectiveness of the Registration Statement or (ii) a Shelf Registration Statement is required to be filed with the Commission pursuant to the Registration Rights Agreement and such Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following the Issue Date (each, a "Registration Default"), the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates shall be increased by (1) 0.25% from and including the day following such Registration Default to but excluding the 90th day following such Registration Default and
(2) 0.50% thereafter; provided, however, that such increase shall cease to be in effect from and including the date on which such Registration Default has been cured. In the event that the Shelf Registration Statement ceases to be effective at any time, during the period the Company is required to keep such Shelf Registration Statement effective, for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the Certificates--Consequences of Failure to Exchange."

       Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean _________, 1996 (30 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is
not consummated by            , 1996, the interest rate borne by the Equipment
Notes and passed through to the Certificateholders is subject to increase. See "--General."

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

     The New Certificates will accrue interest at the applicable per annum for such Trust set forth on the cover page of this Prospectus, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. Interest on the New Certificates is payable on January 15, April 15, July 15 and October 15 of each year commencing April 15, 1996, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "--Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility

(including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "--Book-entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for, any Old Certificates and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer, and the Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

    By Mail, Overnight Delivery:                       By Hand:
     Wilmington Trust Company                   Wilmington Trust Company
     1100 North Market Street              1105 North Market Street, 1st Floor
  Wilmington, Delaware  19890-0001            Wilmington, Delaware  19890
      Attention:  Jill Rylee             Attention:  Corporate Trust Operations




                            Facsimile Transmission:
                                (302) 651-1079

                             Confirm by Telephone:
                                (302) 651-8869
                                  Jill Rylee

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee (as hereinafter defined) and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                      DESCRIPTION OF THE NEW CERTIFICATES

     The Certificates have been issued pursuant to four separate Pass Through Trust Agreements. The following summary describes certain terms of the Certificates and the Pass Through Trust Agreements. The summary does not purport to be complete and reference is made to the provisions of the Certificates and the Pass Through Trust Agreements, which have been filed as exhibits to the Registration Statement. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "--Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal, and maturity date applicable to the Equipment Notes held by each Trust and the final Distribution Date applicable to each Trust will differ. Citations to the relevant sections of the Pass Through Trust Agreements appear below in parentheses unless otherwise indicated. Copies of the Pass Through Trust Agreements are filed as exhibits to the Registration Statement and are available from the Trustee.

GENERAL

     The Certificates of each Trust have been issued in fully registered form only. Each Certificate represents a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Trust Property consists of (i) the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. Certificates represent pro rata shares of the Equipment Notes and other property held in the related Trust and have been issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Section 3.01).

     The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.11) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. The existence of each Trust will not limit the liability that Certificate holders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order: (1) payment of the Liquidity Obligations to the Liquidity Providers; (2) payments of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, subject to the provisions set forth below, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Liquidity Provider in payment of the Liquidity Obligations and certain other parties in payment of the Administration Expenses; (2) to the holders of Class A Certificates in payment of Final Distributions; (3) to the holders of Class B Certificates in payment of Final Distributions; (4) to the holders of Class C Certificates in payment of Final Distributions; and (5) to the holders of Class D Certificates in payment of Final Distributions.

     For purposes of calculating Expected Distributions or Final Distributions, any premium paid on the Equipment Notes held in any Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Final Distributions.

     Notwithstanding the foregoing provisions, after the occurrence of a Triggering Event but so long as no PTC Event of Default shall have occurred and be continuing with respect to the most senior Class of Certificates outstanding, any regularly scheduled payment received on the Performing Equipment Notes shall be distributed as follows:

       (x) the Performing Equipment Notes Interest Payment will be distributed in the following order: (1) to the Liquidity Providers in payment of the Liquidity Obligations and certain other parties in payment of the Administration Expenses; (2) to the holders of Class A Certificates in payment of accrued and unpaid interest on the Class A Certificates; (3) to the holders of Class B Certificates in payment of accrued and unpaid interest on the Class B Certificates; (4) to the holders of Class C Certificates in payment of accrued and unpaid interest on the Class C Certificates; and (5) to the holders of Class D Certificates; provided that the provisions of this paragraph (x) will be given effect before distribution of any funds received in respect of any Non-Performing Equipment Notes;

       (y) the Performing Equipment Notes Principal Payment will be distributed in the following order: (1) to the holders of Class A Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; (2) to the holders of Class B Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; (3) to the holders of Class C Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; and (4) to the holders of Class D Certificates; provided that the provisions of this paragraph (y) will be given effect after distributing any funds received in respect of any Non-Performing Equipment Notes;

provided that if the aggregate amount of future scheduled payments in respect of the Performing Equipment Notes, together with the Performing Equipment Notes Principal Payment as of such Distribution Date, will be (assuming the distribution of such amount as contemplated by paragraphs (x) and (y) and that no further payment will be received at any time from the Non-Performing Equipment Notes) insufficient to pay interest on any Class of Certificates and reduce the Pool Balance of such Class of Certificates to zero before the Final Maturity Date thereof, the amount of distributions to be made to the holders of such Class of Certificates on such Distribution Date will be increased by the amount necessary to eliminate such insufficiency prior to making any distributions to the holders of any Class of Certificates junior to such Class of Certificates and such increase shall be taken into account for the purpose of applying this proviso to the holders of any such junior Class of Certificates.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal, premium (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments (as defined herein).

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this Prospectus, payable on January 15, April 15, July 15 and October 15 of each year commencing on April 15, 1996 and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest rates for the Certificates are subject to increases under certain circumstances. See "The Exchange Offer--General". Payments of interest on the Certificates to be issued by each Trust (other than the Class D Trust) will be supported by a separate Liquidity Facility to be provided by Credit Suisse (the "Liquidity Provider") for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on six successive quarterly Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Certificates to be issued by each Trust (other than the Class D Trust) will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 15, April 15, July 15 or December 15, in certain years depending upon the terms of the Equipment Notes held in such Trust commencing January 15, 1997, in the case of each of the Class A Trust, the Class B Trust and the Class C Trust and January 15, 1999, in the case of the Class D Trust. Scheduled payments of interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 15, April 15, July 15 and October 15 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes--Principal and Interest Payments". The Final Maturity Date for each Certificate is April 15, 2015.

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture (other than a Scheduled Payment) (each, a "Special Payment")) will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement. The Trustee will mail notice to the Certificateholders of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments

Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts". Distributions in respect of Certificates issued in global form will be made as described in "--Book Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     Unless there has been an early redemption, purchase, or a default in the payment of principal or interest, in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", the Pool Factor with respect to each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described below in "Description of the Equipment Notes-- General." In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such

Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     As of the date of sale by the Trustee of the Certificates and assuming that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes shall occur, the Scheduled Payments of principal on the Equipment Notes held in the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust, and the resulting Pool Factors for such Trusts after taking into account each Scheduled Payment, are set forth below:


                   1996-A Trust                1996-B Trust              1996-C Trust              1996-D Trust
                    Equipment                    Equipment                Equipment                 Equipment
                      Notes                        Notes                    Notes                     Notes
                    Scheduled     1996-A Trust   Scheduled  1996-B Trust  Scheduled   1996-C Trust  Scheduled   1996-D Trust
      Regular      Payments of      Expected    Payments of   Expected   Payments of    Expected   Payments of    Expected
Distribution Dates  Principal     Pool Factor    Principal   Pool Factor  Principal   Pool Factor   Principal    Pool Factor
- ------------------ -----------    -----------   -----------  ----------- -----------  ------------ ------------ ------------
April 1996.......             0    1.0000000             0    1.0000000            0    1.0000000            0    1.0000000
July 1996........             0    1.0000000             0    1.0000000            0    1.0000000            0    1.0000000
October 1996.....             0    1.0000000             0    1.0000000            0    1.0000000            0    1.0000000
January 1997.....     5,284,668    0.9803922     1,849,646    0.9803922    1,453,275    0.9803921            0    1.0000000
April 1997.......             0    0.9803922             0    0.9803922            0    0.9803921            0    1.0000000
July 1997........             0    0.9803922             0    0.9803922            0    0.9803921            0    1.0000000
October 1997.....             0    0.9803922             0    0.9803922            0    0.9803921            0    1.0000000
January 1998.....     5,200,561    0.9610964     1,820,209    0.9610964    1,430,147    0.9610963            0    1.0000000
April 1998.......             0    0.9610964             0    0.9610964            0    0.9610963            0    1.0000000
July 1998........             0    0.9610964             0    0.9610964            0    0.9610963            0    1.0000000
October 1998.....     1,881,631    0.9541149       658,583    0.9541149      517,441    0.9541149            0    1.0000000
January 1999.....     6,357,107    0.9305280     2,225,009    0.9305279    1,748,192    0.9305280    3,506,949    0.9316384
April 1999.......             0    0.9305280             0    0.9305279            0    0.9305280            0    0.9316384
July 1999........             0    0.9305280             0    0.9305279            0    0.9305280            0    0.9316384
October 1999.....     5,151,648    0.9114137     1,803,084    0.9114136    1,416,700    0.9114136      856,524    0.9149467
January 2000.....     6,520,793    0.8872194     2,282,307    0.8872192    1,793,201    0.8872194      400,652    0.9071367
April 2000.......             0    0.8872194             0    0.8872192            0    0.8872194            0    0.9071367
July 2000........             0    0.8872194             0    0.8872192            0    0.8872194            0    0.9071367
October 2000.....     5,902,865    0.8653178     2,066,003    0.8653178    1,623,289    0.8653177            0    0.9071367
January 2001.....     7,473,253    0.8375896     2,615,670    0.8375895    2,055,126    0.8375896            0    0.9071367
April  2001......             0    0.8375896             0    0.8375895            0    0.8375896            0    0.9071367
July 2001........             0    0.8375896             0    0.8375895            0    0.8375896            0    0.9071367
October 2001.....     6,296,432    0.8142278     2,203,755    0.8142278    1,731,518    0.8142276            0    0.9071367
January 2002.....    13,228,012    0.7651475     4,629,853    0.7651474    3,637,674    0.7651475            0    0.9071367
April 2002.......             0    0.7651475             0    0.7651474            0    0.7651475            0    0.9071367
July 2002........             0    0.7651475             0    0.7651474            0    0.7651475            0    0.9071367
October 2002.....     4,756,545    0.7474992     1,664,791    0.7474992    1,308,051    0.7474990            0    0.9071367
January 2003.....    15,560,862    0.6897633     5,446,355    0.6897631    4,279,204    0.6897632            0    0.9071367
April 2003.......             0    0.6897633             0    0.6897631            0    0.6897632            0    0.9071367
July 2003........             0    0.6897633             0    0.6897631            0    0.6897632            0    0.9071367
October 2003.....     4,703,788    0.6723107     1,646,326    0.6723104    1,293,542    0.6723105            0    0.9071637
January 2004.....    11,684,171    0.6289586     4,089,496    0.6289585    3,213,125    0.6289585            0    0.9071367
April 2004.......             0    0.6289586             0    0.6289585            0    0.6289585            0    0.9071367
July 2004........             0    0.6289586             0    0.6289585            0    0.6289585            0    0.9071367
October 2004.....     7,590,687    0.6007947     2,656,749    0.6007947    2,087,434    0.6007944       81,724    0.9055437
January 2005.....     9,882,743    0.5641265     3,458,990    0.5641264    2,717,735    0.5641262      588,558    0.8940708
April 2005.......             0    0.5641265             0    0.5641264            0    0.5641262    1,283,740    0.8690466
July 2005........             0    0.5641265             0    0.5641264            0    0.5641262    2,939,531    0.8117458
October 2005.....     8,279,727    0.5334060     2,897,911    0.5334061    2,276,920    0.5334056    4,204,644    0.7297840
January 2006.....     8,347,019    0.5024358     2,921,483    0.5024359    2,295,412    0.5024355    2,354,316    0.6838909
April 2006.......             0    0.5024358             0    0.5024359            0    0.5024355    2,972,939    0.6259388
July 2006........             0    0.5024358             0    0.5024359            0    0.5024355    3,395,369    0.5597523
October 2006.....    12,492,889    0.4560831     4,372,538    0.4560832    3,435,525    0.4560878    3,779,755    0.4860729
January 2007.....     4,651,251    0.4388254     1,627,946    0.4388256    1,279,088    0.4388251    1,992,355    0.4472355
April 2007.......     1,762,951    0.4322843       617,033    0.4322845      484,811    0.4322839      855,654    0.4305561
July 2007........             0    0.4322843             0    0.4322845            0    0.4322839       84,738    0.4289043
October 2007.....    19,579,916    0.3596364     6,853,032    0.3596365    5,384,436    0.3596362    3,796,117    0.3549059
January 2008.....     5,634,209    0.3387316     1,971,972    0.3387319    1,549,406    0.3387313    1,046,339    0.3345095
April 2008.......             0    0.3387316             0    0.3387319            0    0.3387313       23,463    0.3340521
July 2008........             0    0.3387316             0    0.3387319            0    0.3387313            0    0.3340521
October 2008.....    17,480,052    0.2738749     6,118,097    0.2738749    4,806,962    0.2738749    3,005,458    0.2754662
January 2009.....     4,715,038    0.2563806     1,650,264    0.2563806    1,296,634    0.2561805      876,156    0.2583871
April 2009.......             0    0.2563806             0    0.2563806            0    0.2561805            0    0.2583871
July 2009........             0    0.2563806             0    0.2563806            0    0.2561805            0    0.2583871
October 2009.....     9,982,773    0.2193412     3,494,004    0.2193412    2,745,240    0.2193412    1,549,605    0.2281804
January 2010.....     2,774,576    0.2090467       971,109    0.2090466      763,002    0.2090466      507,351    0.2182905
April 2010.......       229,494    0.2081952        80,323    0.2081951       63,111    0.2081951            0    0.2182905
July 2010........     1,058,899    0.2042663       370,615    0.2042663      291,197    0.2042662            0    0.2182905
October 2010.....     9,714,697    0.1682216     3,400,172    0.1682216    2,671,523    0.1682216    1,425,031    0.1905121
January 2011.....     5,548,251    0.1476358     1,941,909    0.1476357    1,525,754    0.1476358      562,592    0.1795454
April 2011.......       125,922    0.1471686        44,073    0.1471684       34,629    0.1471686       21,726    0.1791219
July 2011........     1,255,151    0.1425115       439,303    0.1425115      345,166    0.1425116      216,556    0.1749005
October 2011.....     8,481,267    0.1110432     2,968,462    0.1110432    2,332,336    0.1110432      719,133    0.1608823
January 2012.....     9,064,636    0.0774105     3,172,663    0.0774103    2,492,748    0.0774106      782,212    0.1456345
April 2012.......       146,241    0.0768679        51,184    0.0768677       40,216    0.0768680            0    0.1456345


                   1996-A Trust                1996-B Trust              1996-C Trust              1996-D Trust
                    Equipment                    Equipment                Equipment                 Equipment
                      Notes                        Notes                    Notes                     Notes
                    Scheduled     1996-A Trust   Scheduled  1996-B Trust  Scheduled   1996-C Trust  Scheduled   1996-D Trust
      Regular      Payments of      Expected    Payments of   Expected   Payments of    Expected   Payments of    Expected
Distribution Dates  Principal     Pool Factor    Principal   Pool Factor  Principal   Pool Factor   Principal    Pool Factor
- ------------------ -----------    -----------   -----------  ----------- -----------  ------------ ------------ ------------
July 2012........       886,893    0.0735772      310,413    0.0735770      243,895    0.0735774       79,990    0.1440753
October 2012.....     8,153,758    0.0433241    2,853,848    0.0433238    2,242,262    0.0433244    2,748,810    0.0904922
January 2013.....     9,486,707    0.0081253    3,320,348    0.0081253    2,608,844    0.0081254    1,357,427    0.0640317
April 2013.......             0    0.0081253            0    0.0081253            0    0.0081254      717,371    0.0500478
July 2013........       532,107    0.0061510      186,238    0.0061510      146,329    0.0061511      873,473    0.0330211
October 2013.....       532,107    0.0061510      186,238    0.0061510      146,329    0.0061511      873,473    0.0330211

     Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity
Date) will not constitute a PTC Event of Default with respect to such Certificates.

Reports to Certificateholders

     On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to premium (if any);

    (ii)  the amount of such distribution allocable to interest; and

   (iii)  the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

     In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will include an event of default under the related Lease (a "Lease Event of Default"). Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. However, a Lease Event of Default under any Lease will constitute a Lease Event of Default under all Leases due to the cross-default provisions in the Leases, and will consequently result in an Indenture Default under all Indentures. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions".

     With respect to each Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement.

     Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, the Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Indenture relating to an Aircraft, the applicable Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Permitted Investments are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any Indenture Default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02)

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Agreement at the request of such Certificateholders. (Section 7.03(e))

      In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by such holders to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes.

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act"), (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of Continental contained in the Pass Through Trust Agreements, the Refunding Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing; and (iii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02; Leases, Section 13.2)

     The Pass Through Trust Agreements and the Indentures do not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting the execution of supplemental trust agreements, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power in such Pass Through Trust Agreement conferred upon Continental, (iii) to correct or supplement any defective or inconsistent provision of such Pass Through Trust Agreement or to modify any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake,
(iv) to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (v) to provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee. In addition, each Pass Through Trust Agreement provides that the Trustee will be permitted to enter into any amendment or supplement to the Intercreditor Agreement or the Liquidity Facilities, without the consent of the holders of any Certificates, to cure any ambiguity or correct any mistake or to correct or supplement any defective or inconsistent provision thereof or to modify any other provision with respect to matters or questions arising thereunder; provided that such action shall not materially adversely affect the interests of the Certificateholders. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement or (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment. (Section 9.02)

TERMINATION OF THE TRUSTS

     The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

DELAYED PURCHASE

     In the event that on the date of the consummation of the Offering, the conditions to delivery of the Equipment Notes are not all satisfied and, as a result, any portion of the proceeds from the sale of the Certificates is not used to purchase the Equipment Notes issuable under any Indenture, such Equipment Notes may be purchased by the Trustees at any time on or prior to March 31, 1996. In such event, the Trustees will hold such proceeds not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested in certain specified investments at the direction and risk of, and for the account of, Continental. Earnings on such investments in the escrow account for each Trust will be paid to Continental periodically, and Continental will be responsible for any losses. (Section 2.01(b))

THE TRUSTEES

     The Trustee for each Trust is Wilmington Trust Company.

     With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustees indemnity satisfactory to them. (Section 7.03(d)) Each Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Continental and with any Owner Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

     Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event Continental will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Continental may, with the consent of the Owner Participants for the Aircraft (which consent shall not be unreasonably withheld), remove such Trustee or any holder of the Certificates of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10)

     Each Pass Through Trust Agreement provides that Continental or the Owner Participant will pay the applicable Trustee's fees and expenses. (Section 7.07)

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "Global Certificate"), to be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

     Old Certificates originally issued in definitive, fully registered form with respect to any Trust ("Definitive Certificates") will be exchanged for beneficial interests in the Global Certificate, representing the New Certificates of such Trust.

     DTC has advised Continental as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Upon the issuance of the Global Certificates, DTC or its custodian credited, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in the Global Certificates is limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. Qualified institutional buyers may hold their interests in the Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, Euroclear or Cedel.

     Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Continental, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Continental expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. Continental also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Neither Continental nor the Trustee has any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed by within 90 days, the Trusts will issue Definitive Certificates in exchange for the Global Certificates.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and reference is made to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement, which has been filed as an exhibit to the Registration Statement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Upon request, copies of such documents will be furnished to any prospective investor in the Certificates. Copies of such documents are filed as exhibits to the Registration Statement and are available from the Trustee.

GENERAL

     With respect to the Certificates of each Trust (other than the Class D Trust), the Subordination Agent has entered into a Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for any Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on six consecutive Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Credit Suisse is the initial Liquidity Provider for each of the Class A Trust, the Class B Trust and the Class C Trust, Credit Suisse may be replaced by another entity with respect to one or more Trusts under certain circumstances. Therefore, the liquidity provider for any Trust may be different from the liquidity provider for any other Trust.

DRAWINGS

     The initial stated amount available under each of the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust is $30,078,208.00, $11,772,633.60 and $11,117,550.00, respectively. Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under such Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on such Certificates will not exceed an amount equal to the then stated amount of such Liquidity Facility. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate for such Trust or more than six quarterly installments of interest thereon or principal of or interest or premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement,
Section 3.6(b))

     Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the amount available to be drawn under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trusts, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility in respect of interest on the Certificates of such Trust shall be reinstated to an amount equal to the then stated amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time after (i) a Triggering Event shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The stated amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next six successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating, the Liquidity Facility for such Trust will be required to be replaced by a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent shall request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

     A "Replacement Facility" for any Trust means an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the six Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a Person having unsecured short-term debt ratings issued by both Rating Agencies which are (i) equal to or higher than the Threshold Rating and
(ii) equal to or higher than the unsecured short-term debt ratings of the Liquidity Provider being replaced issued by both Rating Agencies. (Intercreditor Agreement, Section 1.1)

     "Threshold Rating" means the short-term unsecured debt rating of P-2 by Moody's and A-1 by Standard & Poor's.

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) January 29, 1997; (ii) the date on which such Liquidity Facility is surrendered to the Liquidity Provider together with a certification that all of the Certificates of such Trust have been paid in full; (iii) the date such Liquidity Facility is surrendered to the Liquidity Provider together with a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider (see "--Liquidity Events of Default"); and
(v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional one-year periods by mutual agreement. The Intercreditor Agreement provides for the replacement of the Liquidity Facility for any Trust (other than a Liquidity Facility which expires no earlier than 15 days later than the final maturity date) in the event that such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. In the event such Liquidity Facility is not so extended or replaced within 25 days prior to its then scheduled expiration date, the Subordination Agent shall request the Non-Extension Drawing in an amount equal to all available and undrawn amounts thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

     Continental, in consultation with the Subordination Agent, may direct the Owner Participants (which shall follow such direction unless they have a bona fide, good faith reason not to) to arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after the Downgrade Drawing or the Non-Extension Drawing under such Liquidity Facility, the funds on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider, the Subordination Agent shall request a final drawing (the "Final Drawing") under such Liquidity Facility in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Certificates.

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to the applicable LIBOR plus 2.00% per annum; provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor.

     The amount drawn under the Liquidity Facility for any Trust by reason of the Downgrade Drawing or the Non-Extension Drawing will be treated as follows:
(i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the amount of interest payable on the then outstanding aggregate principal amount of the Certificates of such Trust at the Stated Interest Rate for such Trust on six consecutive Regular Distribution Dates (without regard to expected future payments of principal of such Certificates) minus any unreimbursed Interest Drawings under such Liquidity Facility; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. Any portion of the Downgrade Drawing or the Non-Extension Drawing under any Liquidity Facility remaining unreimbursed as of the tenth anniversary of the consummation of the Offering (or, if such Liquidity is extended beyond such tenth anniversary, the expiration date thereof so extended) shall be payable in eight quarterly installments, commencing on the Regular Distribution Date immediately following such date; provided that such principal installments shall not be required to be paid so long as Continental complies with its obligation to purchase participation interests in the Liquidity Facilities pursuant to a separate agreement with Credit Suisse. The Downgrade Drawing or the Non-Extension Drawing under any Liquidity Facility will bear interest at a rate equal to the applicable LIBOR plus 0.75% per annum. (Liquidity Facilities, Section 2.06)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes; and (ii) certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default occurs under any Liquidity Facility and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility and accelerate the reimbursement obligations thereunder (a "Termination Notice") the effect of which shall be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions". (Liquidity Facilities,
Section 6.01)

     Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider is Credit Suisse.

     Founded in 1856, Credit Suisse is the oldest of Switzerland's three major banks and maintains its corporate headquarters in Zurich, Switzerland. Within Switzerland, Credit Suisse conducts its operations through 311 offices and branches. Internationally, Credit Suisse maintains a presence on five continents through its 73 foreign branches, representative offices and subsidiaries. Banking operations of Credit Suisse in the United States began in 1940 and currently include branches in New York and Los Angeles, an agency in Miami, and representative offices in San Francisco, Atlanta, Chicago and Houston.

                  DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and reference is made to the provisions of the Intercreditor Agreement. The Intercreditor Agreement is filed as an exhibit to the Registration Statement and is available from the Trustee.

INTERCREDITOR RIGHTS

  Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture at any given time, the Loan Trustee is directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees), so long as no Indenture Default shall have occurred and be continuing thereunder and (b) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party. See "Description of New Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, the Liquidity Provider shall have the right to direct such Loan Trustee with respect to such matters at any time after 18 months from the acceleration of the Equipment Notes under such Indenture, if at the time of such election the Liquidity Obligations have not been paid in full; provided that if there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have such right; provided that at any time after Continental has acquired 100% participation interests in the Liquidity Facilities, the Liquidity Provider shall not have the right to become the Controlling Party. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6)

     The Controlling Party may not, without the consent of the Liquidity Provider (which consent shall not be unreasonably withheld or delayed), amend the provisions of or direct the exercise of any remedy or the taking of any other action (including the sale of any Equipment Note, Lease or Aircraft unless its market value is paid within two years from the earliest such amendment, exercise or other action) under the Indentures or various other agreements, if the effect thereof would be to impair the ability of the Subordination Agent to cause all Liquidity Obligations to be paid in full within one year of the date when due; provided that, if the Controlling Party is an Owner Participant or its affiliate, the consent requirements will apply to any disposition of any Equipment Note, Lease or Aircraft, regardless of the terms of disposition.

   Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

     The Subordination Agent may from time to time during the continuance of an Indenture Default commission an Appraisal with respect to the related Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1)

     "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Appraised Value" means at any time with respect to any Aircraft, the appraised value thereof as set forth in the most recent Appraisal, provided that initially, the Appraised Value of any Aircraft means the lower of the average or the median of the three appraisals provided by the Appraisers for such Aircraft.

Priority of Distributions

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

          (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses") to the Liquidity Provider;

          (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

          (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations and, if applicable, to replenish each Cash Collateral Account up to the amount of interest payable on the related Class of Certificates at the Stated Interest Rate therefor on six consecutive Regular Distribution Dates (the "Required Amount");

          (iv) to pay Expected Distributions to the holders of Class A Certificates;

          (v) to pay Expected Distributions to the holders of Class B Certificates;

          (vi) to pay Expected Distributions to the holders of Class C Certificates;

          (vii) to pay Expected Distributions to the holders of Class D Certificates; and

          (viii) to pay certain fees and expenses of the Subordination Agent and the Trustees.

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          (i) to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any Trustee, any Certificateholder or the Liquidity Provider in connection with the protection and realization of the Equipment Notes or the Trust Indenture Estate;

          (ii)  to the Liquidity Provider, to pay the Liquidity Expenses;

          (iii) to the Liquidity Provider, to pay interest accrued on the Liquidity Obligations;

          (iv) to the Liquidity Provider, to pay the outstanding amount of all Liquidity Obligations and, if applicable, so long as at least 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, to replenish each Cash Collateral Account up to the Required Amount for the related Class of Certificates;

          (v) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

          (vi) to pay Final Distributions to the holders of Class A Certificates (reducing the Pool Balance thereof to zero);

          (vii) to pay Final Distributions to the holders of Class B Certificates (reducing the Pool Balance thereof to zero);

          (viii) to pay Final Distributions to the holders of Class C Certificates (reducing the Pool Balance thereof to zero); and

          (ix) to pay Final Distributions to the holders of Class D Certificates (reducing the Pool Balance thereof to zero).

     Notwithstanding the foregoing provisions, so long as no PTC Event of Default shall have occurred and be continuing with respect to the most senior Class of Certificates outstanding, any regularly scheduled payment received on the Performing Equipment Notes shall be distributed as follows:

          (x) the Performing Equipment Notes Interest Payment will be distributed in the following order:

               (1) to the Liquidity Provider in payment of the Liquidity Obligations, and to the Subordination Agent, the Trustees, the Certificateholders or the Liquidity Provider, as the case may be, in payment of the amounts payable to such parties in clauses (i) and (v) immediately above (the "Administration Expenses");

               (2) to the holders of Class A Certificates in payment of accrued and unpaid interest on the Class A Certificates;

               (3) to the holders of Class B Certificates in payment of accrued and unpaid interest on the Class B Certificates;

               (4) to the holders of Class C Certificates in payment of accrued and unpaid interest on the Class C Certificates; and

               (5) to the holders of Class D Certificates;

provided that the provisions of this paragraph (x) will be given effect before distribution of any funds received in respect of any Non-Performing Equipment Notes;

          (y) the Performing Equipment Notes Principal Payment will be distributed in the following order:

               (1) to the holders of Class A Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust;

               (2) to the holders of Class B Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust;

               (3) to the holders of Class C Certificates in payment of the greater of (A) the Adjusted Expected Distributions to such holders on such Distribution Date and (B) such holders' pro rata portion of the Performing Equipment Notes Principal Payment based on the Adjusted Pool Balance of such Trust; and

               (4) to the holders of Class D Certificates;

     provided that the provisions of this paragraph (y) will be given effect after distributing any funds received in respect of any Non-Performing Equipment Notes;

provided that if the aggregate amount of future scheduled payments in respect of the Performing Equipment Notes, together with the Performing Equipment Notes Principal Payment as of such Distribution Date, will be (assuming the distribution of such amount as contemplated by paragraphs (x) and (y) and that no further payment will be received at any time from the Non-Performing Equipment Notes) insufficient to pay interest on any Class of Certificates and reduce the Pool Balance of such Class of Certificates to zero before the Final Maturity Date thereof, the amount of distributions to be made to the holders of such Class of Certificates on such Distribution Date will be increased by the amount of such deficiency prior to making any distributions to the holders of any Class of Certificates junior to such Class of Certificates and such increase shall be taken into account for the purpose of applying this proviso to the holders of any such junior Class of Certificates.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of amounts required to be maintained therein to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust on six consecutive Regular Distribution Dates and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note, the Indenture, the Lease, the Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing, the Subordination Agent shall request instructions from the Certificateholders and shall vote or consent in accordance with the vote of the Certificateholders and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1)

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft are comprised of nine Boeing 737-500 aircraft and nine Boeing 757-200 aircraft. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.

                                                                    Appraised Value
  FAA        Aircraft       Engine         Delivery          ------------------------------
Number         Type          Type            Date            AISI          BK           MBA
- ------       --------       ------         --------         -----         ----         ----
                                                                  (dollars in millions)
N17104        757-200    RB21 1-535E4B      July 1994      $48.80        $47.50       $49.77
N17105        757-200    RB21 1-535E4B      Aug. 1994       49.02         47.50        50.00
N14106        757-200    RB21 1-535E4B     Sept. 1994       49.24         47.50        50.23
N14107        757-200    RB21 1-535E4B      Oct. 1994       49.45         47.50        50.45
N21108        757-200    RB21 1-535E4B      Nov. 1994       49.67         47.50        50.68
N12109        757-200    RB21 1-535E4B      Dec. 1994       49.89         47.50        50.91
N13110        757-200    RB21 1-535E4B      Dec. 1994       49.89         47.50        50.91
N18112        757-200    RB21 1-535E4B      Feb. 1995       50.33         47.50        51.36
N13113        757-200    RB21 1-535E4B     April 1995       50.76         47.50        51.82

N17620        737-500       CFM56-3B 1      Feb. 1995       28.93         25.00        25.56
N19623        737-500       CFM56-3B 1      Jan. 1995       28.68         25.00        25.44
N13624        737-500       CFM56-3B 1      Feb. 1995       28.93         25.00        25.56
N46625        737-500       CFM56-3B 1      Jan. 1995       28.68         25.00        25.44
N32626        737-500       CFM56-3B 1     April 1995       29.44         25.00        25.78
N17627        737-500       CFM56-3B 1     April 1995       29.44         25.00        25.78
N62631        737-500       CFM56-3B 1      June 1995       29.95         25.00        26.01
N16632        737-500       CFM56-3B 1      July 1995       30.20         25.00        26.13
N24633        737-500       CFM56-3B 1      Aug. 1995       30.46         25.00        26.18

APPRAISED VALUE

     The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AISI, BK and MBA. Each Appraiser was asked to provide its opinion as to the fair market value of each Aircraft as of January 3, 1996. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft.

     However, an appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder.

                      DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Refunding Agreements and reference is made to all of the provisions of such documents. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement, the Trust Agreement and the Refunding Agreement relating to each Aircraft, forms of which are filed as exhibits to the Registration Statement.

GENERAL

     The Equipment Notes have been issued in four series with respect to each Aircraft. The Equipment Notes with respect to each Aircraft were issued under a separate Indenture between First Security Bank of Utah, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Aircraft, and Wilmington Trust Company, as Loan Trustee.

     The related Owner Trustee leases each Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Aircraft. Under each Lease, Continental is obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Aircraft. The Equipment Notes are not, however, direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease are general obligations of Continental.

     General Electric Company is currently the Owner Participant with respect to all of the eighteen leveraged leases for the Aircraft. The Owner Participant or its affiliate also acquired all of the Class D Certificates contemporaneously with the consummation of the Offering. General Electric Company has the right to sell, assign or otherwise transfer its interests as Owner Participant in any or all of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents, and the Class D Certificateholder will have the right to sell any or all Class D Certificates, subject to the terms and conditions of the Pass Through Trust Agreement for the Class D Trust.

SUBORDINATION

     Series B Equipment Notes issued in respect of any Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series B Equipment Notes; and Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. On each Equipment Note payment date,
(i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft, (ii) payment of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus until the final expected Regular Distribution Date for such Trust.

Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes will be held in each of the Trusts, are as follows:

                   Trust 1996-A           Trust 1996-B          Trust 1996-C          Trust 1996-D
                         %                      %                     %                     %
Aircraft No.      Equipment Notes        Equipment Notes       Equipment Notes       Equipment Notes            Total
- ------------      ---------------        ---------------       ---------------       ---------------            -----
N17620..........  $ 10,222,000.00         $ 3,577,700.00        $ 2,811,050.00        $ 2,300,000.00       $ 18,910,750.00
N19623..........    10,200,000.00           3,570,000.00          2,805,000.00          2,300,000.00         18,875,000.00
N13624..........    10,222,000.00           3,577,700.00          2,811,050.00          2,300,000.00         18,910,750.00
N46625..........    10,200,000.00           3,570,000.00          2,805,000.00          2,300,000.00         18,875,000.00
N32626..........    10,313,200.00           3,609,620.00          2,836,130.00          2,300,000.00         19,058,950.00
N17627..........    10,313,200.00           3,609,620.00          2,836,130.00          2,300,000.00         19,058,950.00
N62631..........    10,404,400.00           3,641,540.00          2,861,210.00          2,300,000.00         19,207,150.00
N16632..........    10,450,000.00           3,657,500.00          2,873,750.00          2,300,000.00         19,281,250.00
N24633..........    10,471,600.00           3,665,060.00          2,879,690.00          2,300,000.00         19,316,350.00
N17104..........    19,342,666.67           6,769,933.33          5,319,233.33          3,400,000.00         34,831,833.33
N17105..........    19,415,733.33           6,795,506.67          5,339,326.67          3,400,000.00         34,950,566.67
N14106..........    19,488,666.67           6,821,033.33          5,359,383.33          3,400,000.00         35,069,083.33
N14107..........    19,560,266.67           6,846,093.33          5,379,073.33          3,400,000.00         35,185,433.33
N21108..........    19,633,200.00           6,871,620.00          5,399,130.00          3,400,000.00         35,303,950.00
N12109..........    19,706,266.67           6,897,193.33          5,419,223.33          3,400,000.00         35,422,683.33
N13110..........    19,706,266.67           6,897,193.33          5,419,223.33          3,400,000.00         35,422,683.33
N18112..........    19,858,933.33           6,950,626.67          5,461,206.67          3,400,000.00         35,670,766.67
N13113..........    20,009,599.99           7,004,060.01          5,502,190.01          3,400,000.00         35,915,850.01
                  ---------------         --------------        --------------        --------------       ---------------
  Total.........  $269,518,000.00         $94,332,000.00        $74,117,000.00        $51,300,000.00       $489,267,000.00
                  ===============         ==============        ==============        ==============       ===============

     Interest is payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 15, April 15, July 15 and October 15 in each year, commencing April 15, 1996. Such interest is computed on the basis of a 360-day year of twelve 30-day months. Under certain circumstances described in "The Exchange Offer--General", the interest rates for the Equipment Notes may be increased to the extent described therein.

    If any date scheduled for any payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     The Equipment Notes issued with respect to any Aircraft will be redeemed, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date upon the occurrence of an Event of Loss to such Aircraft if such Aircraft is not replaced. (Indentures, Section 2.10(a))

     The Equipment Notes relating to an Aircraft will be redeemed, in whole, on a Special Distribution Date in connection with Continental's exercise of its right to terminate the applicable Lease under Section 9 of such Lease at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium (as defined below). (Indentures, Section 2.10(b)). See "--The Leases--Lease Termination".

     All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 13 of the applicable Participation Agreement at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any. (Indentures, Section 2.11)

     If notice of such a redemption shall have been given in connection with a refinancing of such Equipment Notes, such notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

     If, with respect to an Aircraft, (x) one or more Lease Events of Default shall have occurred and be continuing, (y) the Loan Trustee with respect to such Equipment Notes shall take action or notify the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or commence the exercise of any significant remedy under such Indenture or the related Lease or (z) the Equipment Notes with respect to such Aircraft shall have been accelerated, then in each case the Equipment Notes issued with respect to such Aircraft may be purchased by the Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the Redemption Price, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) when (A) a Lease Event of Default shall have occurred and be continuing for less than 120 days or
(B) the only Lease Event of Default under the related Lease arises from the cross-default provisions of such Lease (in which event the option to purchase may not be exercised for 60 days after the date of notice thereof). (Indentures,
Section 2.14)

     "Make-Whole Premium" means, with respect to a redemption or purchase of an Equipment Note, an amount equal to the greater of (i) zero and (ii) (x) the present value, discounted on a quarterly compounded basis utilizing an interest factor equal to the Reinvestment Yield, of the principal payments provided for in the amortization schedule for such Equipment Note (including the payment at final maturity) and the scheduled interest payments from the respective dates on which, but for such redemption or purchase, such principal payments and interest payments would have been payable on such Equipment Note, minus (y) the principal amount of such Equipment Note so to be redeemed or purchased plus accrued but unpaid interest thereon.

     For purposes of the foregoing definition, "Reinvestment Yield" shall mean the arithmetic mean of the two most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities equal to the remaining Weighted Average Life to Maturity of such Equipment Note as of the date of the proposed redemption or purchase), as published by the Federal Reserve Board in its Statistical Release H.15(519) or any successor publication for the two calendar weeks ending on the Saturday next preceding such date or, if such average is not published for such period, of such reasonably comparable index as may be designated in good faith by the Independent Investment Banker for such period. If no possible maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month.

     "Weighted Average Life to Maturity" of each Equipment Note means at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Equipment Note by the then-outstanding principal amount of such Equipment Note. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Equipment Note provided for in the amortization schedule for such Equipment Note by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Equipment Note and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

SECURITY

     The Equipment Notes issued with respect to each Aircraft are secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Loan Trustee of such Aircraft, subject to the rights of Continental under such Lease, and (iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights under the purchase agreement between Continental and the related manufacturer. Unless and until an Indenture Default with respect to an Aircraft has occurred and is continuing, the Loan Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Indenture, Granting Clause) The Equipment Notes are not cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or replacement aircraft (as described in "--The Leases--Events of Loss") or the Leases related thereto.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee (except in the case of certain Indenture Defaults), in investments described in the related Indenture.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following table sets forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the dates specified and was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made in each such month by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes. Loan to value ratios below cannot be recalculated due to rounding.

     The table is based on the assumption that the value of each Aircraft set forth opposite January 1996 depreciates by 2% per year until the fifteenth year after the year of delivery of such Aircraft and 4% per year thereafter. Other rates or methods of depreciation would result in materially different loan-to-value ratios and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.


                           Aircraft No. N17620                   Aircraft No. N19623                  Aircraft No. N13624
                     --------------------------------    ----------------------------------    ---------------------------------
                      Equipment                           Equipment                             Equipment
                        Note       Assumed                  Note       Assumed                    Note       Assumed
                     Outstanding   Aircraft              Outstanding   Aircraft                Outstanding   Aircraft
                       Balance      Value     Loan to      Balance      Value      Loan to       Balance      Value     Loan to
                      (millions)  (millions) Value Ratio  (millions)  (millions)  Value Ratio  (millions)   (millions) Value Ratio
                    ------------  ---------- -----------  ----------  ----------  -----------  ----------   ---------- -----------

January 1996            $18.91      $25.56      74.00%      $18.88      $25.44       74.19%      $18.91       $25.56     74.00%
January 1997             18.59       25.04      74.21        18.55       24.93       74.40        18.59        25.04     74.21
January 1998             18.27       24.53      74.45        18.23       24.42       74.65        18.27        24.53     74.45
January 1999             17.82       24.02      74.18        17.79       23.91       74.37        17.82        24.02     74.18
January 2000             17.38       23.51      73.91        17.40       23.41       74.34        17.37        23.51     73.90
January 2001             16.44       23.00      71.49        16.45       22.90       71.84        16.44        23.00     71.47
January 2002             15.44       22.49      68.65        15.42       22.39       68.89        15.43        22.49     68.62
January 2003             14.34       21.98      65.23        14.32       21.88       65.46        14.35        21.98     65.29
January 2004             13.09       21.47      60.99        13.08       21.37       61.20        13.10        21.47     61.04
January 2005             11.73       20.96      55.99        11.78       20.86       56.46        11.81        20.96     56.35
January 2006              9.84       20.44      48.13         9.91       20.35       48.68         9.94        20.44     48.64
January 2007              7.13       19.93      35.79         7.81       19.84       39.36         7.81        19.93     39.19
January 2008              5.42       19.42      27.90         5.46       19.34       28.23         5.45        19.42     28.08
January 2009              4.52       18.91      23.90         4.53       18.83       24.05         4.52        18.91     23.91
January 2010              3.49       18.40      18.97         3.45       18.32       18.84         3.40        18.40     18.71
January 2011              2.40       17.38      13.79         2.27       17.30       13.12         2.26        17.38     12.99
January 2012              0.54       16.36       3.30         1.01       16.28        6.21         0.99        16.36      6.06
January 2013              0.00        0.00       0.00         0.00        0.00        0.00         0.00         0.00      0.00


                                      74

                           Aircraft No. N46625                    Aircraft No. N32626                Aircraft No. N17627
                   ------------------------------------  ------------------------------------  ------------------------------------
                    Equipment                             Equipment                             Equipment
                      Note       Assumed                    Note       Assumed                    Note       Assumed
                   Outstanding   Aircraft                Outstanding   Aircraft                Outstanding   Aircraft
                     Balance      Value       Loan to      Balance      Value       Loan to      Balance      Value       Loan to
                   (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio
                   -----------  ----------  -----------  -----------  ----------  -----------  -----------  ----------  -----------
January 1996         $18.88       $25.44       74.19%      $19.06       $25.78       73.92%      $19.06       $25.78       73.92%
January 1997          18.55        24.93       74.40        18.73        25.27       74.13        18.73        25.27       74.13
January 1998          18.23        24.42       74.65        18.41        24.75       74.37        18.41        24.75       74.37
January 1999          17.79        23.91       74.37        17.96        24.24       74.10        17.96        24.24       74.10
January 2000          17.40        23.41       74.35        17.53        23.72       73.91        17.53        23.72       73.91
January 2001          16.45        22.90       71.84        16.54        23.20       71.28        16.55        23.20       71.30
January 2002          15.43        22.39       68.91        15.47        22.69       68.17        15.47        22.69       68.18
January 2003          14.33        21.88       65.48        14.28        22.17       64.41        14.28        22.17       64.42
January 2004          13.08        21.37       61.21        13.03        21.66       60.16        13.03        21.66       60.17
January 2005          11.78        20.86       56.47        11.78        21.14       55.72        11.79        21.14       55.75
January 2006           9.92        20.35       48.72         9.91        20.63       48.05         9.92        20.63       48.09
January 2007           7.81        19.84       39.37         7.84        20.11       39.00         7.84        20.11       39.00
January 2008           5.46        19.34       28.23         5.50        19.60       28.09         5.50        19.60       28.09
January 2009           4.53        18.83       24.05         4.61        19.08       24.15         4.61        19.08       24.15
January 2010           3.45        18.32       18.84         3.59        18.56       19.32         3.58        18.56       19.30
January 2011           2.27        17.30       13.13         2.48        17.53       14.15         2.48        17.53       14.13
January 2012           1.01        16.28        6.20         1.30        16.50        7.91         1.30        16.50        7.88
January 2013           0.00         0.00        0.00         0.36        15.47        2.32         0.36        15.47        2.32


                           Aircraft No. N62631                    Aircraft No. N16632                Aircraft No. N24633
                   ------------------------------------  ------------------------------------  ------------------------------------
                    Equipment                             Equipment                             Equipment
                      Note       Assumed                    Note       Assumed                    Note       Assumed
                   Outstanding   Aircraft                Outstanding   Aircraft                Outstanding   Aircraft
                     Balance      Value       Loan to      Balance      Value       Loan to      Balance      Value       Loan to
                   (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio
                   -----------  ----------  -----------  -----------  ----------  -----------  -----------  ----------  -----------
January 1996....     $19.2        $26.0        73.84       $19.2        $26.1        73.80       $19.3        $26.1        73.79
January 1997....      18.8         25.4        74.05        18.9         25.6        74.01        18.9         25.6        73.99
January 1998....      18.5         24.9        74.29        18.6         25.0        74.25        18.6         25.1        74.23
January 1999....      18.1         24.4        74.02        18.1         24.5        73.99        18.2         24.6        73.97
January 2000....      17.5         23.9        73.37        17.5         24.0        73.10        17.5         24.0        73.00
January 2001....      16.5         23.4        70.62        16.5         23.5        70.45        16.5         23.5        70.36
January 2002....      15.4         22.8        67.42        15.4         22.9        67.39        15.5         23.0        67.27
January 2003....      14.2         22.3        63.57        14.3         22.4        63.69        14.3         22.5        63.54
January 2004....      12.9         21.8        59.23        13.0         21.9        59.51        13.0         21.9        59.33
January 2005....      11.6         21.3        54.58        11.8         21.4        55.30        11.8         21.4        55.11
January 2006....       9.7         20.8        46.85         9.9         20.9        47.78         9.9         20.9        47.58
January 2007....       7.5         20.2        37.34         7.8         20.3        38.66         7.8         20.4        38.34
January 2008....       5.2         19.7        26.45         5.6         19.8        28.30         5.5         19.9        28.11
January 2009....       4.6         19.2        24.09         4.7         19.3        24.57         4.7         19.3        24.37
January 2010....       3.6         18.7        19.22         3.7         18.8        19.95         3.7         18.8        19.75
January 2011....       2.4         17.6        14.00         2.6         17.7        15.07         2.6         17.8        14.82
January 2012....       1.3         16.6         7.79         1.5         16.7         9.28         1.5         16.7         8.95
January 2013....       0.3         15.6         2.34         0.6         15.6         3.88         0.5         15.7         3.70

                           Aircraft No. N17104                    Aircraft No. N17105                Aircraft No. N14106
                   ------------------------------------  ------------------------------------  ------------------------------------
                    Equipment                             Equipment                             Equipment
                      Note       Assumed                    Note       Assumed                    Note       Assumed
                   Outstanding   Aircraft                Outstanding   Aircraft                Outstanding   Aircraft
                     Balance      Value       Loan to      Balance      Value       Loan to      Balance      Value       Loan to
                   (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio
                   -----------  ----------  -----------  -----------  ----------  -----------  -----------  ----------  -----------
January 1996         $34.83       $48.69       71.54%      $34.95       $48.84       71.56%      $35.07       $48.99       71.59%
January 1997          34.22        47.72       71.71        34.33        47.86       71.73        34.45        48.01       71.75
January 1998          33.61        46.74       71.91        33.73        46.89       71.93        33.84        47.03       71.95
January 1999          32.56        45.77       71.15        32.55        45.91       70.90        32.82        46.05       71.27
January 2000          30.76        44.79       68.66        30.69        44.93       68.31        31.08        45.07       68.97
January 2001          29.33        43.82       66.92        29.24        43.96       66.53        29.65        44.09       67.24
January 2002          26.85        42.85       62.66        26.74        42.98       62.22        27.19        43.11       63.07
January 2003          24.34        41.87       58.12        24.28        42.00       57.80        24.56        42.13       58.29
January 2004          22.63        40.90       55.34        22.56        41.03       55.00        22.85        41.15       55.53
January 2005          20.67        39.93       51.77        20.62        40.05       51.48        20.90        40.17       52.03
January 2006          18.37        38.95       47.15        18.29        39.07       46.82        18.73        39.19       47.80
January 2007          16.24        37.98       42.76        16.14        38.09       42.38        15.55        38.21       40.70
January 2008          13.01        37.00       35.15        13.15        37.12       35.42        10.77        37.23       28.92
January 2009           9.29        36.03       25.77         9.24        36.14       25.57         9.37        36.25       25.85
January 2010           7.79        34.08       22.86         7.69        34.19       22.50         7.88        34.29       22.97
January 2011           6.07        32.14       18.89         5.96        32.23       18.48         6.25        32.33       19.35
January 2012           4.13        30.19       13.68         4.07        30.28       13.44         4.50        30.37       14.80
January 2013           0.37        28.24        1.32         2.01        28.33        7.08         0.01        28.41        0.04


                           Aircraft No. N14107                    Aircraft No. N21108                Aircraft No. N12109
                   ------------------------------------  ------------------------------------  ------------------------------------
                    Equipment                             Equipment                             Equipment
                      Note       Assumed                    Note       Assumed                    Note       Assumed
                   Outstanding   Aircraft                Outstanding   Aircraft                Outstanding   Aircraft
                     Balance      Value       Loan to      Balance      Value       Loan to      Balance      Value       Loan to
                   (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio
                   -----------  ----------  -----------  -----------  ----------  -----------  -----------  ----------  -----------
January 1996         $35.19       $49.13       71.61%      $35.30       $49.28       71.64%      $35.42       $49.43       71.66%
January 1997          34.56        48.15       71.78        34.68        48.30       71.80        34.79        48.44       71.83
January 1998          33.95        47.17       71.98        34.07        47.31       72.00        34.18        47.46       72.02
January 1999          32.44        46.19       70.23        32.64        46.33       70.46        32.69        46.47       70.36
January 2000          30.69        45.20       67.90        30.83        45.34       68.00        31.05        45.48       68.27
January 2001          29.23        44.22       66.09        29.41        44.35       66.30        29.65        44.49       66.65
January 2002          26.74        43.24       61.84        26.94        43.37       62.11        27.18        43.50       62.49
January 2003          24.25        42.26       57.39        24.47        42.38       57.74        24.61        42.51       57.88
January 2004          22.54        41.27       54.62        22.76        41.40       54.98        22.92        41.52       55.19
January 2005          20.59        40.29       51.11        20.83        40.41       51.53        20.94        40.53       51.67
January 2006          18.22        39.31       46.35        18.51        39.43       46.94        18.57        39.55       46.97
January 2007          15.86        38.32       41.39        16.40        38.44       42.65        16.46        38.56       42.69
January 2008          12.70        37.34       34.02        13.47        37.46       35.95        13.54        37.57       36.05
January 2009           8.77        36.36       24.11         9.63        36.47       26.41         9.73        36.58       26.60
January 2010           7.66        34.39       22.28         8.14        34.50       23.59         8.41        34.60       24.29
January 2011           5.88        32.43       18.13         6.48        32.53       19.93         6.69        32.63       20.49
January 2012           3.94        30.46       12.92         4.61        30.56       15.09         3.14        30.65       10.24
January 2013           1.85        28.50        6.50         0.10        28.58        0.36         0.10        28.67        0.36

                           Aircraft No. N13110                    Aircraft No. N18112                Aircraft No. N13113
                   ------------------------------------  ------------------------------------  ------------------------------------
                    Equipment                             Equipment                             Equipment
                      Note       Assumed                    Note       Assumed                    Note       Assumed
                   Outstanding   Aircraft                Outstanding   Aircraft                Outstanding   Aircraft
                     Balance      Value       Loan to      Balance      Value       Loan to      Balance      Value       Loan to
                   (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio  (millions)   (millions)  Value Ratio
                   -----------  ----------  -----------  -----------  ----------  -----------  -----------  ----------  -----------
January 1996         $35.42       $49.43       71.66%      $35.67       $49.73       71.73%      $35.92       $50.03       71.80%
January 1997          34.79        48.44       71.83        35.04        48.74       71.89        35.28        49.02       71.96
January 1998          34.18        47.46       72.02        34.42        47.74       72.09        34.62        48.02       72.09
January 1999          32.67        46.47       70.31        32.64        46.75       69.82        32.72        47.02       69.58
January 2000          30.94        45.48       68.03        30.88        45.75       67.49        30.85        46.02       67.04
January 2001          29.54        44.49       66.39        29.40        44.76       65.69        29.39        45.02       65.29
January 2002          27.06        43.50       62.22        26.93        43.76       61.54        26.93        44.02       61.17
January 2003          24.60        42.51       57.87        24.38        42.77       57.01        24.42        43.02       56.76
January 2004          22.89        41.52       55.12        22.68        41.77       54.30        22.70        42.02       54.01
January 2005          20.92        40.53       51.60        20.75        40.78       50.88        20.74        41.02       50.55
January 2006          18.56        39.55       46.93        18.38        39.78       46.21        18.36        40.02       45.88
January 2007          16.44        38.56       42.64        16.26        38.79       41.93        16.24        39.02       41.62
January 2008          13.52        37.57       35.98        13.04        37.80       34.49        13.09        38.02       34.43
January 2009           9.70        36.58       26.52         9.16        36.80       24.88         9.24        37.02       24.95
January 2010           8.37        34.60       24.18         7.35        35.81       20.52         7.40        36.02       20.55
January 2011           6.64        32.63       20.37         2.78        33.82        8.22         5.17        34.02       15.20
January 2012           3.09        30.65       10.08         0.87        31.83        2.74         2.53        32.02        7.90
January 2013           0.10        28.67        0.36         0.01        29.84        0.03         0.01        30.02        0.03

LIMITATION OF LIABILITY

     The Equipment Notes are not direct obligations of, or guaranteed by, Continental, the Owner Participant or the Owner Trustees in their individual capacity. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, shall be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Continental under the Lease with respect to such Aircraft).

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Loan Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture include: (a) the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default), (b) the failure by the Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder continued for more than 10 business days, (c) the failure by the Owner Participant or the Owner Trustee to discharge certain liens, continued after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement, the related Refunding Agreement or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect when made and continuing to be material and remaining unremedied after notice and specified cure periods, (e) failure by the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant not being a citizen of the United States or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant. (Indentures, Section 4.02) There are no cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. However, a Lease Event of Default under any Lease will constitute a Lease Event of Default under all Leases due to the cross-default provisions in the Leases, and will consequently result in an Indenture Default under all Indentures. (Leases, Section 14.8)

     If Continental fails to make any quarterly basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the Equipment Notes, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless Continental has failed to make a rental payment when due on the six or more immediately preceding quarterly basic rental payment dates or on any twelve or more previous quarterly basic rental payment dates. The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease which can be cured with the payment of money. (Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 4.08)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and
(ii) all other Indenture Defaults and potential Indenture Defaults under such Indenture have been cured or waived. (Indentures, Section 4.04(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. The related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Aircraft; provided that the requirement to exercise such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Federal Bankruptcy Code (the "Bankruptcy Code") (plus an additional period, if any, resulting from (i) the trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court or such Loan Trustee's consent to an extension of such period,
(ii) such Loan Trustee's failure to give any requisite notice, or (iii) Continental's assumption of such Lease with the approval of the relevant court). See "--The Leases--Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Continental, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Loan Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Indentures, Section 4.04; Leases, Section 15)

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo".

     The Bankruptcy Reform Act of 1994 amended Section 1110 by, among other things, providing that the lessor under a lease of aircraft first placed in service on or prior to the date of the enactment of that Act will be entitled to the benefits of Section 1110 if the lessor and the lessee have expressed in the applicable agreement or in a substantially contemporaneous writing that the applicable agreement is to be treated as a lease for Federal income tax purposes. Each of the Leases relating to the four Aircraft placed in service prior to the enactment of the Act contains such a written statement.

     Cleary, Gottlieb, Steen & Hamilton, counsel to Continental, has advised the Loan Trustees that the right of the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, to exercise its right to take possession of the respective Aircraft under each of the Leases is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft. This opinion assumes that Continental is and will be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver".

     The opinion of Cleary, Gottlieb, Steen & Hamilton does not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to
Section 1110 benefits should not be diminished as a result of such replacement. See "--The Leases--Events of Loss". The opinion of Cleary, Gottlieb, Steen & Hamilton will also not address the availability of Section 1110 with respect to any possible sublessee of an Aircraft subleased by Continental.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

     Certain provisions of any Indenture, and of the Lease (so long as no Indenture Default has occurred and is continuing), the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease and
(ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Aircraft. (Indentures, Section 9.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or premium, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 9.01(a))

OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

     So long as GE or any of its affiliates is the Owner Participant with respect to the leveraged lease of any Aircraft, subject to certain conditions, such Owner Participant will have the right to restructure such leveraged lease transaction using a "cross-border lease", a tax lease or head-lease/sublease structure and any other type of transaction. In no event, however, shall any such restructuring (i) change the terms and conditions of the rights and obligations of any holder of Equipment Notes under the relevant Operative Agreements or any holder of Certificates or (ii) expose any such holder to any additional risks. As a precondition to any such restructuring, the Owner Participant will be obligated to deliver to the Loan Trustee an appropriate officer's certificate as to the satisfaction of the foregoing conditions and obtain a written confirmation from the Rating Agencies prior to the implementation of such restructuring to the effect that such restructuring will not adversely affect the ratings of the Certificates.

INDEMNIFICATION

     Continental is required to indemnify each Loan Trustee, each Owner Participant and each Owner Trustee for certain losses, claims and other matters. Continental is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Aircraft. Each Owner Participant is required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture.

THE LEASES

     Each Aircraft is leased to Continental by the relevant Owner Trustee under the relevant Lease.

   Lease Term Rentals

     Each Aircraft has been leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft was acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The quarterly basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (as defined below) (or, if such day is not a business day, on the next business day), and has been assigned by the Owner Trustee under the corresponding Indenture to provide the funds necessary to make payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the quarterly basic rent payments under the Leases may be adjusted, but each lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. In addition, the amount of basic rent may be increased in an amount equal to any increase in the amount of interest due on the Equipment Notes on the relevant Lease Payment Date as a result of the resetting of the rate of interest on the Equipment Notes as required by the terms thereof-
- -for example, if certain terms of the Registration Rights Agreement require such a resetting. See "The Exchange Offer--General". Any balance of each such quarterly basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, January 15, April 15, July 15 or October 15 during the term of such Lease.

  Net Lease

     Under the terms of each Lease, Continental's obligations in respect of each Aircraft will be those of a lessee under a "net lease". Accordingly, under each Lease Continental is obligated, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1 and 8.1 and Annex C)

  Possession, Sublease and Transfer

     Each Aircraft may be operated by Continental or under lease, sublease or interchange arrangements, subject to certain restrictions. Normal interchange and pooling agreements with respect to any Engine are permitted with U.S. air carriers and foreign air carriers in countries with which the United States maintains normal diplomatic relations and which recognize and give effect to the rights of lessors and mortgagees. Subleases for a term of up to 60 months are also permitted with solvent U.S. air carriers and with certain specified foreign air carriers, so long as they are solvent, subject to a reasonably satisfactory opinion that such country would give effect to the title of the Owner Trustee in and to the Aircraft and would give effect to the priority and validity of the lien of the Indenture, as the case may be, as if such country were a party to the Convention on the International Recognition of Rights in Aircraft (Geneva
1948) (the "Convention"). (Leases, Section 7) It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and to what extent such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention. Moreover, in the case of an Event of Default under an Indenture, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease and Indenture and certain other documents under the Transportation Code. (Leases, Section 7) Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. (Leases, Section 7.1.1)

     So long as no Lease default or Lease Event of Default exists, Continental has the right to register the Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to certain specified foreign air carriers, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the country of registration recognizes the interests of lessors, owner participants and mortgagees and provides substantially equivalent protection to such interests as provided by law in the United States. (Leases, Section 7.1.2; Participation Agreements, Section 8.7.12)

  Liens

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent or are being contested in good faith by appropriate proceedings; and (iii) judgment liens so long as such judgment is discharged or vacated within 30 days or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 30 days after expiration of such stay; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against the relevant Loan Trustee, Owner Trustee or Owner Participant. (Leases, Section 6)

  Replacement of Parts; Alterations

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use (other than severable parts added at the option of Continental and obsolete or unsuitable parts that Continental is permitted to remove to the extent described below). Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use; provided that such alteration, modification, addition or removal does not diminish the value, utility, performance or the remaining useful life of the related Aircraft, Airframe or Engine or adversely affect the commercial use of the Aircraft for passenger service in the United States or invalidate the Aircraft's airworthiness certificate, except that the value of the Aircraft may be reduced by the removal of obsolete or unsuitable parts so long as the aggregate original cost of all such parts removed from any one Aircraft and not replaced shall not exceed $250,000 for each 757-224 Aircraft and $200,000 for each 737-524 Aircraft. (Leases, Section 8.1 and Annex C)

  Insurance

     The Leases require Continental to maintain, at its expense (or at the expense of a permitted sublessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of the Aircraft (which exceeds the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, together with accrued interest thereon), and all-risk property damage insurance covering Engines and parts while removed from an aircraft in an amount not less than the replacement cost of such Engines and parts. All insurance proceeds with respect to a total loss of an Aircraft, Airframe or Engine and all insurance proceeds in excess of $3,000,000 per occurrence with respect to repairable damage to an Aircraft, Airframe or Engine are payable to the relevant Owner Trustee or to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. Insurance proceeds of up to $3,000,000 per occurrence with respect to repairable damage to an Aircraft, Airframe or engine are payable directly to Continental so long as the Owner Trustee has not notified the insurance underwriters that a Lease default or a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss (as defined below), insurance proceeds will be applied to repair or replace the property. (Leases, Sections
11.1 and 11.5 and Annex D)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted sublessee), including, without limitation, third-party and passenger liability and property damage, cargo and products liability and contractual liability insurance with respect to each Aircraft. Such liability insurance shall be of the type usually carried by prudent major United States commercial air carriers and cover the kind of risks against which prudent United States commercial air carriers customarily insure. Such liability insurance shall be underwritten by nationally or internationally recognized insurers of substantial financial capacity used by other major United States commercial air carriers. The amount of such liability insurance coverage per occurrence shall be not less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type as such Aircraft. Continental (but no permitted sublessee) shall have the right to self-insure to the extent of any applicable minimum amount per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the insurer providing such aircraft hull or liability insurance, which are commensurate with the standard deductibles in the airline insurance industry available to major U.S. airlines. (Leases, Section 11.1 and Annex D, Section A)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee) operates any Aircraft, Airframe or Engine in any area of recognized or threatened hostilities or if Continental (or any permitted sublessee) maintains such insurance with respect to other aircraft on the same routes or areas or if the Aircraft is operated outside the United States or Canada. Continental (but no permitted sublessee) may self-insure to the extent of any hull or liability insurance deductible imposed by the insurer, provided such deductibles are commensurate with standard deductibles in the aircraft insurance industry. (Leases, Annex D, Section H)

     In respect of each Aircraft, Continental is required to cause the relevant Loan Trustee, holders of the Equipment Notes, Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and certain other parties to be named as additional insured parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies maintained under the Leases will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental or any other person and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Continental, any permitted sublessee or any other person. (Leases, Annex D, Section D)

  Lease Termination

     Unless a Lease default or Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring on or after the tenth anniversary of the date on which such Lease commenced and on or before one year prior to the date on which such Lease is scheduled to expire, if it determines that such Aircraft is economically obsolete or surplus to its requirements. Such determination must be made on a nondiscriminatory basis with respect to the Aircraft subject to such Lease and all similar aircraft operated by Continental which could also be terminated. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least six months prior to the proposed date of termination (which notice may be withdrawn up to 25 days prior to such proposed date if Continental determines that no bid for the Aircraft of a reasonable amount has been received); provided that Continental may give only three such termination notices. In such a situation, if the Owner Trustee elects (subject to the rights of Continental to purchase the Aircraft as described below) to sell such Aircraft, Continental is required to use best reasonable efforts to sell such Aircraft as an agent for such Owner Trustee. If the Owner Trustee elects to accept any bid, such Owner Trustee shall sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. The net proceeds of such sale shall be payable to the applicable Owner Trustee. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease shall cease. However, certain payment obligations of Continental shall survive the termination of the Lease. If such Aircraft is not sold by the proposed termination date, such Lease, including all of Continental's obligations thereunder, shall continue in effect, and the Equipment Notes related thereto will not be prepaid. (Leases, Section 9; Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee shall pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft, and Continental shall pay to the Owner Trustee an amount equal to the excess, if any, of the termination value of such Aircraft over the highest bona fide cash bid made for the Aircraft, together with the Make-Whole Premium, if any, on such Equipment Notes and all other amounts due and payable to the Owner Trustee and Owner Participant under such Lease, the related Participation Agreement or any other related operative document. (Leases, Section 9; Indentures, Section 2.10(b))

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 20 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first business day following the sixty-first day following the date of occurrence of such Event of Loss, or, if earlier, the second business day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either (i) pay to the applicable Owner Trustee the stipulated loss value of such Aircraft, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless a Lease default or any Lease Event of Default shall have occurred and be continuing, substitute an aircraft (or airframe and one or more engines, as the case may be) for the Aircraft, Airframe or Engine(s) that suffered such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Indentures,
Section 2.10(a))

     If Continental elects to replace an Aircraft (or Airframe or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall convey to the related Owner Trustee title to an aircraft (or airframe or airframe and one or more engines, as the case may be), and (i) in the case of any replacement airframe, such airframe must be (a) manufactured by Boeing under a certain purchase agreement between The Boeing Company and Continental and (b) delivered under such agreement after the Airframe to be replaced was delivered to Continental, (ii) such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with performance and durability characteristics and a value, utility and remaining useful life at least equal to, and in at least as good an operating condition as, the Airframe or Airframe and Engines to be replaced (assuming that such Airframe and such Engines were of the value and utility and in the condition and repair required by the terms of such Lease immediately prior to the occurrence of such Event of Loss). Continental is also required to provide to the relevant Owner Trustee, Owner Participant and Loan Trustee (a) a certification as to compliance with the foregoing requirements from a qualified aircraft appraiser, together with a certified report setting forth such appraiser's opinion as to the fair market value of such replacement airframe or engine and (b) reasonably acceptable opinions of counsel to the effect that (i) such Owner Trustee will acquire good title to such replacement airframe and, if applicable, replacement engine, free and clear of all liens (other than permitted liens), (ii) such replacement airframe and, if applicable, engine will be made subject to the applicable Indenture to the same extent as the Airframe and, if applicable, Engine replaced thereby, (iii) such Owner Trustee and Loan Trustee (as assignee of lessor's rights and interests under the Lease) will be entitled to receive the benefits and protections of Section 1110 of the Bankruptcy Code with respect to any such replacement airframe and (to the extent such opinion can be rendered, in view of applicable law) such replacement engine and (iv) such replacement airframe has been duly registered and each supplement to such Lease or Indenture has been duly recorded. (Leases, Sections 10.1.3 and 10.3)

     If Continental elects not to replace such Aircraft, then upon payment of the stipulated loss value for such Aircraft, together with all additional amounts then due and unpaid with respect to the Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee. (Leases, Section 10.1.2; Indentures, Sections 2.06 and 3.02)

     If the Owner Trustee and the Loan Trustee are not entitled to Section 1110 benefits with respect to any replacement airframe or engine or if certain Lease defaults or any Lease Event of Default has occurred and is continuing, Continental shall not be entitled to replace such Airframe and shall be required instead to pay the stipulated loss value applicable to such Airframe and the related Engines, plus certain additional amounts. (Leases, Section 10.3.2)

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, suitable for installation and use on the Aircraft, and having performance and durability characteristics and a value and utility at least equal to, and in at least as good an operating condition as, the Engine to be replaced (assuming that such Engine was of the value and utility and in the condition and repair required by the terms of the relevant Lease immediately prior to the occurrence of the Event of Loss). (Leases,
Section 10.2)

     An Event of Loss with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported non-U.S. governmental entity; (v) any seizure, condemnation, confiscation, taking or requisition of use of such property that continues until the earliest to occur of (A) the last day of the Lease term, (B) the date on which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (C) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained by such Lease (unless an indemnity from the U.S. Government is obtained in lieu of such insurance), and (D) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government); or (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 days (or 360 days, if Continental diligently implements all steps which are necessary or desirable to permit the normal use of such property by it) or for a period expiring on the last day of the Lease term, whichever is earlier. (Leases, Annex A)

  Purchase Options under the Leases

     So long as no Lease default or Lease Event of Default has occurred and is continuing, Continental will have the option to purchase any Aircraft subject to a Lease on the last business day of the original Lease or on the last business day of either of the two, in the case of the 757-224 Aircraft, or four, in the case of the 737-524 Aircraft, one-year renewal terms at a purchase price equal to the fair market sales value of such Aircraft. The fair market sales value of such Aircraft shall be determined not more than 170 days nor less than 150 days prior to the date of purchase by mutual agreement of Continental and the Owner Trustee or, if they are unable to agree, by an appraisal. Continental may exercise its purchase option by delivering an irrevocable notice to the Owner Trustee not more than 180 days nor less than 120 days prior to the proposed date of purchase. The Owner

Trustee shall not be under any obligation to sell the Aircraft to Continental if the fair market sales value of the Aircraft is determined to be less than a certain minimum residual value amount. Upon receipt by the Owner Trustee of payment of the applicable fair market sales value of the Aircraft and all other amounts due and payable by Continental under the relevant Lease, Participation Agreement and any other related operative document, the Owner Trustee shall transfer title to the Aircraft to Continental, provided that all related Equipment Notes have previously been paid in full. (Leases, Section 17.3; Indentures, Section 10.01)

     The holder of the Equipment Notes issued under an Indenture shall not have any right to amounts payable by Continental in connection with its exercise of purchase options for the related Aircraft to the extent that all amounts payable by the relevant Owner Trustee to such holder under such Equipment Notes, such Indenture and related operative agreements have been paid in full.

  Lease Events of Default

     Lease Events of Default under each Lease include, among other things, (i) failure by Continental to make any payment of basic rent, renewal rent, stipulated loss value or termination value under such Lease within five business days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within five business days from and after the date of any written demand therefor from the owner trustee; (ii) failure by Continental to make any excluded payment within five business days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee; (iii) failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines subject to such Lease, in accordance with the provisions of such Lease or the operation of the Aircraft, Airframe or Engines subject to such Lease at any time when such insurance is not in effect; (iv) failure by Continental to maintain its corporate existence except as permitted by the Lease, or the winding up, liquidation or dissolution of Continental; (v) failure to maintain the registration of the Aircraft with the FAA or with a permitted foreign registry, failure to record the Indenture or maintain the Indenture of record as a first-priority, perfected mortgage (subject to permitted liens) or operation of the Aircraft in any area excluded by insurance coverage required by such Lease or in any recognized or threatened area of hostilities unless fully covered by war-risk insurance, as required by Section 11 of such Lease (subject to certain exceptions); (vi) breach of the covenants in such Lease pertaining to possession, interchange and pooling of Engines and subleasing; (vii) breach of certain prohibitions against attempted assignments by Continental of its obligations under such Lease and against the merger of Continental with any other person, except as expressly permitted by such Lease; and (viii) failure by Continental to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than (a) the agreement by Continental to treat the Lease as a lease for U.S. Federal income tax purposes and (b) nonpayment provisions under the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days (or such other shorter applicable period) after written notice of such failure by the applicable Owner Trustee or Loan Trustee; (ix) (a) any representation or warranty made by Continental in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue, inaccurate or misleading in any material respect at the time made, (b) such representation or warranty is material at the time in question and (c) the same shall remain uncured for more than 30 days after the date of written notice thereof to Continental; (x) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed or unstayed for a period of 60 days; and (xi) a Lease Event of Default under any other Lease. (Leases, Section 14)

  Remedies Exercisable upon Lease Events of Default

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent or renewal rent plus an amount equal to the excess of the termination value for such Aircraft (specified in schedules to such Lease) over, at such Owner Trustee's (or, subject to the terms of the relevant Indenture, the Loan Trustee's) option, any of (i) the discounted fair market rental value of such Aircraft for the remainder of the term of the Lease relating to such Aircraft (using a discount rate equal to 10 per cent per annum), (ii) the fair market sales value of such Aircraft or (iii) if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft (unless such Aircraft is sold at a private sale to the Owner Trustee, Loan Trustee, Owner Participant or any of their affiliates, in which case the fair market sales value shall be used). (Leases, Section 15; Indenture, Section 4.04). If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Continental or any of its affiliates. (Indentures, Sections 4.03 and 4.04)

     Notwithstanding that an Event of Default under an Indenture has occurred and is continuing, so long as the Equipment Notes thereunder have not been accelerated or the Loan Trustee has not taken action or notified the Owner Trustee that it intends to take action to foreclose the lien of such Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, the Loan Trustee may not, without the consent of the Owner Trustee, enter into any amendment, modification, waiver or consent in respect of any of the provisions of the related Lease, which consent shall not be unreasonably withheld if no right or interest of the relevant Owner Trustee or Owner Participant would be diminished or impaired thereby. (Indentures, Section 5.02)

  Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of, or grant participations in, its interest in the related Aircraft. (Participation Agreements, Section 12.1.1)

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES

     The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the exchange of the Old Certificates for New Certificates. This summary is intended to address the beneficial owners of Certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the Certificates as capital assets.

     The exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering holder's tax basis in the New Certificates will be the same as such holder's tax basis in its Old Certificates. A tendering holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates surrendered therefor.

     ALL HOLDERS OF OLD CERTIFICATES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES AND OF THE OWNERSHIP AND DISPOSITION OF NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                             ERISA CONSIDERATIONS

IN GENERAL

     ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510. 3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in a Certificate, the Plan's assets would include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by employee benefit plans (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In that regard, the extent to which there is equity participation in a particular Trust on the part of employee benefit plans is not being monitored. If the assets of a

Trust were deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption were applicable to the transaction.

     The fiduciary of a Plan that holds any Old Certificate or proposes to exchange such Old Certificate and hold any New Certificates should consider whether such holding or exchange may involve the indirect extension of credit to a party in interest or a disqualified person. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are held by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to hold Certificates on behalf of a Plan, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. There can be no assurance that any of the Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before exchanging or holding any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to hold or exchange any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such holding or exchange will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

CLASS A CERTIFICATES

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the holding of Class A Certificates and the exchange of Old Certificates that are Class A Certificates for New Certificates that are Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to certain of the Initial Purchasers which are substantially the same as the administrative exemption issued to The First Boston Corporation, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42597, October 17, 1989), as amended (the "Underwriter Exemption"), which generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust, the assets of which include equipment notes secured by leases, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Duff & Phelps Inc. or Fitch Investors Service, Inc. (although not entirely clear, it would appear that the exchange of an Old Certificate for a New Certificate should not constitute an "acquisition" of the New Certificate for this purpose); and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Underwriter Exemption does not apply to the Class B Certificates, the Class C Certificates and the Class D Certificates. Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders, Class C Certificateholders or Class D Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the continued holding of a Class A Certificate or the exchange of Old Certificates for New Certificates should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriter Exemption may not apply.

CLASS B CERTIFICATES, CLASS C CERTIFICATES AND CLASS D CERTIFICATES

     The Class B Certificates, Class C Certificates Class D Certificates may not be acquired by any Plan or by any entity that is using the assets of any Plan to purchase or hold its interest in a Class B Certificate, Class C Certificate or Class D Certificate (a "Plan Transferee"), except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets if the conditions of PTCE 95-60 have been satisfied. Any insurance company that uses general account assets to hold Class B Certificates, Class C Certificates or Class D Certificates that tenders such Old Certificates in exchange for New Certificates will be required to represent that PTCE 95-60 applies to its tender and the holding of such Class B Certificates, Class C Certificates or Class D Certificates.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in on or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New

Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Certificates is being passed upon for Continental by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters relating to the authorization, execution and delivery of the New Certificates under the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements (including schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-
K) as of December 31, 1995 and 1994, and for the two years ended December 31, 1995 and the period April 28, 1993 through December 31, 1993 and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Exchange Agent. Neither this Prospectus nor the accompanying Letter of Transmittal, or both together, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor the accompanying Letter of Transmittal, or both together, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof or thereof.


                               TABLE OF CONTENTS

                                                                       Page

Available Information...........................................
Incorporation of Certain Documents by Reference.................
Prospectus Summary..............................................
Risk Factors....................................................
Recent Developments.............................................
Use of Proceeds.................................................
Ratio of Earnings to Fixed Charges..............................
Selected Financial Data.........................................
The Exchange Offer..............................................
Description of New Certificates.................................
Description of the Liquidity Facilities.........................
Description of the Intercreditor Agreement......................
Description of the Aircraft and Appraisals......................
Description of the Equipment Notes..............................
Certain U.S. Federal Income Tax Consequences....................
ERISA Considerations............................................
Plan of Distribution............................................
Legal Matters...................................................
Experts.........................................................


                          Continental Airlines, Inc.

                               Offer to Exchange
                    Pass Through Certificates, Series 1996,

                     which have been registered under the
                      Securities Act of 1933, as amended,

                          for any and all outstanding
                    Pass Through Certificates, Series 1996





                                  PROSPECTUS



                                    , 1996

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


            SUBJECT TO COMPLETION - DATED MAY 30, 1996

PROSPECTUS

                   Continental Airlines, Inc.
                    Pass Through Certificates

     Up to $510,733,000 aggregate principal amount of Pass Through Certificates (the "Certificates") (or such greater amount, if Certificates are issued at an original issue discount, as shall result in aggregate proceeds of $510,733,000 may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Continental Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to a Pass Through Trust Agreement (a "Basic Agreement") and the supplement thereto (a "Trust Supplement") relating to such Trust between Continental Airlines, Inc. (the "Company"), and Shawmut Bank Connecticut, National Association, or First Security Bank of Utah, National Association (each a "Trustee"), as trustee. Each Certificate of a series will represent a fractional undivided interest in the related Trust and, except as described in the applicable Prospectus Supplement, will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of securities including, equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and collectively, the "Leased Aircraft"), which have been or will be leased to the Company, or (b) with recourse to the Company (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and collectively, the "Owned Aircraft" and, together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by the Company.

     Certain specific terms of the particular Certificates in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus

Supplement"), including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the Trustees, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes, a description of any other securities to be purchased by such Trust or Trusts and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. If so specified in the applicable Prospectus Supplement, the Certificates may be issued in accordance with a book-entry system.

     Equipment Notes may be issued in respect of an Aircraft in one or more series, each series having its own interest rate and final maturity date. One or more series of Equipment Notes issued in respect of an Aircraft may be senior or subordinate to one or more other series of Equipment Notes. A separate Trust will purchase all of the series of the Equipment Notes relating to the respective Aircraft and having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Certificates. Interest paid on the Equipment Notes and other securities, if any, held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes and other securities, if any, held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust.

     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in the owner's right, title and interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the lessor's right, title and interest in the lease relating thereto, including the right to receive rentals payable by the Company in respect of such Leased Aircraft. Although the Leased Aircraft Notes will not be direct obligations of, or guaranteed by, the Company, the amounts unconditionally payable by the Company for lease of Leased Aircraft will be sufficient to pay in full when due all payments scheduled to be made on the corresponding Leased Aircraft Notes.

     The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

     This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                --------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

                --------------------------------

         The date of this Prospectus is           , 1996.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer, broker or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                --------------------------------

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the
Commission: Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1300, Seven World Trade Center, New York, New York 10048; and The Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines
Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File
No. 0-9781) are hereby incorporated by reference in this Prospectus:

(i) Continental's Annual Report on Form 10-K for the year ended
December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8, 1996 and April 10, 1996, respectively), (ii) Continental's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (iii) Continental's Current Reports on Forms 8-K, filed on
January 31, 1996, March 26, 1996 and May 7, 1996.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Continental will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone (713) 834-2950.

                           THE COMPANY

     Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first three months of 1996) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 175 airports worldwide.

     The Company operates its route system primarily through domestic hubs at Newark, Houston Intercontinental and Cleveland, and a Pacific hub on Guam and Saipan. Each of Continental's three U.S. hubs is located in a large business and population center, contributing a high volume of "origin and destination" traffic. The Guam/Saipan hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 51%, 78%, 54% and 58% of all daily jet departures, respectively.

     Continental directly serves 118 U.S. cities, with additional cities (principally in the western and southwestern United
States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally,

Continental flies to 57 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 52 weekly departures to five European cities and markets service to four other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations in Mexico than any other United States airline. In addition, Continental flies to four cities in South America and plans to commence service between Newark and Bogota, Colombia, with service on to Quito, Ecuador, in June 1996. Through its Guam/Saipan hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston,
Texas  77019, and its telephone number is (713) 834-2950.

                     FORMATION OF THE TRUSTS

     In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into between a Trustee and Continental in accordance with the terms of the relevant Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the relevant Trustee, on behalf of the Trust formed thereby, will enter into a separate financing, refinancing or purchase agreement with respect to one or more Equipment Notes (each such financing, refinancing or purchase agreement being herein referred to as a "Note Purchase Agreement") relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the
Trustee, on behalf of each Trust, will purchase all of the series of Equipment Notes relating to the respective Aircraft and having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders (as defined in the Basic Agreements) of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes".

                         USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates offered pursuant to any Prospectus Supplement will be issued in order to facilitate (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by Continental, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, (b) the financing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Continental in respect of the Owned

Aircraft as described in the applicable Prospectus Supplement and
(c) the purchase of certain merchandise, insurance and services, as described in the Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the proceeds from the sale of the Certificates offered pursuant to any Prospectus Supplement will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees (as defined below) to finance or refinance a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Leased Aircraft or (b) Owned Aircraft Notes issued by Continental to finance all or a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Owned Aircraft, as described in the Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date (as hereinafter defined) to the applicable Certificateholders, together with interest, but without premium. See "Description of the Certificates -- Special Distribution Upon Unavailability of Aircraft".

     The Leased Aircraft Notes will be issued under separate Trust Indenture and Security Agreements (the "Leased Aircraft Indentures") between an institution specified in the related Prospectus Supplement as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee") and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each individually, and collectively as to each such trust, the "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Continental pursuant to a separate lease agreement (each such lease agreement being herein referred to as a "Lease"). The Owned Aircraft Notes will be issued under separate Trust Indenture and Security Agreements (the "Owned Aircraft Indentures" and, collectively, with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Continental.

               RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993 for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code".

     For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993, for the year ended December 31, 1994 and for the three months ended March 31, 1995, earnings were not sufficient to cover fixed charges. Additional earnings of $316 million, $131 million, $979 million, $60 million, $667 million and $28 million, respectively, would have been required to achieve ratios of earnings to fixed charges of
1.0. The ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.53. The ratio of earnings to fixed charges for the three months ended March 31, 1996 was
1.70. For purposes of calculating this ratio, earnings consist of earnings before taxes and minority interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.


                 DESCRIPTION OF THE CERTIFICATES

     In connection with each offering of Certificates, one or more separate trusts will be formed and one or more series of Certificates will be issued pursuant to a Basic Agreement either between Continental and Shawmut Bank Connecticut, National Association, as Trustee, or between Continental and First
Security Bank of Utah, National Association, as Trustee, and one or more separate Trust Supplements to be entered into between Continental and the relevant Trustee. The statements made under this caption are summaries, and reference is made to the detailed provisions of the Basic Agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Basic Agreements are substantially identical, except for the identity of the Trustee. The summaries relate to the Basic Agreements and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby and identifies which Trustee will act with respect to each specific series of Certificates. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement and Indenture and, if the Certificates relate to Leased Aircraft, the forms of the related Lease, Trust Agreement and Participation Agreement will be filed as exhibits to a Current Report on Form 8-K, Quarterly Report on
Form 10-Q or Annual Report on Form 10-K, to be filed by Continental with the Commission. Citations to certain relevant sections of the Basic Agreements appear below in parentheses.

     The Certificates offered pursuant to this Prospectus will be limited to $510,733,000 aggregate principal amount (or such greater amount if Certificates are issued at an original issue discount, as shall result in aggregate proceeds to Continental of $510,733,000).

     Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Trust which may be issued in a denomination of less than $1,000.

General

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include the Equipment Notes held in such Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Trustee for the benefit of Certificateholders in accounts relating to such Trust. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. (Sections 2.1 and 3.1) The Certificates do not represent an interest in or obligation of Continental, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any of the foregoing.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as hereinafter defined) and Special Distribution Dates (as hereinafter defined) applicable to such Certificates; (3) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (4) a description of the Equipment Notes to be purchased by the related Trust, including
(a) whether or not such Equipment Notes are senior or subordinate to any other Equipment Notes and if so, the terms and conditions pursuant to which such Equipment Notes are senior to or subordinate to other Equipment Notes, and (b) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, in whole or in part; (5) a description of each related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft; (6) a description of each related Note Purchase Agreement and Indenture, including a description of the events of default under each such related Indenture, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to the related Equipment Notes; (7) if such Certificates relate to Leased Aircraft, a description of each related Lease, Trust Agreement and Participation Agreement, including (a) the names of each related Owner Trustee, (b) a description of the events of default under each such related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies, and (c) the rights, if any, of each related Owner Trustee and/or Owner Participant to cure failures of Continental to pay rent under the related Lease;
(8) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (9) the extent, if any, to which the Company may acquire Certificates and deliver such Certificates or cash to the respective Trusts and obtain the release of Equipment Notes held by such Trusts; (10) whether the Certificates are issuable as registered Certificates, bearer Certificates or both, and the terms upon which bearer Certificates may be exchanged for registered Certificates; and
(11) any other special terms pertaining to such Certificates, including any modification of the terms set forth herein.

Book-Entry Registration

     The Certificates of each Trust may be issued in bearer or fully registered form and may be issued pursuant to a book-entry system. In the event that the Certificates of any series in registered form are issued pursuant to a book-entry system, it is anticipated that such Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. (Section 3.9)

     Continental has been advised that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect

Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest, as well as notices and other reports, from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, as well as notices and other reports, since such payments, notices and other reports will be forwarded by the relevant Trustee to Cede, as nominee for DTC. DTC will forward such payments, notices and other reports to DTC Participants, which will thereafter forward such payments, notices and other reports to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices.
The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, it is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the relevant Trustee as Certificateholders, as such term is used in the Basic Agreements, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants or Certificate Owners, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the inability of Certificate Owners to obtain a physical certificate for such Certificates.

     Continental has been advised that DTC will take any action permitted to be taken by a Certificateholder under a Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, Continental has been advised that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC

Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither Continental nor the relevant Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

     In the event Certificates in registered form are issued pursuant to a book-entry system as described above, such Certificates may be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Continental advises the relevant Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Continental is unable to locate a qualified successor, (ii) Continental, at its option, elects to terminate participation in the book-entry system through DTC in respect of the Certificates or (iii) after the occurrence of an Indenture Default (as hereinafter defined), Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the relevant Trustee and Continental through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.9)

     Upon the occurrence of any event described in the immediately preceding paragraph, the relevant Trustee will be required to notify all Certificate Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of written instructions for re-registration, the relevant Trustee will reissue the Certificates as Definitive Certificates to the persons designated by DTC in such written instructions.
(Section 3.9)

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the relevant Trustee directly in accordance with the procedures set forth in the applicable Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the relevant Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Sections 4.2 and 11.1)

     Definitive Certificates in registered form will be freely transferable and exchangeable at the office of the relevant Trustee upon compliance with the requirements set forth in the applicable Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required. (Section 3.4)

Payments and Distributions

     Payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the relevant Trustee to Certificateholders of such Trust on the dates specified in the applicable
Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default. See
"-- Events of Default and Certain Rights Upon an Event of Default". Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the relevant Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes -- General". Except as otherwise specified in the applicable Prospectus Supplement, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

     Payments of principal, premium, if any, and interest received by the relevant Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the relevant Trustee following a default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date"). The relevant Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the relevant Trustee stating such anticipated Special Distribution Date. (Section 4.2)

Pool Factors

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below) or a default in the payment of principal or interest, in respect of one or more issues of the Equipment Notes held in a Trust, as described in the applicable Prospectus Supplement or below in "-- Events of Default and Certain Rights Upon an Event of Default", the Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

     The "Pool Balance" for each Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Trustee and not yet distributed. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing
(i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be l.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

Reports to Certificateholders

     On each Regular Distribution Date and Special Distribution Date, the relevant Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust as of the immediately preceding record date a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates for such Trust, as to
(i) and (ii) below):

               (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

               (ii) the amount of such distribution allocable to interest; and

               (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.3(a))

     So long as the Certificates are registered in the name of Cede, as nominee for DTC, (a) on the record date immediately prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position

Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date and (b) on each Regular Distribution Date and Special Distribution Date, the relevant Trustee will deliver to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding by such DTC Participant to Certificate Owners. (Section 3.9(c))

     In addition, after the end of each calendar year, the relevant Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the relevant Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.3(b)) Such report and such other items shall be prepared on the basis of information supplied to the relevant Trustee by the DTC Participants and shall be delivered by the relevant Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the relevant Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Voting of Equipment Notes

     The Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the related Indentures. Each Basic Agreement sets forth the circumstances in which the Trustee thereunder shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion and the circumstances in which such Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default (as defined below) with respect to any Trust, the principal amount of the Equipment Notes held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections 6.1 and 10.1)

Events of Default and Certain Rights Upon an Event of Default

     An event of default under the Basic Agreement (an "Event of Default") is defined as the occurrence and continuance of an event of default under one or more of the Indentures (an "Indenture Default"). The Indenture Defaults under an Indenture will be described in the applicable Prospectus Supplement and, with respect to the Leased Aircraft, will include an event of default under the related Lease (a "Lease Event of Default").

Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would result in an Event of Default under each such Trust. There will be, however, no cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled.

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises such cure right, the Indenture Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to have been cured.

     The Basic Agreements provide that, as long as an Indenture Default under any Indenture relating to the Equipment Notes held in a Trust shall have occurred and be continuing, the Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture that are held in such Trust and, upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, shall vote a corresponding majority of such Equipment Notes in favor of directing the Loan Trustee under such Indenture to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Basic Agreements also provide that, if an Indenture Default under any Indenture relating to the Equipment Notes held in a Trust shall have occurred and be continuing, the Trustee of such Trust may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, vote all of the Equipment Notes issued under such Indenture that are held in such Trust in favor of directing the Loan Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Loan Trustee or of exercising any trust or power conferred on the Loan Trustee under such Indenture. (Sections 6.1 and 6.4)

     The ability of the holders of the Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the related Indenture or to direct the exercise of remedies by the Loan Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. If, for example, the Equipment Notes held in such Trust constitute only 45% in aggregate principal amount of the Equipment Notes issued under such Indenture, even if all of the

Certificateholders of such Trust were to instruct the Trustee of such Trust to direct the Loan Trustee to declare the acceleration of the Equipment Notes issued under such Indenture, the Equipment Notes so voted by such Trust in favor of acceleration would not alone be sufficient under the terms of the Indenture to compel the Loan Trustee to act. Moreover, there can be no assurance that the Certificateholders of any of the other Trusts would at such time vote the Equipment Notes held in such Trusts in favor of acceleration. Each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Aircraft. In addition, so long as the same institution acts as Trustee of two or more Trusts, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Basic Agreement.

     As an additional remedy, if an Indenture Default shall have occurred and be continuing, the Basic Agreements provide that the Trustee of the Trust holding Equipment Notes issued under such Indenture may, and upon the direction of the holders of the Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell for cash to any person all or part of such Equipment Notes in accordance with applicable laws, including any applicable securities laws. (Sections 6.1 and 6.2) Any proceeds received by such Trustee upon any such sale shall be deposited in an account established by such Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.1 and 4.2) The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price or that the net proceeds from such sale would be equal to the unpaid principal amount of and interest on such Equipment Notes. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee of any Trust sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or such Trustee. Furthermore, neither such Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Default under any Indenture relating to a Leased Aircraft, the applicable Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.1, 4.2 and 6.2)

     Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. Permitted Investments are defined as obligations of the United States or agencies or instrumentalities thereof, the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Sections 1.1 and 4.4)

     The Basic Agreements provide that the Trustee of each Trust shall, within 90 days after the occurrence of any event known to it to be a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.1)

     Each Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Basic Agreement at the request of such Certificateholders. (Section 7.2)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default or Event of Default with respect to such Trust and its consequences and may instruct the Trustees to waive any past default under the related Indenture or the Basic Agreement or the applicable Trust Supplement and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.5) Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture and held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes required to waive a default or an Indenture Default. Therefore, if the Certificateholders of a Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Notes held either individually in such Trust or in the aggregate in such Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Default shall be waived.

Merger, Consolidation and Transfer of Assets

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other Person unless
(i) the surviving successor or transferee shall (a) be organized and validly existing under the laws of the United States or any jurisdiction thereof, (b) be a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of section 1110 of the Bankruptcy Code (as defined below) with respect to the Owned Aircraft Indentures and the Leases and (c) expressly assume all of the obligations of Continental contained in the Basic Agreements, any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents to which Continental was a party immediately prior to such transaction; (ii) no Indenture Default or Lease Event of Default shall arise as a result of such consolidation, merger or transfer of assets and (iii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. (Section 5.2)

     The Basic Agreements do not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not contain any covenants or provisions which may afford the Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

Modifications of the Basic Agreements

     Each Basic Agreement contains provisions permitting
Continental and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates held in such Trust, (i) to provide for the formation of such Trust and the issuance of a series of

Certificates, (ii) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power in such Basic Agreement conferred upon Continental, (iv) to correct or supplement any defective or inconsistent provision of such Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates or to cure any ambiguity or correct any mistake,
(v) to modify, eliminate or add to the provisions of such Basic Agreement to such extent as shall be necessary to continue the qualification of such Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to such Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of such Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, and (vii) to make any other amendments or modifications to such Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter. (Section 9.1)

     The Basic Agreements also contain provisions permitting Continental and the Trustee of each Trust, with the consent of the holders of the Certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft in certain cases, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreements, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,
(b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreements or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreements or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreements or such Trust Supplement, or (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.2)

Modification of Indenture and Related Agreements

     In the event that a Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes), such Trustee shall send a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust of record as of the date of such notice. Such Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. Such Trustee shall vote or consent with respect to such Equipment Notes in such Trust in the same proportion as the Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, such Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Trust, in its own discretion consent to such amendment, modification or waiver and may so notify the relevant Loan Trustee. (Section 10.1)

Termination of the Trusts

     The obligations of Continental and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreements and the applicable Trust Supplement and the disposition of all property held in such Trust. Such Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of such Trustee specified in such notice of termination. (Section 11.1)

Delayed Purchase

     In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the relevant Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, such Trustee will hold the proceeds from the sale of such Certificates not used to purchase such Equipment Notes in an escrow account pending the purchase of such Equipment
Notes not so purchased. Such proceeds will be invested at the direction and risk of, and for the account of, Continental in certain specified investments, which may include:
(i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation,
(iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $100,000,000, which banks or their holding companies have a short-term deposit rating of P1 by Moody's Investors Service, Inc. or its equivalent by Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in
(iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $100,000,000 with any of the obligations described in (i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Equipment Notes, or (y) if no date has been scheduled for the purchase of such Equipment Notes, the next Business Day, or
(z) if Continental has given notice that such Equipment Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to Continental periodically, upon its demand, and Continental will be responsible for any losses. (Section 2.2(b))

     Unless otherwise specified in the applicable Prospectus Supplement, on the next Regular Distribution Date specified in the applicable Prospectus Supplement, Continental will pay to the relevant Trustee an amount equal to the interest that would have accrued on any Equipment Notes purchased after the date of the issuance of such Certificates from the date of the issuance of such Certificates to, but excluding, the date of the purchase of such Equipment Notes by such Trustee. (Section 2.2(b))

Special Distribution Upon Unavailability of Aircraft

     To the extent, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, that the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the relevant Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them as a Special Distribution on the date specified in the applicable Prospectus Supplement together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Continental will pay to the relevant Trustee on such date an amount equal to such interest. (Section 2.2(b))

The Trustees

     With certain exceptions, no Trustee makes any representations as to the validity or sufficiency of the Basic Agreement to which it is a party, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. No Trustee shall be liable with respect to any series of Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement to which it is a party. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under such Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to such Trustee indemnity satisfactory to it. Each Basic Agreement provides that the Trustee thereunder in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Continental and, with respect to the Leased Aircraft, with any Owner Trustee or Owner Participant with the same rights it would have if it were not the Trustee. (Sections 7.2, 7.3 and 7.4)

     A Trustee may resign with respect to any or all of the Trusts at any time, in which event Continental will be obligated to appoint a successor trustee. If a Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Continental may remove such Trustee, or any holder of the Certificates of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of a Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.8) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to a Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     Each Basic Agreement provides that Continental will pay the reasonable fees and expenses of the Trustee thereunder and indemnify such Trustee against certain losses and liabilities.
To secure such obligation of the Company, such Trustee will have a lien prior to the Certificates of a series on all property and funds held by it with respect to the Certificates of such series. (Section 7.6)

               DESCRIPTION OF THE EQUIPMENT NOTES

The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement.
Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective
Indentures, such statements refer to any Equipment Notes and any Indenture.

General

     Each Equipment Note issued under the same Indenture will relate to a single Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture either
(a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Aircraft, and the related Loan Trustee, or (b) between Continental and the related Loan Trustee.

     The Equipment Notes issued under an Indenture may rank pari passu with each other or may be issued in two or more series of different rank. If such Equipment Notes are issued in two or more series of different rank, the terms and conditions upon which each such series is senior to or subordinate to each other such series will be set forth in the applicable Prospectus Supplement.

     With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Continental or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in its right, title and interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Continental pursuant to the related Lease which has been or will be assigned as security to the related Loan Trustee. Pursuant to each such Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Owner Trustee in amounts that will be sufficient to make payments of the principal and interest scheduled to be made in respect of such Leased Aircraft Notes when and as due and payable.

     The rental obligations of Continental under each Lease and the obligations of Continental under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Continental. Except in certain circumstances involving Continental's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Continental. See "--Assumption of Obligations by Continental".

Principal and Interest Payments

     Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding
Business Day without any additional interest.

Security

     The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to such Loan Trustee of the Owner Trustee's right, title and interest in such Aircraft, subject to the rights of Continental under such Lease and (iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement for such Aircraft. Under the terms of each Lease, Continental's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Continental will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay (or cause to be paid) all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of Continental's right, title and interest in and to the related Owned Aircraft and a security interest in certain of Continental's rights with respect to such Aircraft under the purchase agreement between Continental and the related manufacturer. If so specified in a Prospectus Supplement, prior to the delivery of an Owned Aircraft, the Equipment Notes with respect thereto may be secured by the Company's interest in the purchase agreement for such Owned Aircraft. Under the terms of each Owned Aircraft Indenture, Continental will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay (or cause to be paid) all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     Continental will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Aviation Act"), and to record the Indenture and the Lease, if any, among other documents, with respect to each Aircraft under the Aviation Act. Such recordation of the Indenture, the Lease, if any, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions and, with certain exceptions, in those jurisdictions that have ratified or adhered to the Convention on the International Recognition of Rights in Aircraft (the "Convention"). Continental will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Loan Trustee shall have received an opinion of Continental's counsel that, among other things, confirms that the Loan Trustee's right to repossession under the Indenture is valid and enforceable under the laws of such country in each case subject, in certain cases, to certain filings, recordations or other actions.

Subject to certain limitations, each Aircraft may also be operated by Continental or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes are not cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, any other Lease. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may not exercise any of the rights of the related Owner Trustee under the related Lease, except the right to receive payments thereunder. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Continental pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     Unless otherwise indicated in the applicable Prospectus Supplement, Continental will be obligated to carry insurance with insurers of recognized responsibility with respect to each Aircraft, at its own cost and expense, against such risks, in such amounts, with such deductibles or self-insurance amounts and in such form as Continental customarily maintains with respect to other aircraft owned or operated by Continental, in each case similar to the respective Aircraft, and operating on similar routes in similar geographic locations. Continental may be permitted to maintain coverage below certain stipulated values and, with respect to certain Aircraft, may be permitted to self-insure, in certain circumstances. Therefore, no assurance will be given that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance. Continental and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The related Trustee, Loan Trustee, Owner Trustee, if any, and Owner Participant, if any, will be named additional insureds, which will afford each of them the rights but not the obligations of a coinsured or an additional insured.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Continental (except in the case of a Lease Event of Default under the applicable Lease, if any, or, in the case of an Indenture Default under the applicable Indenture) in certain investments described in the related Indenture. The net amount of any loss resulting from any such investments will be paid by Continental.

     Section 1110 of Title 11 of the United States Code (the "Bankruptcy Code") provides that the right of a secured party with a purchase money equipment security interest in, or of a lessor or conditional vendor of, aircraft, aircraft engines, propellers, appliances, or spare parts, as defined in Section 101 of the Aviation Act, that are subject to a purchase money equipment security interest granted by, leased to, or conditionally sold to, an air carrier operating under a certificate of convenience and necessity issued by the Civil Aeronautics Board, to take possession of such equipment in compliance with the provisions of a purchase money equipment security agreement, lease, or conditional sale contract, as the case may be, is not affected by (i) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (ii) the provision of the Bankruptcy Code allowing the debtor in possession and/or the bankruptcy trustee to use property of the bankruptcy estate during the bankruptcy case and (iii) any power of the bankruptcy court to enjoin a repossession. Section 1110 of the Bankruptcy Code provides, however, that the right of a lessor, conditional vendor or holder of a purchase money equipment security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if within such 60-day period, the debtor in possession and/or the bankruptcy trustee agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

Payments and Limitation of Liability

     Each Leased Aircraft will be leased separately by the related Owner Trustee to Continental for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Continental in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the related Indenture to provide the funds necessary to pay scheduled principal and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. Continental's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Continental.

     With respect to the Leased Aircraft Notes, except in certain circumstances involving Continental's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Continental. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable in respect of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Indenture Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Continental).

     With respect to the Leased Aircraft Notes, except as otherwise provided in the related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes.

     Continental's obligations under each Owned Aircraft
Indenture and under the Owned Aircraft Notes will be general obligations of Continental.

Defeasance and Covenant Defeasance in Certain Circumstances

     Unless otherwise specified in the applicable Prospectus Supplement, (i) the obligations of Continental with respect to Owned Aircraft Notes of or within any series and the obligations of the Owner Trustee with respect to any Leased Aircraft Notes of or within any series shall be deemed to have been discharged and paid in full ("defeasance") (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) or (ii) Continental shall be deemed to have been released from its obligations with respect to certain covenants applicable to the Equipment Notes of or within any series ("covenant defeasance"), on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such defeasance may occur only if, among other things, the Loan Trustee has received (a) an opinion of counsel, to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or covenant defeasance, as the case may be (such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date such Equipment Notes were issued), and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred, (b) an officers' certificate and an opinion of counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and (c) any additional conditions to such defeasance or covenant defeasance which may be imposed on the Company. In addition, a nationally recognized firm of independent public accounts must deliver to the Loan Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Equipment Notes. The Indentures do not provide the holders of the Equipment Notes with recourse against such firm.

     The Company may exercise its defeasance option with respect to such Equipment Notes notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Equipment Notes may not be accelerated because of a Default or an Event of Default. If the Company exercises its covenant defeasance option, payment of such Equipment Notes may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Equipment Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate. Upon the occurrence of a covenant defeasance, the holder of the Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate and the Company will be released only from its obligations to comply with certain covenants contained in the Indenture, as more fully discussed in the applicable Prospectus Supplement.

Assumption of Obligations by Continental

     Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Continental of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Continental may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture should, immediately following such assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

                 FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Certificates to the initial purchasers thereof and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions, all as in effect on the date of this Prospectus and all of which are subject to change or different interpretations. The discussion below does not purport to address all of the federal income tax consequences that may be applicable to particular categories of investors, some of which (for example, insurance companies and foreign investors) may be subject to special rules. The statements of law and legal conclusions set forth herein are based upon the opinion of Hughes Hubbard & Reed, counsel to Continental.
Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.
The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners of the affected Trust.

General

     Based upon an interpretation of analogous authorities under currently applicable law, and assuming that the Trusts' activities are limited to those currently set forth in the relevant Basic Agreement, the Trusts should not be classified as associations taxable as corporations, but, rather, each should be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner of each Trust should be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and any other property held by such Trust.

     Each Certificate Owner should be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and any other property held by the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received (or deemed received) by the Trustee of such Trust. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee of such Trust, whichever is earlier.

     A purchaser of a Certificate should be treated as purchasing an interest in each Equipment Note and any other property in the related Trust at a price determined by allocating the purchase price paid for the Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of the Certificate. Unless otherwise indicated in a Prospectus Supplement, the Company believes that when all the Equipment Notes have been acquired by the related Trust the purchase price paid for a Certificate by an original purchaser of a Certificate should be allocated among the Equipment Notes in the related Trust in proportion to their respective principal amounts.

     If an Equipment Note held by a Trust is sold, redeemed, or otherwise disposed of, a Certificate Owner should be considered to have sold its pro rata share of that Equipment Note, and will recognize gain or loss equal to the difference between its adjusted tax basis in its interest in the Equipment Note and its pro rata share of the amount realized by the Trust on the sale, redemption, or disposition (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Equipment Note is a capital asset in the hands of the Certificate Owner and will be long-term capital gain or loss if the Equipment Note is considered to have been held for more than one year. Net long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

Sales of Certificates

     A Certificate Owner that sells a Certificate should recognize gain or loss as though it sold its pro rata portion of the assets held by the Trust, with the federal income tax consequences described above.

Original Issue Discount

     The Equipment Notes may be issued with original issue discount ("OID"). The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Market Discount

     A Certificate Owner should be considered to have acquired an interest in an Equipment Note at a "market discount" to the extent the remaining principal amount of the Equipment Note (or, in the case of an Equipment Note issued with OID, its adjusted issue price) allocable to such Certificate Owner's Certificate exceeds such Certificate Owner's tax basis allocable to such Equipment Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificate Owner should be subject to the market discount rules of Sections 1276 to 1278 of the Code with regard to its interest in the Equipment Note.

     In the case of a sale, redemption or certain other dispositions of indebtedness subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale, redemption, or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which such indebtedness was held.

     In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in gross income as ordinary income upon a sale or disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously so included.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, a constant interest method. However, in the case of installment obligations (such as certain or all of the Equipment Notes), the manner in which market discount is to be accrued has been left to Treasury regulations not yet issued. Until such Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with market discount may elect to accrue market discount either on the basis of a constant interest rate or as follows: in the case of an installment obligation issued without OID, the amount of market discount that is deemed to accrue during any accrual period is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period, and, in the case of an installment obligation issued with OID, market discount is deemed to occur during any accrual period in proportion to the accrual of OID for such period.

     Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in his gross income as it accrues. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

Premium

     A Certificate Owner should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner that holds such Certificate as a capital asset may elect to amortize such premium as an offset to interest income under Section 171 of the Code with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Generally, such amortization is on a constant yield basis. However, in the case of installment obligations (such as certain or all of the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations. See "Federal Income Tax Consequences -- Market Discount".

     If Equipment Notes may be called at a premium prior to maturity, amortizable premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium.

Backup Withholding

     Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements (and adequately demonstrates such exemption) under section 6049(b)(4) of the Code. Any such withheld amounts are allowed as a credit against the Certificate Owner's federal income tax.

Information Reporting

     Information reports will be made by the relevant Trustee to the Internal Revenue Service, and to Certificate Owners that are not exempt from the reporting requirements, annually or as otherwise required with respect to interest paid (and accrued OID, if any) on the Certificates.

                 CERTAIN STATE TAX CONSEQUENCES

     In respect of each offering of Certificates, a separate Trust for each series of Certificates being offered will be formed pursuant to a Basic Agreement between the Company and either Shawmut Bank Connecticut, a National Association with its corporate trust office in Connecticut ("Shawmut"), as trustee, or First Security
Bank of Utah, a National Association with its corporate trust office in Utah ("First Security Bank"), as trustee. Set forth below is a description of the opinion of Shipman & Goodman as to certain Connecticut state tax consequences for each Trust under which Shawmut is Trustee and the opinion of Ray, Quinney &
Nebeker as to certain Utah state tax consequences for each Trust under with First Security Bank is Trustee.

     Each of Shipman & Goodwin, counsel to Shawmut, and Ray, Quinney & Nebeker, counsel to First Security Bank, has advised the Company that, in its opinion, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, and that the Trusts' activities are limited to those currently set forth in the relevant Basic
Agreement (i) the Trusts will not be subject to any tax
(including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or the State of Utah, respectively, or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut or Utah, respectively, will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or the State of Utah, respectively, or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                      ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

       INFORMATION TO BE PROVIDED BY PROSPECTUS SUPPLEMENT

     The Prospectus Supplement which accompanies this Prospectus provides (i) more detailed information on use of proceeds (including the interest rate and maturity date of debt to be repaid, if any, with the proceeds of Certificates offered by such Prospectus Supplement), (ii) the amount of debt ranking senior to or in parity with the securities being offered by such Prospectus Supplement and (iii) the anticipated market for the securities being offered by such Prospectus Supplement. The Prospectus Supplement also provides a diagram illustrating the transactions pursuant to which the specific series of Certificates are being offered.

                      PLAN OF DISTRIBUTION

     The Certificates being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; and (iv) directly to other purchasers.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase the Certificates may be solicited by agents designated by Continental from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by Continental to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Certificates so offered and sold.

     If the Certificates are sold by means of an underwritten offering, Continental will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make offers and sales of the Certificates in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Certificates in respect of which this Prospectus is delivered, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of the Certificates will be obligated to purchase all such Certificates if any are purchased. Continental does not intend to apply for listing of the Certificates on a national securities exchange. If the Certificates are sold by means of an underwritten offering, the underwriters may make a market in the Certificates as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Certificates and any such market making could be discontinued at any time at the sole discretion of such underwriter.
Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

     If a dealer is utilized in the sale of the Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Certificates so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase the Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
In addition, certain executive officers of the Company may engage in solicitations of offers to purchase Certificates. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Continental against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may engage in transactions with, or perform services for, Continental in the ordinary course of business.

     The following information is included in this Prospectus because Certificates are to be offered and sold in the State of Florida.
The Company pays a small fee (approximately $83,000 in 1995) to Cubana Airlines, a company located in Cuba, in connection with overflights of Cuba. This information is accurate as of the date of this Prospectus. Current information concerning the business dealings of the Company or its affiliates with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Florida Department of Banking and Finance, Division of Securities and Investor Protection, The Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                         LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby has been passed upon for Continental by Hughes Hubbard & Reed, 1 Battery Park Plaza, New York, New York 10004. Unless otherwise indicated in the applicable Prospectus Supplement, Hughes Hubbard & Reed will rely on the opinions of counsel for each Trustee for the Certificates of each Trust, as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                             EXPERTS

     The consolidated financial statements (including schedules incorporated by reference) of Continental Airlines, Inc. at December 31, 1995 and 1994 and for each of the two years ended December 31, 1995 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in any accompanying
Prospectus Supplement in connection with the offer contained in this Prospectus and any accompanying
Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriters, agents or dealers. Neither this Prospectus nor any accompanying Prospectus
Supplement constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying
Prospectus Supplement nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein or therein is correct at any time subsequent to the date hereof or thereof.

             _______________________


                 TABLE OF CONTENTS


Available Information
Incorporation of Certain Documents by
    Reference
The Company
Formation of the Trusts
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of the Certificates
Description of the Equipment Notes
Federal Income Tax Consequences
Certain State Tax Consequences
ERISA Considerations
Information to be Provided by Prospectus
    Supplement
Plan of Distribution
Legal Opinions
Experts

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                    Continental
                  Airlines, Inc.




             Pass Through Certificates





                -------------------
                    PROSPECTUS
                -------------------




==================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


            SUBJECT TO COMPLETION - DATED MAY 30, 1996

PROSPECTUS

Continental Airlines, Inc.

Debt Securities

     Continental Airlines, Inc. (the "Company" or "Continental") may from time to time offer, together or separately, its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Debt Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued as unsecured and unsubordinated Debt Securities ("Senior Debt Securities") or as unsecured and subordinated Debt Securities ("Subordinated Debt Securities"), in one or more series and will be limited to $510,733,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of up to $510,733,000). The Debt Securities will effectively rank junior to (i) any secured indebtedness of the Company to the extent of the assets securing such indebtedness and (ii) any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries.
As March 31, 1996, the Company had aggregate indebtedness of $986 million secured by various of its assets, and its subsidiaries had aggregate indebtedness of $261 million outstanding to third parties. At the same date, the Company had $117 million of indebtedness that ranked pari passu with the Senior Debt Securities and senior to the Subordinated Debt Securities. Certain specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable: the specific designation (including whether the Offered Securities are Senior Debt Securities or Subordinated
Debt Securities); the aggregate principal amount; the denomination; the maturity; the prepayment premium, if any; the rate (which may be fixed or variable) at which such Debt
Securities will bear interest or the method of calculating such rate, if any; the time of payment of interest, if any; the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; terms, if any, for conversion into shares of the Company's Class B common stock, par value $.01 per share ("Class B common stock"); any terms of redemption at the option of the Company or the holder; any sinking fund provisions; the initial public offering price; and other special terms. The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

                --------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

                --------------------------------

     The Company may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

     This Prospectus may not be used to consummate sales of Debt
Securities unless accompanied by a Prospectus Supplement.

         The date of this Prospectus is        , 1996.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, broker, dealer or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                --------------------------------

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission: Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1300, Seven World Trade Center, New York, New York 10048; and The Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission under the Securities Act of 1933, as amended (the "Securities
Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are contained herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No.
0-9781) are hereby incorporated by reference in this Prospectus:
(i) Continental's Annual Report on Form 10-K for the year ended

December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8, 1996 and April 10, 1996, respectively), (ii) the description of the Class B common stock contained in Continental's registration statement (Registration No. 0-21542) on Form 8-A, and any amendment or report filed for the purpose of updating such description, (iii) Continental's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (iv) Continental's Current Reports on Forms 8-K, filed on January 31, 1996, March 26, 1996 and May 7, 1996.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Continental will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone (713) 834-2950.

                           THE COMPANY

     Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first three months of 1996) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 175 airports worldwide.

     The Company operates its route system primarily through domestic hubs at Newark, Houston Intercontinental and Cleveland, and a Pacific hub on Guam and Saipan. Each of Continental's three U.S. hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam/Saipan hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 51%, 78%, 54% and 58% of all daily jet departures, respectively.

     Continental directly serves 118 U.S. cities, with additional cities (principally in the western and southwestern United

States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 57 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 52 weekly departures to five European cities and markets service to four other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations in Mexico than any other United States airline.
In addition, Continental flies to four cities in South America and plans to commence service between Newark and Bogota, Colombia, with service on to Quito, Ecuador, in June 1996.
Through its Guam/Saipan hub, Continental provides extensive service in the western Pacific, including service to more
Japanese cities than any other United States carrier.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas
77019, and its telephone number is (713) 834-2950.

               RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993, for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code".

     For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993, for the year ended December 31, 1994 and for the three months ended March 31, 1995, earnings were not sufficient to cover fixed charges. Additional earnings of $316 million, $131 million, $979 million, $60 million, $667 million and $28 million, respectively, would have been required to achieve ratios of earnings to fixed charges of
1.0. The ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.53. The ratio of earnings to fixed charges for the three months ended March 31, 1996 was 1.70. For purposes of calculating this ratio, earnings consist of earnings before taxes and minority interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                         USE OF PROCEEDS

     Unless otherwise indicated in an applicable Prospectus Supplement, the net proceeds to Continental from the sale of the Securities offered by Continental hereby will be added to the working capital of Continental and will be available for general corporate purposes, among which may be repayment of outstanding indebtedness and the financing of capital expenditures by Continental.

                 DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued either as Senior Debt Securities or Subordinated Debt Securities. The Senior Debt Securities are to be issued under an Indenture between Continental and Bank One, Texas, National Association, as Trustee (the "Senior
Indenture").   The Subordinated Debt Securities are to be issued
under an Indenture between Continental and WTC Corporate Trust Services, as Trustee (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture and the Subordinated Indenture are sometimes collectively referred to as the "Indentures" and individually as an "Indenture", and the trustees thereunder are sometimes collectively referred to as the "Trustees" and individually as a "Trustee". A copy of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following descriptions are summaries, and reference is made to the detailed provisions of the Indentures. Capitalized terms used but not defined below under "Description of Debt Securities" are used as defined in the Indentures. The Indentures are substantially identical, except for certain provisions relating to subordination.

     The Debt Securities offered pursuant to this Prospectus will be limited to $1,000,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of up to $510,733,000). The statements herein relating to the Debt Securities and the Indentures are summaries, and reference is made to the detailed provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Without limiting the generality of the preceding sentence, whenever particular sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference. A glossary of certain defined terms used herein with respect to the Debt Securities is set forth under the heading "Glossary" below. Citations to certain relevant sections of the Indentures appear below in parentheses.

General

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate in right of payment to all Senior Debt. The Debt Securities will effectively rank junior to (i) any secured indebtedness of the Company to the extent of the assets securing such indebtedness and (ii) any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries. As of March 31, 1996, the Company had aggregate indebtedness of $986 million secured by various of its assets, and its subsidiaries had aggregate indebtedness of $261 million outstanding to third parties. At the same date, the Company had $117 million of indebtedness that ranked pari passu with the Senior Debt Securities and senior to the Subordinated Debt Securities. The accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the amount of secured indebtedness of the Company and indebtedness of the Company's subsidiaries that effectively ranks senior to the Debt Securities and the indebtedness of the Company that ranks pari passu with the Senior Debt Securities and senior to the Subordinated Debt Securities.

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the specific designation of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event, or at the option of a holder thereof or of the Company and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such rights or obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;
(13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities and coupons; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;
(17) the terms, if any, upon which Debt Securities may be converted into stock or other securities of the Company, including the initial conversion price or conversion rate, the conversion period and other conversion provisions; (18) whether the Debt Securities are issuable as registered Debt Securities, bearer Debt Securities or both, and the terms upon which bearer Debt Securities may be exchanged for registered Debt Securities; (19) if applicable, the terms of any blockage periods and any other special terms of subordination; and (20) any other special terms pertaining to such Debt Securities, including any modification of the terms set forth herein. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     The Indentures do not contain any covenant or provision which may afford holders of the Debt Securities protection in the event of a highly leveraged transaction which may or may not result in a change of control of the Company.

     Any covenants or other provisions included in a supplement or amendment to the Indentures for the benefit of the holders of any particular series of Debt Securities will be described in the applicable Prospectus Supplement.

Glossary

     Set forth below is a glossary of certain of the defined terms used in this Prospectus with respect to the Debt Securities.
Reference is made to the Indentures for the full definition of such terms, as well as any capitalized terms used herein for which no definition is provided.

     "Debt Securities" shall have the meaning set forth on the cover page.

     "Default" shall have the meaning set forth in the Section entitled "Events of Default, Notice and Certain Rights on Default."

     "Depositary" shall have the meaning set forth in the Section entitled "Global Debt Securities."

     "Offered Securities" shall have the meaning set forth on the cover page.

     "Registered Global Security" shall have the meaning set forth in the Section entitled "Global Debt Securities."

     "Senior Debt Securities" shall have the meaning set forth on the cover page.

     "Subordinated Debt Securities" shall have the meaning set forth on the cover page.

     Payment, Registration, Transfer and Exchange

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made
(i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a))

     Payment in respect of Debt Securities in bearer form will be payable in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections
3.5 and 9.2) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5)

Global Debt Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee or custodian for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. (Section 3.8) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or interest, if any, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.8)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. (Section 3.5)

Conversion Rights

     The terms on which Convertible Debt Securities of any series are convertible into Class B common stock will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the holder, or at the option of the Company, and may include provisions in which the number of shares of Class B common stock to be received by the holders of Convertible Debt Securities would be calculated according to the market price of Class B common stock as of a time stated in the Prospectus Supplement.

Consolidation, Merger or Sale by the Company

     The Indentures provide that the Company may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (a) in the case of a merger or consolidation, the Company is the surviving corporation or (b) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of such a sale, conveyance or other disposition, the successor or acquiring corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Indentures, (ii) no Default or Event of Default shall arise as a result of such merger or consolidation, or such sale, conveyance, transfer or other disposition and (iii) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the foregoing provisions. In the event a successor corporation assumes the obligations of the Company, such successor corporation shall succeed to and be substituted for the Company under the Indentures and under the Debt Securities and any coupons appertaining thereto and all obligations of the Company shall terminate. (Section 7.1)

Events of Default, Notice and Certain Rights on Default

     The Indentures provide that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities affected thereby (voting as a class), by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of such series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the Prospectus Supplement) of all the Debt Securities of such series to be due and payable, provided that Debt Securities shall become immediately due and payable without prior notice upon a bankruptcy or insolvency of the Company. (Section 5.2)

     Events of Default with respect to Debt Securities of any series issued thereunder are defined in the Indentures as being: default for thirty days in payment of any interest on any Debt Security of that series or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default in payment of principal of or premium, if any, on any Debt Securities of that series when due at maturity, upon acceleration, redemption or otherwise; default for forty-five days after notice to the Company by the Trustee for such series, or after notice by the holders of 25% in aggregate principal amount of the Debt Securities to which such covenant or agreement is applicable (treated as a class), in the performance of any other covenant or agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

     Events of Default, voting, notice and other provisions with respect to a specified series of Debt Securities may be added to the Indenture under which the series is issued and, if so added, will be described in the applicable Prospectus Supplement. (Section 3.1)

     The Indentures provide that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default with respect to Debt Securities of that series, give to the holder of the Debt Securities of that series notice of all uncured Defaults known to it; provided that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith first determines that withholding such notice is in the interest of the holders of the Debt Securities of that series. (Section 6.6) "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default. (Section 1.l)

     The Indentures provide that the holders of a majority in aggregate principal amount of the Debt Securities of all series affected (voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8)

     The Indentures include a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indentures.
(Section 9.6)

     The holders of a majority in aggregate principal amount of all series of Debt Securities affected (voting as a class) by notice to the Trustee for each such series may waive, on behalf of the holders of all Debt Securities of all such series, any past Default or Event of Default with respect to all such series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any of such series of Debt Securities. (Section 5.2) In addition, the holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, and interest, if any, on any such Debt Securities and certain other Defaults. (Section 5.7)

Modification of the Indentures

     The Indentures contain provisions permitting the Company and the Trustees to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form or in global form; (v) to add to, change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees;
(ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; or (x) to cure any ambiguity or correct any mistake and to correct or supplement any inconsistent provisions or to make any other provisions as the Company may deem necessary or desirable with respect to matters or questions arising under the Indentures, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series issued under the Indentures. (Section 8.1)

     The Indentures also contain provisions permitting the Company and the Trustees, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest, if any, on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest, if any, on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security; (v) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indentures; (ix) if applicable, modify the subordination provisions in a manner adverse to the Holders of Subordinated Debt Securities or make any change that adversely affects the right to convert any Debt Security or (except as provided in the Indentures) decrease the conversion rate or increase the conversion price of any Debt Security; (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2)

Defeasance and Covenant Defeasance

     If indicated in the Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as described below) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, the Company will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Debt Securities to receive, solely from the trust funds deposited to defease such Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Debt Securities or any coupons appertaining thereto when such payments are due and
(ii) certain other obligations as provided in the Indentures). Upon the occurrence of a covenant defeasance, the Company will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Debt Securities, will continue to be obligated in all other respects under such Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Debt Securities.

     Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both
defeasance and covenant defeasance are as follows:   (i) such
defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of the Company; (ii) certain bankruptcy-related Defaults or Events of Default with respect to the Company must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Debt Securities and ending on the 91st day after such date; (iii) the Company must deliver to the applicable Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures);
(iv) the Company must deliver to the applicable Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and with respect to certain registration requirements under the Investment Company Act of 1940, as amended and (v) any additional conditions to such defeasance or covenant defeasance which may be imposed on the Company pursuant to the applicable Indenture. (Article 4) The Indentures require that a nationally recognized firm of independent public accountants deliver to the applicable Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Debt Securities. The Indentures do not provide the holders of such Debt Securities with recourse against such firm. If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government, an agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. (Sections 1.1 and 3.1) In the event that Government Obligations deposited with the applicable Trustee for the defeasance of such Debt Securities decrease in value or default subsequent to their being deposited, the Company will have no further obligation, and the holders of such Debt Securities will have no additional recourse against the Company, as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, the Company will remain contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Debt Securities.

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt

Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.


       INFORMATION TO BE PROVIDED BY PROSPECTUS SUPPLEMENT

     The Prospectus Supplement which accompanies this Prospectus provides (i) more detailed information on use of proceeds (including the interest rate and maturity date of debt to be repaid, if any, with the proceeds of Debt Securities offered by such Prospectus Supplement), and (ii) the anticipated market for the Debt Securities being offered by such Prospectus Supplement.

                      PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors or other persons directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement. In addition, certain executive officers of the Company may engage in solicitations of sales of the Offered Securities.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Offered Securities.

     The following information is included in this Prospectus because Debt Securities may be offered and sold in the State of Florida. The Company pays a small fee (approximately $83,000 in 1995) to Cubana Airlines, a company located in Cuba, in connection with overflights of Cuba. This information is accurate as of the date of this Prospectus. Current information concerning the business dealings of the Company or its affiliates with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Florida Department of Banking and Finance, Division of Securities and Investor Protection, The Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                         LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities offered hereby has been passed upon for Continental by Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002-2778.

                             EXPERTS

     The consolidated financial statements (including schedules incorporated by reference) of Continental Airlines, Inc. at December 31, 1995 and 1994 and for each of the two years ended December 31, 1995 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in any accompanying
Prospectus Supplement in connection with the offer contained in this Prospectus and in the accompanying Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or any underwriters, agents or dealers. Neither this Prospectus nor any accompanying Prospectus
Supplement constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying
Prospectus Supplement nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein or therein is correct at any time subsequent to the date hereof or thereof.

             _______________________


                 TABLE OF CONTENTS


Available Information
Incorporation of Certain Documents
    by Reference
The Company
Ratios of Earnings to Fixed Charges
Use of Proceeds
Description of Debt Securities
Description of Capital Stock
Information to be Provided by Prospectus
    Supplement
Plan of Distribution
Legal Opinions
Experts


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                    Continental
                  Airlines, Inc.




                  Debt Securities





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                    PROSPECTUS
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                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the . . . GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

     The Company maintains directors' and officers' liability insurance.

Item 21.  Exhibits.


Exhibit
Number       Exhibit Description
- -------      -------------------
4.1*    Form of New 6.94% Continental Airlines Pass Through Certificate Series
        1996-A

4.2*    Form of New 7.82% Continental Airlines Pass Through Certificate Series
        1996-B

4.3*    Form of New 9.50% Continental Airlines Pass Through Certificate Series
        1996-C

4.4* Form of New 12.48% Continental Airlines Pass Through Certificate Series 1996-D

4.5* Pass Through Trust Agreement, dated as of January 31, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-A Pass Through Trust

4.6* Pass Through Trust Agreement, dated as of January 31, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-B Pass Through Trust

4.7* Pass Through Trust Agreement, dated as of January 31, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-C Pass Through Trust

4.8* Pass Through Trust Agreement, dated as of January 31, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-D Pass Through Trust

4.9** Participation Purchase Agreement, dated as of January 31, 1996, between Credit Suisse, acting through its New York Branch, and Continental Airlines, Inc.

4.10* Revolving Credit Agreement, dated January 31, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-A Pass Through Trust, as Borrower and Credit Suisse, acting through its New York Branch as Liquidity Provider

4.11* Revolving Credit Agreement, dated January 31, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-B Pass Through Trust, as Borrower and Credit Suisse, acting through its New York Branch as Liquidity Provider

4.12* Revolving Credit Agreement, dated January 31, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-C Pass Through Trust, as Borrower and Credit Suisse, acting through its New York Branch as Liquidity Provider

4.13* Intercreditor Agreement dated as of January 31, 1996, among Wilmington Trust Company, not in its sole individual capacity but solely as Trustee under the Continental Airlines Pass Through Trust 1996-A, Continental Airlines Pass Through Trust 1996-B, Continental Airlines Pass Through Trust 1996-C and Continental Pass Through Trust 1996-D, Credit Suisse, acting through its New York Branch as Class A Liquidity Provider, Class B Liquidity Provider, Class C

        Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee

4.14* Registration Rights Agreement, dated as of January 31, 1996, among Continental Airlines, Inc., Wilmington Trust Company, as Trustee under Continental Airlines Pass Through Trust 1996-A, Continental Airlines Pass Through Trust 1996-B, Continental Airlines Pass Through Trust 1996-C, Continental Airlines Pass Through Trust 1996-D, and the Initial Purchasers

4.15* Refunding Agreement, dated as of January 31, 1996, among Continental Airlines, Inc., as Lessee, First Security Bank of Utah, National Association, as Owner Trustee, Wilmington Trust Company, as Pass Through Trustee under each of the Continental Airlines 1996 Pass Through Trust Agreements, The Boeing Company, as Initial Loan Participant, General Electric Company, as Owner Participant and Loan Participant, Wilmington Trust Company, as Subordination Agent, and Wilmington Trust Company, as Loan Trustee

4.16** Form of Participation Agreement dated as of September 15, 1994 among Continental Airlines, Inc., General Electric Company, as Owner Participant, Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company as Loan Trustee

4.17** Form of Waiver dated as of December 22, 1995 among Continental Airlines, Inc., General Electric Company, as Owner Participant, Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company as Loan Trustee

4.18** Form of Participation Agreement Amendment No. 2, dated as of January 31, 1996, among Continental Airlines, Inc., General Electric Company, as Owner Participant, Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent and Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company as Loan Trustee

4.19** Form of Lease Agreement dated as of April 1, 1995 between First Security Bank of Utah, National Association, as Owner Trustee and Continental Airlines, Inc.

4.20** Form of Lease Agreement Amendment No. 2, dated as of January 31, 1996, between First Security Bank of Utah, National Association, as Owner Trustee, and Continental Airlines, Inc.

4.21** Form of Amended and Restated Trust Indenture and Mortgage Amendment No. 1, dated as of January 31, 1996, between First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.22* Form of Series A Equipment Note, dated January 31, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent

4.23* Form of Series B Equipment Note, dated January 31, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent

4.24* Form of Series C Equipment Note, dated January 31, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent

4.25* Form of Series D Equipment Note, dated January 31, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent

4.26** Form of Trust Agreement, dated as of July 15, 1994, between Gaucho-2 Inc. and First Security Bank of Utah, National Association

4.27*** Form of Pass through Trust Agreement between Continental Airlines, Inc.
        and Shawmut Bank Connecticut, National Association, as Trustee, relating to certain Pass through Certificates

4.28*** Form of Pass Through Certificate (included in Exhibit 4.1)

4.29*** Form of Pass Through Trust Agreement between Continental Airlines, Inc.
        and First Security Bank of Utah, National Association, as Trustee, relating to certain Pass Through Certificates

4.30*** Form of Pass through Certificate (included in Exhibit 4.3)

4.31*** Form of Indenture between Continental Airlines, Inc. and Bank One,
        Texas, National Association, as Trustee, relating to Senior Debt Securities

4.32*** Form of Indenture between Continental Airlines, Inc. and Bank One,
        Texas, National Association, as Trustee, relating to Subordinated Debt Securities

5.1** Opinion of Cleary, Gottlieb, Steen & Hamilton relating to validity of New Certificates

 5.2**   Opinion of Richards, Layton & Finger
 5.3*** Opinion of Hughes Hubbard & Reed, counsel for Continental Airlines, Inc., relating to Pass Through Certificates
 5.4*** Opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for Continental Airlines, Inc., relating to Debt Securities
 5.5*** Opinion of Shipman & Goodwin, counsel for Shawmut Bank Connecticut, National Association, relating to certain Pass Through Certificates
 5.6*** Opinion of Ray, Quinney & Nebeker, counsel for First Security Bank of Utah, National Association, relating to certain Pass Through Certificates
 8.1*** Tax Opinion of Hughes Hubbard & Reed, counsel for Continental Airlines, Inc., relating to Pass Through Certificates (included in Exhibit 5.1)
 8.2*** Tax Opinion of Shipman & Goodwin, counsel for Shawmut Bank Connecticut, National Association, relating to certain Pass through Certificates (included in Exhibit 5.3)
 8.3*** Tax Opinion of Ray, Quinney & Nebeker, counsel for First Security Bank of Utah, National Association, relating to certain Pass Through Certificates (included in Exhibit 5.4)
12.1 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company's Registration Statement (File No. 333-03591))
23.1*    Consent of Ernst & Young LLP
23.2** Consent of Cleary, Gottlieb, Steen, and Hamilton (included in its opinion filed as exhibit 5.1)
23.3**   Consent of Cleary, Gottlieb, Steen & Hamilton
23.4**   Consent of Richards, Layton & Finger
23.5*    Consent of Aircraft Information Services, Inc.
23.6*    Consent of BK Associates, Inc.
23.7**   Consent of Morten Beyer and Associates, Inc.
23.8*** Consent of Hughes Hubbard & Reed, counsel for Continental Airlines, Inc. (included in Exhibit 5.1)
23.9*** Consent of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for Continental Airlines, Inc. (included in Exhibit 5.2)
23.10*** Consent of Shipman & Goodwin, counsel for Shawmut Bank Connecticut,
         National Association (included in Exhibit 5.3)
23.11*** Consent of Ray, Quinney & Nebeker, counsel for First Security Bank of
         Utah, National Association (included in Exhibit 5.4)
24.1*    Powers of Attorney
25.1* Statement of Eligibility of Wilmington Trust Company for the 1996-A Pass Through Certificates, on Form T-1
25.2* Statement of Eligibility of Wilmington Trust Company for the 1996-B Pass Through Certificates, on Form T-1
25.3* Statement of Eligibility of Wilmington Trust Company for the 1996-C Pass Through Certificates, on Form T-1
25.4* Statement of Eligibility of Wilmington Trust Company for the 1996-D Pass Through Certificates, on Form T-1
25.5*** Statement of Eligibility of Shawmut Bank Connecticut, National Association, on Form T-1
25.6*** Statement of Eligibility of First Security Bank of Utah, National Association, on Form T-1
25.7*** Statement of Eligibility of Bank One, Texas, National Association, on Form T-1
99.1*    Form of Letter of Transmittal
99.2*    Form of Notice of Guaranteed Delivery
99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4*    Form of Letter to Clients
- -----------------
*    Filed herewith
**   To be filed by amendment
***  Previously filed in connection with Registration Statement (File No.
     33-79688)
Item 22.  Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 30, 1996.

                                         CONTINENTAL AIRLINES, INC.


                                         By:  /s/ Jeffrey A. Smisek
                                            --------------------------
                                            Jeffery A. Smisek
                                            Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, on May 30, 1996.

          Signature                             Title
          ---------                             ------
              *
- -----------------------------     President, Chief Executive Officer (Principal
      Gordon M. Bethune           Executive Officer) and Director


              *
- -----------------------------     Senior Vice President and Chief Financial
     Lawrence W. Kellner          Officer (Principal Financial Officer)


              *
- -----------------------------     Staff Vice President and Controller
       Michael P. Bonds           (Principal Accounting Officer)


              *
- -----------------------------     Director
    Thomas J. Barrack, Jr.

              *
- -----------------------------     Director
        David Bonderman

              *
- -----------------------------     Director
     Gregory D. Brenneman

              *
- -----------------------------     Director
        Joel H. Cowan

              *
- -----------------------------     Director
        Patrick Foley

              *
- -----------------------------     Director
    Rowland C. Frazee, C.C.

              *
- -----------------------------     Director
      Hollis L. Harris

              *
- -----------------------------     Director
       Dean C. Kehler

              *
- -----------------------------     Director
     Robert L. Lumpkins

              *
- -----------------------------     Director
   Douglas H. McCorkindale

              *
- -----------------------------     Director
   David E. Mitchell, O.C.

              *
- -----------------------------     Director
      Richard W. Pogue

              *
- -----------------------------     Director
    William S. Price III

              *
- -----------------------------     Director
       Donald L. Sturm

              *
- -----------------------------     Director
    Claude I. Taylor, O.C.

              *
- -----------------------------     Director
    Karen Hastie Williams

              *
- -----------------------------     Director
     Charles A. Yamarone

By:  /s/ Scott R. Peterson
   --------------------------
Scott R. Peterson, Attorney-in-fact